PROSPECTUS SUPPLEMENT
(to prospectus dated April 3, 2006)

                           $577,470,000 (Approximate)
                    STRUCTURED ASSET SECURITIES CORPORATION
               Mortgage Pass-Through Certificates, Series 2006-S2

                           [AURORA LOAN SERVICES LOGO]

                            Aurora Loan Services LLC
                                Master Servicer

Lehman Brothers Holdings Inc.           Structured Asset Securities Corporation
     Sponsor and Seller                                Depositor

      Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2
                                 Issuing Entity

                            ------------------------

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      Consider carefully the risk factors beginning on page S-14 of this prospectus supplement and on page 6 in the prospectus.

      For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-81 in this prospectus supplement and the index of principal terms on page 166 in the prospectus.

      The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

      This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

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The trust will issue certificates including the following classes offered hereby:

      Three classes of senior certificates

      Eight classes of subordinate certificates

    The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, in the table under 'The Offered Certificates' on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

     Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be June 26, 2006. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination and loss allocation. Amounts payable under an interest rate swap agreement provided by HSBC Bank USA, National Association will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

     The assets of the trust fund will primarily consist of a pool of conventional, second lien, fixed rate, fully amortizing and balloon, residential mortgage loans, which were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. Any liquidation, insurance or condemnation proceeds received in respect of these second lien mortgage loans will be available to pay the outstanding balance of these mortgage loans only to the extent that the claims of the holders of the related first lien mortgages have been satisfied in full, including any related foreclosure costs.


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as the underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 99.99% of their initial total class principal amount before deducting expenses.

        On or about May 26, 2006, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

                                  Underwriter:
                                LEHMAN BROTHERS

            The date of this prospectus supplement is May 24, 2006.

             IMPORTANT NOTICES ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

    We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

    The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                              -------------------

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                              -------------------

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                          FOR EUROPEAN INVESTORS ONLY

    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a 'Relevant Member State'), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the 'Relevant Implementation Date') it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

    (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 'E' 43,000,000 and (3) an annual net turnover of more than 'E' 50,000,000, as shown in its last annual or consolidated accounts; or

    (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an 'offer of certificates to the public' in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression 'Prospectus Directive' means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                         PAGE
                                         ----
The Offered Certificates...........       S-1
Summary of Terms...................       S-3
Risk Factors.......................      S-14
Glossary...........................      S-23
Description of the Certificates....      S-23
  General..........................      S-23
  Book-Entry Registration..........      S-24
  Distributions of Interest........      S-24
  Determination of LIBOR...........      S-26
  Distributions of Principal.......      S-27
  Credit Enhancement...............      S-29
  Supplemental Interest Trust......      S-33
  Optional Purchase of the Mortgage
    Loans..........................      S-35
Fees and Expenses of the Trust
  Fund.............................      S-36
Description of the Mortgage Pool...      S-36
  General..........................      S-36
  The Mortgage Loans...............      S-37
Static Pool Information............      S-38
Material Legal Proceedings.........      S-38
Affiliations and Relationships.....      S-38
Additional Information.............      S-39
The Sponsor........................      S-39
The Depositor......................      S-39
Origination of the Mortgage Loans
  and Underwriting Guidelines......      S-39
  LBB Underwriting Guidelines......      S-39
The Master Servicer................      S-42
The Servicer.......................      S-42
  General..........................      S-42
  Aurora Loan Services LLC.........      S-43
  Ocwen Loan Servicing, LLC........      S-49
Administration of the Trust Fund...      S-54
  Servicing and Administrative
    Responsibilities...............      S-54
  Trust Accounts...................      S-56
  Example of Distributions.........      S-57
Mortgage Loan Servicing............      S-58
  General..........................      S-58
  Servicing Accounts and Collection
    Account........................      S-59
  Servicing Compensation and
    Payment of Expenses............      S-59
  Waiver or Modification of
    Mortgage Loan Terms............      S-60
  Prepayment Interest Shortfalls...      S-60
  Advances.........................      S-60
  Insurance Coverage...............      S-60
  Evidence as to Compliance........      S-60
  Master Servicer Default; Servicer
    Default........................      S-61
  Amendment of the Servicing
    Agreement......................      S-61
  Custody of the Mortgage Files....      S-62
  The Credit Risk Manager..........      S-62
  Charged-off Loans and Released
    Mortgage Loans.................      S-62
  Pledge of Servicing Rights.......      S-62
The Trust Agreement................      S-63
  General..........................      S-63
  The Issuing Entity...............      S-63
  The Trustee......................      S-64
  Assignment of Mortgage Loans.....      S-64
  Representations and Warranties...      S-65
  Certain Matters Under the Trust
    Agreement......................      S-66
  Reports to Certificateholders....      S-69
  Voting Rights....................      S-70
Yield, Prepayment and Weighted
  Average Life.....................      S-71
  General..........................      S-71
  Overcollateralization............      S-73
  Subordination of the Offered
    Subordinate Certificates.......      S-73
  Weighted Average Life............      S-73
Material Federal Income Tax
  Considerations...................      S-75
  General..........................      S-75
  Tax Treatment of the Offered
    Certificates...................      S-75
Legal Investment Considerations....      S-77
ERISA Considerations...............      S-78
Use of Proceeds....................      S-79
Underwriting.......................      S-79
Legal Matters......................      S-79
Ratings............................      S-79
Glossary of Defined Terms..........      S-81
Annex A: Certain Characteristics of
  the Mortgage Loans...............     S-A-1
Annex B-1: Assumed Mortgage Loan
  Characteristics..................   S-B-1-1
Annex B-2: Principal Amount
  Decrement Tables.................   S-B-2-1
Annex C: Swap Agreement Scheduled
  Notional Amounts and Rates of
  Payment..........................     S-C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            THE OFFERED CERTIFICATES

      The certificates consist of the classes of certificates listed in the tables below, together with the Class M2, Class B1, Class B2, Class B3, Class B4, Class P, Class X, Class LT-R and Class R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

                                                            INTEREST               INTEREST
                              CLASS                    RATE FORMULA OR        RATE FORMULA OR
                            PRINCIPAL      INITIAL    INTEREST RATE (UNTIL   INTEREST RATE (AFTER
                           OR NOTIONAL     INTEREST     INITIAL OPTIONAL       INITIAL OPTIONAL
    CLASS                   AMOUNT(1)      RATE(3)    TERMINATION DATE)(4)   TERMINATION DATE)(6)       PRINCIPAL TYPE
    -----                   ---------      -------    --------------------   --------------------       --------------
    A1...................  $295,297,000    5.15125%   LIBOR plus 0.070%(5)   LIBOR plus 0.140%(5)   Senior, Sequential Pay
    A2...................  $ 98,432,000    5.50000%        5.500%(5)              6.000%(5)         Senior, Sequential Pay
    A-IO.................  $196,865,000(2) 9.00000%        9.000%(5)              9.000%(5)         Senior, Interest-Only
    M1...................  $106,635,000    5.36125%   LIBOR plus 0.280%(5)   LIBOR plus 0.420%(5)        Subordinated
    M3...................  $ 13,781,000    5.41125%   LIBOR plus 0.330%(5)   LIBOR plus 0.495%(5)        Subordinated
    M4...................  $ 17,390,000    5.43125%   LIBOR plus 0.350%(5)   LIBOR plus 0.525%(5)        Subordinated
    M5...................  $ 14,765,000    5.45125%   LIBOR plus 0.370%(5)   LIBOR plus 0.555%(5)        Subordinated
    M6...................  $  9,187,000    5.54125%   LIBOR plus 0.460%(5)   LIBOR plus 0.690%(5)        Subordinated
    M7...................  $  8,859,000    5.98125%   LIBOR plus 0.900%(5)   LIBOR plus 1.350%(5)        Subordinated
    M8...................  $  6,562,000    6.08125%   LIBOR plus 1.000%(5)   LIBOR plus 1.500%(5)        Subordinated
    M9...................  $  6,562,000    6.95125%   LIBOR plus 1.870%(5)   LIBOR plus 2.805%(5)        Subordinated


                                              INITIAL CERTIFICATE RATINGS
                                           ----------------------------------
    CLASS                  INTEREST TYPE   S&P    MOODY'S   FITCH     DBRS
    -----                  -------------   ---    -------   -----     ----
    A1...................  Variable Rate   AAA      Aaa      AAA       AAA
    A2...................   Fixed Rate     AAA      Aaa      AAA       AAA
    A-IO.................   Fixed Rate     AAA      Aaa      AAA       AAA
    M1...................  Variable Rate   AA+      Aa1      AA+    AA(high)
    M3...................  Variable Rate   AA-      Aa3      AA-     AA(low)
    M4...................  Variable Rate    A+      A1       A+      A(high)
    M5...................  Variable Rate    A       A2        A         A
    M6...................  Variable Rate    A-      A3       A-      A(low)
    M7...................  Variable Rate   BBB+    Baa1     BBB+    BBB(high)
    M8...................  Variable Rate   BBB     Baa2      BBB       BBB
    M9...................  Variable Rate   BBB-    Baa3     BBB-    BBB(low)

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    (1)   These balances are approximate, as described in this
          prospectus supplement.

    (2) Initial notional balance. The Class A-IO Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional balances. Interest will not be payable on the Class
          A-IO Certificates after the distribution date in August 2007.

    (3)   Reflects the interest rate as of the closing date.

    (4) Reflects the interest rate formula or interest rate up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans as described in this prospectus supplement under 'Description of the Certificates -- Optional Purchase of the Mortgage Loans.'

    (5) Subject to the net funds cap or the Class A-IO net funds cap, as applicable, as described in this prospectus supplement under 'Summary of Terms -- The Certificates --
          Payments on the Certificates -- Interest Payments.'

    (6) Reflects the interest rate formula or interest rate after the option to purchase the mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under 'Description of the Certificates -- Optional Purchase of the
          Mortgage Loans.'

    The offered certificates will also have the following characteristics:

                                                                     FINAL SCHEDULED
                           RECORD   DELAY/ACCRUAL  INTEREST ACCRUAL   DISTRIBUTION       EXPECTED FINAL          MINIMUM
    CLASS                  DATE(1)    PERIOD(2)       CONVENTION         DATE(3)      DISTRIBUTION DATE(4)   DENOMINATIONS(5)
    -----                  -------    ---------       ----------         -------      --------------------   ----------------
    A1...................    DD         0 day         Actual/360        6/25/2036          12/25/2007            $ 25,000
    A2...................    DD         0 day           30/360          6/25/2036          9/25/2008             $ 25,000
    A-IO.................    CM        24 day           30/360          8/25/2007          8/25/2007             $100,000(6)
    M1...................    DD         0 day         Actual/360        6/25/2036          3/25/2012             $100,000
    M3...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000
    M4...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000
    M5...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000
    M6...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000
    M7...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000
    M8...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000
    M9...................    DD         0 day         Actual/360        6/25/2036          6/25/2013             $100,000


                            INCREMENTAL     CUSIP
    CLASS                  DENOMINATIONS    NUMBER
    -----                  -------------    ------
    A1...................       $1        86359F AA   0
    A2...................       $1        86359F AB   8
    A-IO.................       $1        86359F AC   6
    M1...................       $1        86359F AD   4
    M3...................       $1        86359F AF   9
    M4...................       $1        86359F AG   7
    M5...................       $1        86359F AH   5
    M6...................       $1        86359F AJ   1
    M7...................       $1        86359F AK   8
    M8...................       $1        86359F AL   6
    M9...................       $1        86359F AM   4

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    (1)  DD = For any distribution date, the close of business on the business day immediately before that distribution date.
         CM = For any distribution date, the close of business on the last business day of the month immediately preceding the month in which such distribution date occurs.

    (2) 0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or May 25, 2006, in the case of the first interest accrual period) and ending on the calendar day immediately before the related distribution date. 24 day = For any distribution date, the interest accrual period will be the calendar month immediately preceding the month in which the related distribution date occurs.

    (3) The final scheduled distribution date for the offered certificates (other than the Class A-IO Certificates) is based upon the second distribution date after the date of the last scheduled payment of the latest maturing mortgage loan. The final scheduled distribution date for the Class
         A-IO Certificates occurs on the distribution date in August 2007.

    (4) The expected final distribution date, based upon (1) 100% of the prepayment assumption and the modeling assumptions used in this prospectus supplement, as described under 'Yield, Prepayment and Weighted Average Life -- Weighted Average
         Life' and (2) the assumption that the option to purchase the mortgage loans is exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under 'Description of the Certificates -- Optional Purchase of the Mortgage Loans.'
         The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

    (5)  With respect to initial European investors only, Lehman
         Brothers Inc. will only sell offered certificates in minimum total investment amounts of $100,000.

    (6)  Notional amount.

                                SUMMARY OF TERMS

          THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

          WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

          SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED IN THIS PROSPECTUS SUPPLEMENT.

          WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF MAY 1, 2006, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER 'GLOSSARY OF DEFINED TERMS' HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY OTHERWISE.

PARTIES

SPONSOR AND SELLER

    Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

    Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the trustee. The depositor's address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

ISSUING ENTITY

    Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, a common law trust formed under the laws of the state of New York.

TRUSTEE

    Citibank, N.A.

MASTER SERVICER

    Aurora Loan Services LLC, an affiliate of the seller, the depositor and Lehman Brothers Inc. will oversee the servicing of the mortgage loans by the servicer.

SERVICER

    On the closing date, Aurora Loan Services LLC will service all of the mortgage loans. It is anticipated that all of the mortgage loans will be transferred to Ocwen Loan Servicing, LLC for servicing on or about July 1, 2006.

CREDIT RISK MANAGER

    Clayton Fixed Income Services Inc. will monitor and advise the servicer with respect to default management of the mortgage loans and prepayment premium collections. The credit risk manager will also prepare certain loan-level reports for the trust fund which will also be available for review by certificateholders.

ORIGINATORS

    Lehman Brothers Bank, FSB and various other banks, savings and loans and other mortgage lending institutions originated the mortgage loans to be included in the trust fund.

SWAP COUNTERPARTY

    HSBC Bank USA, National Association.

THE CERTIFICATES

    The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under 'The Offered Certificates' in the table on page S-1.

    The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-2.

    The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, second lien, fixed rate, fully amortizing and balloon, residential mortgage loans, having a total principal balance as of the cut-off date, which is May 1, 2006, of approximately $656,215,417. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

    The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under '--Enhancement of Likelihood of Payment on the Certificates -- Subordination of Payments' below. We refer to these certificates as 'subordinate' certificates. We refer to the Class A1, A2 and A-IO Certificates as 'senior' certificates.

    So long as they remain outstanding, the Class M2 Certificates, in addition to required distributions of principal and interest, will generally be entitled to any monthly excess cashflow remaining after required distributions are made to the offered certificates and the Class M2, B1, B2, B3 and B4 Certificates, as described herein. After the Class M2 Certificates have been retired, the Class X Certificates will generally be entitled to any monthly excess cashflow remaining after required distributions are made to the offered certificates and the Class B1, B2, B3 and B4 Certificates, as described herein.

    The Class P Certificates will be entitled solely to the cash flow arising from any prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans with respect to which the seller owns the servicing rights. Accordingly, these amounts will not be available for payments to holders of other classes of certificates.

    The Class M2, B1, B2, B3, B4, X, P, LT-R and R Certificates are not offered by this prospectus supplement.

    The offered certificates (other than the Class A-IO Certificates) will have an approximate total initial principal amount of $577,470,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

    Principal and interest on the certificates will be paid on the 25th day of each month, beginning in June 2006. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

Amounts Available for Interest Payments

    Interest will accrue on each class of offered certificates at an annual rate equal to the lesser of (1) the applicable annual rate as described in the table on page S-1 and (2) the net funds cap or the Class A-IO net funds cap, as applicable.

    Interest will accrue on the Class A-IO Certificates based upon their class notional amount, as described under 'Description of the Certificates -- Distributions of Interest -- Calculation of Interest' in this prospectus supplement. No interest will accrue on the Class A-IO Certificates after the accrual period relating to the distribution date in August 2007.

    If the option to purchase the mortgage loans is not exercised by the master servicer on the initial optional termination date as described under '--The Mortgage Loans -- Optional Purchase of the Mortgage Loans' below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for each class of offered certificates (other than the Class A-IO Certificates) to the applicable annual rate as described in the table on page S-1, subject in each case to the net funds cap.

    See '--The Mortgage Loans -- Optional Purchase of the Mortgage Loans' below.

    The net funds cap is a limitation generally based on the weighted average of the mortgage rates during the applicable collection period, net of the interest, if any, accrued on the Class A-IO Certificates for the related accrual period, certain fees and expenses of the trust fund and any net swap payments or swap termination payments owed to the swap counterparty.

    The Class A-IO net funds cap is a limitation generally based on the weighted average of the mortgage rates of the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund and any net swap payments or swap termination payments owed to the swap counterparty.

    For a complete description of the net funds cap, the Class A-IO net funds cap and the priority of payment of interest, see 'Description of the Certificates -- Distributions of Interest' and 'Glossary of Defined Terms' in this prospectus supplement.

Priority of Interest Payments

    The key payment concept for payments of interest is the 'interest remittance amount,' which is, generally, for any distribution date, the amount of interest collected or advanced by the servicer on the mortgage loans during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) allocated to interest, but minus the servicing fee and certain costs reimbursable to the trustee, the servicer, the master servicer, the credit risk manager or the custodians.

    See 'Glossary of Defined Terms' in this prospectus supplement for a description of the Interest Remittance Amount.

    On each distribution date (or in the case of payments to the swap counterparty, the business day prior to the distribution date), the interest remittance amount will be paid in the following order of priority:

    first, to the interest rate swap account, any net swap payment or swap termination payment owed to the swap counterparty;

    second, to the Class A1, A2 and A-IO Certificates, concurrently, pro rata, current interest due and any interest unpaid for each such class from the previous distribution date;

    third, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, in that order, current interest due and any interest unpaid for each class from the previous distribution date;

    fourth, to the credit risk manager, the credit risk manager's fee;

    fifth, to the trustee, certain unreimbursed extraordinary costs; and

    sixth, any remaining amount of aggregate interest remittance amount will be applied as part of monthly excess cashflow for that distribution date, as described under '--Enhancement of Likelihood of Payment on the Certificates -- Application of Excess Cashflow' below.

    See 'Description of the Certificates -- Distributions of Interest -- Interest Distribution Priorities' in this prospectus supplement for a complete description of the priority of payment of interest.

PRINCIPAL PAYMENTS

Amounts Available for Principal Payments

    The amount of principal payable to the offered certificates (other than the Class A-IO Certificates) will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different certificate classes, (2) funds received on the mortgage loans that are available to make principal payments on the certificates and (3) the application of excess interest to pay principal on the certificates. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or
(2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

    The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

           whether a distribution date occurs before or on or after the 'stepdown date,' which is the distribution date following the distribution date on which the total principal amount of the Class A1 and
                                      S-5

          Class A2 Certificates has been reduced to zero;

          whether a 'cumulative loss trigger event' occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement; and

          whether a 'delinquency event' occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

    The Class A-IO Certificates are interest-only certificates and will not be entitled to payments of principal.

    See 'Description of the Certificates -- Distributions of
Principal -- Principal Distribution Priorities' in this prospectus supplement for the priority of payment of principal and 'Glossary of Defined Terms' in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Priority of Principal Payments

    The key payment concept for payments of principal is the 'principal distribution amount,' which is, generally, for any distribution date, the amount of principal collected or advanced by the servicer on the mortgage loans during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee, the servicer, the master servicer or the custodians.

    See 'Glossary of Defined Terms' in this prospectus supplement for a description of the Principal Distribution Amount.

    A. On each distribution date (or in the case of payments to the swap counterparty, the business day prior to the distribution date) which occurs (a) before the stepdown date or (b) when a trigger event is in effect, the principal distribution amount will be paid in the following order of priority:

    first, to the interest rate swap account, any net swap payment or swap termination payment owed to the swap counterparty (to the extent those amounts were not paid previously or were not paid from the interest remittance amount);

    second, to each class of Class A1 and Class A2 Certificates, in that order, until the principal amount of such class has been paid to zero;

    third, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, in that order, until each such class has been paid to zero; and

    fourth, any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date as described under '--Enhancement of Likelihood of Payment on the Certificates -- Application of Excess Cashflow' below.

    B. On each distribution date (or in the case of payments to the swap counterparty, the business day prior to the distribution date) which occurs (a) on or after the stepdown date and (b) when a trigger event is not in effect, the principal distribution amount will be paid in the following order of priority:

    first, to the interest rate swap account, any net swap payment or swap termination payment owed to the swap counterparty (to the extent those amounts were not paid previously or were not paid from the interest remittance amount);

    second, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, in that order, until each such class has been paid to maintain certain credit enhancement targets; and

    third, any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date as described under '--Enhancement of Likelihood of Payment on the Certificates -- Application of Excess Cashflow' below.

    See 'Description of the Certificates -- Distributions of
Principal -- Principal Distribution Priorities' and 'Glossary of Defined Terms' in this prospectus supplement for a complete description of the priority of the payment of principal and for a description of the terms relating to the payment of principal, respectively.

The Interest Rate Swap Agreement

    The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with HSBC Bank USA, National

Association, as swap counterparty. Under the interest rate swap agreement, one business day prior to each distribution date, beginning in July 2006 and ending in May 2011, the supplemental interest trust will be obligated to make fixed payments of 5.85% annually, as described in this prospectus supplement, and the swap counterparty will be obligated to make floating payments at one-month LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to an actual/360 basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

    Amounts on deposit in the interest rate swap account will generally be paid on each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) in the following order of priority:

    first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment owed to the swap counterparty which was not due to a breach by the swap counterparty;

    second, to the senior certificates, concurrently, pro rata, and then to the Class M1, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially, in that order, any interest which remains unpaid under the interest payment priorities;

    third, to the Class A1, A2, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, in that order, certain amounts of principal necessary to maintain the required level of overcollateralization and certain credit enhancement targets;

    fourth, to each class of Class M1, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially, in that order, any 'deferred amounts,' which generally are amounts in respect of any realized losses previously allocated to those certificates;

    fifth, to the senior certificates, concurrently, pro rata, and then to the Class M1, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially, in that order, any basis risk shortfalls on those classes;

    sixth, for the purchase of any replacement interest rate swap agreement (if necessary);

    seventh, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty; and

    eighth, to various classes of certificates not offered by this prospectus supplement.

    See 'Description of the Certificates -- Supplemental Interest
Trust -- Interest Rate Swap Agreement' and '--Application of Deposits and Payments Received by the Supplemental Interest Trust' in this prospectus supplement.

LIMITED RECOURSE

    The only sources of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and the supplemental interest trust. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

    In order to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal, the payment structure of this securitization includes excess interest and the application of excess cashflow, overcollateralization, subordination and loss allocation features and an interest rate swap agreement.

    The Class B4 Certificates are more likely to experience losses than the Class B3, B2, B1, M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class B3 Certificates are more likely to experience losses than the Class B2, B1, M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class B2 Certificates are more likely to experience losses than the Class B1, M9, M8, M7, M6, M5, M4,

M3, M2 and M1 Certificates and the senior certificates. The Class B1 Certificates are more likely to experience losses than the Class M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M9 Certificates are more likely to experience losses than the Class M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M8 Certificates are more likely to experience losses than the Class M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M7 Certificates are more likely to experience losses than the Class M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M6 Certificates are more likely to experience losses than the Class M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M5 Certificates are more likely to experience losses than the Class M4, M3, M2 and M1 Certificates and the senior certificates. The Class M4 Certificates are more likely to experience losses than the Class M3, M2 and M1 Certificates and the senior certificates. The Class M3 Certificates are more likely to experience losses than the Class M2 and M1 Certificates and the senior certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 Certificates and the senior certificates. The Class M1 Certificates are more likely to experience losses than the senior certificates.

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support,' 'Description of the Certificates -- Credit Enhancement' and '--Supplemental Interest Trust' in this prospectus supplement for a more detailed description of excess interest, overcollateralization, subordination, loss allocation and the interest rate swap agreement.

SUBORDINATION OF PAYMENTS

    Certificates with an 'A' in their class designation will have a payment priority as a group over all other certificates. The Class M1 Certificates will have a payment priority over the Class M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates; the Class M2 Certificates will have a payment priority over the Class M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates; the Class M3 Certificates will have a payment priority over the Class M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates; the Class M4 Certificates will have a payment priority over the Class M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates; the Class M5 Certificates will have a payment priority over the Class M6, M7, M8, M9, B1, B2, B3 and B4 Certificates; the Class M6 Certificates will have a payment priority over the Class M7, M8, M9, B1, B2, B3 and B4 Certificates; the Class M7 Certificates will have a payment priority over the Class M8, M9, B1, B2, B3 and B4 Certificates; the Class M8 Certificates will have a payment priority over the Class M9, B1, B2, B3 and B4 Certificates; the Class M9 Certificates will have a payment priority over the Class B1, B2, B3 and B4 Certificates; the Class B1 Certificates will have payment priority over the Class B2, B3 and B4 Certificates; the Class B2 Certificates will have payment priority over the Class B3 and B4 Certificates; and the Class B3 Certificates will have payment priority over the Class B4 Certificates. Each class of offered certificates and the Class B1, B2, B3 and B4 Certificates will have a payment priority over the right of the Class M2 Certificates to receive excess cashflow. Each class of offered certificates and the Class M2, B1, B2, B3 and B4 Certificates will have a payment priority over the Class X, Class LT-R and Class R Certificates.

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support' and 'Description of the Certificates -- Credit Enhancement -- Subordination' in this prospectus supplement.

ALLOCATION OF LOSSES

    As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization and excess cashflow will first be allocated in reduction of the principal amount of the Class B4 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B2 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M9 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M8 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M7 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M6 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M5 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M4 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero, and then finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. If a loss has been allocated to reduce the principal amount of a subordinate certificate, it is unlikely that investors will receive any payment in respect of that reduction. Amounts representing losses on the mortgage loans will not be applied to the Class A1 and A2 Certificates; however, if the applicable subordination is insufficient to absorb losses, then holders of Class A1 and A2 Certificates may incur losses and may never receive all of their principal payments.

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support' and 'Description of the Certificates -- Credit Enhancement -- Application of Realized Losses' in this prospectus supplement.

OVERCOLLATERALIZATION

    On the closing date, the total principal balance of the mortgage loans in the trust fund is expected to exceed the total principal amount of the offered certificates (other than the Class A-IO Certificates) and the Class M2, B1, B2, B3 and B4 Certificates by approximately $9,843,417, which represents approximately 1.50% of the total principal balance of the mortgage loans in the trust fund as of the cut-off date (this condition is referred to in this prospectus supplement as 'overcollateralization'). Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates so that the total principal balance of the mortgage loans in the trust fund exceeds the total principal amount of the certificates to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support' and 'Description of the Certificates -- Credit Enhancement -- Overcollateralization' in this prospectus supplement.

EXCESS INTEREST

    The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered certificates and the Class M2, B1, B2, B3 and B4 Certificates, certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty. This 'excess interest' received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization, as described below under '--Application of Excess Cashflow.'

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support' and 'Description of the Certificates -- Credit Enhancement -- Excess Interest' in this prospectus supplement.

APPLICATION OF EXCESS CASHFLOW

    The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization as specified by the rating agencies and
(b) certain amounts of the principal distribution amount not paid to the certificates will be applied as 'excess cashflow' in order to pay principal on the offered certificates and the Class M2, B1, B2, B3 and B4 Certificates, to absorb realized losses on the mortgage loans, to maintain the required level of overcollateralization, and to pay interest shortfalls and any reductions in the principal balances of certain certificates due to losses.

    Any excess cashflow will be paid on each distribution date in the following order of priority:

    first, the excess cashflow will be paid as principal to the offered certificates and the Class M2, B1, B2, B3 and B4 Certificates, to the extent needed to maintain certain credit enhancement targets and generally in accordance with the priorities summarized under '--Payments of the Certificates -- Principal Payments -- Priority of Principal Payments' above;

    second, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially, in that order, as 'deferred amounts,' which generally are amounts in respect of any realized losses previously allocated to those certificates;

    third, to the senior certificates, concurrently, pro rata, and then to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially, in that order, to pay any basis risk shortfalls on those classes; and

    fourth, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support' and 'Description of the Certificates -- Credit Enhancement -- Application of Monthly Excess Cashflow' in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

THE INTEREST RATE SWAP AGREEMENT

    Any net swap payment received under the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

    See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support -- The Interest Rate Swap Agreement,' 'Description of the Certificates -- Supplemental Interest Trust -- Interest Rate Swap Agreement' and '--Application of Deposits and Payments Received by the Supplemental Interest Trust' in this prospectus supplement.

FEES AND EXPENSES

    Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as 0.50% annually, on the principal balance of the mortgage loans serviced by that servicer (subject to reduction as described in this prospectus supplement).

    The master servicer will receive as compensation the investment income on funds held in the collection account. The trustee will receive as compensation the investment income on funds held in the certificate account. After payments of interest on the certificates have been made, the credit risk manager will be paid a monthly fee calculated as 0.009% annually on the total principal balance of the mortgage loans.

    Expenses of the servicer, the custodians and the master servicer will be reimbursed before payments are made on the certificates. Expenses of the trustee will be reimbursed up to a specified amount annually before payments are made on the certificates; any additional unpaid expenses will be paid to the trustee after payments of interest on the certificates and payment of the credit risk manager's fee.

    See 'Fees and Expenses of the Trust Fund' in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

    The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-2. The final scheduled distribution date for the offered certificates (other than the Class A-IO Certificates) is based upon the second distribution date after the date of the last scheduled payment of the latest maturing mortgage loan. The final scheduled distribution date for the Class A-IO Certificates occurs on the distribution date in August 2007. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

THE MORTGAGE LOANS

GENERAL

    On the closing date, which is expected to be on or about May 26, 2006, the assets of the trust fund will consist primarily of a pool of conventional, second lien, fixed rate, fully amortizing and balloon, residential mortgage loans, having a total principal balance as of the cut-off date of approximately $656,215,417. The mortgage loans will be secured by second mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

    The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

                             MORTGAGE POOL SUMMARY

                                                                          WEIGHTED     TOTAL
                                                        RANGE OR TOTAL    AVERAGE   PERCENTAGE*
                                                        --------------    -------   -----------
Number of Mortgage Loans............................        13,391           --         --
Number of Fully Amortizing Mortgage Loans...........        5,306            --       39.78%
Number of Balloon Loans.............................        8,085            --       60.22%
Total Scheduled Principal Balance...................     $656,215,417        --         --
Scheduled Principal Balances........................  $2,153 to $400,000  $49,004       --
Gross Mortgage Rates................................  6.875% to 15.000%   11.350%       --
Original Terms to Maturity (in months)..............      60 to 360         249         --
Remaining Terms to Maturity (in months).............      57 to 360         247         --
Original Combined Loan-to-Value Ratios..............  14.68% to 100.00%    96.61%       --
Geographic Distribution in Excess of 10.00% of the
  Total Scheduled Principal Balance:
    California......................................        1,595            --       20.94%
    Florida.........................................        1,862            --       13.59%
Number of Mortgage Loans in the Maximum Single Zip
  Code Concentration................................          55             --        0.41%
Credit Scores.......................................      550 to 840        703         --
Number of Mortgage Loans with Prepayment Premiums at
  Origination.......................................          95             --        1.00%

---------

* Percentages are calculated based on the total principal balance of the mortgage loans.
                              -------------------

    The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards. Furthermore, because these are second lien mortgage loans, liquidation, insurance or condemnation proceeds received in respect of defaulted mortgage loans will first be available to satisfy the claims of the holder of the related first lien mortgage loan in full, including related foreclosure costs, prior to any proceeds being applied toward satisfaction of the second lien mortgage loan.

    The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

    Each transferor of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The sponsor's rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement. In addition, the sponsor will represent that none of the mortgage loans in the trust fund will be 'high cost' loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

    Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the applicable transferor or the sponsor will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

    In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty,
(a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

    See 'The Trust Agreement -- Representations and Warranties' in this prospectus supplement.

MORTGAGE LOAN SERVICING

    Aurora Loan Services LLC will initially perform the servicing with respect to the mortgage loans.

    The mortgage loans will be master serviced by Aurora Loan Services LLC.
The master servicer will oversee the servicing of the mortgage loans by the servicer. On or about July 1, 2006, all of the mortgage loans serviced by Aurora Loan Services LLC on the closing date are expected to be subject to a servicing transfer to Ocwen Loan Servicing, LLC. Servicing may also subsequently be transferred to one or more servicers other than the initial servicer, in accordance with the trust agreement and the applicable servicing agreement, as described in this prospectus supplement.

    The sponsor will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, requires payment of a termination fee.

    See 'The Master Servicer,' 'The Servicer' and 'Mortgage Loan Servicing' in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

    The master servicer, with the prior written consent of the seller, which consent may not be unreasonably withheld, may purchase the mortgage loans on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans declines to less than 5% of the initial total principal balance of the mortgage loans as of the cut-off date.

    If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

    If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-1.

    See 'Description of the Certificates -- Optional Purchase of the Mortgage Loans' in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See 'Summary of Terms -- The Certificates -- Payments on the Certificates -- Interest Payments' in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.

FINANCING

    An affiliate of the sponsor has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.

TAX STATUS

    The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of 'regular interests' in a REMIC, coupled with certain contractual rights and obligations. Each of the Class LT-R and Class R Certificates will be designated as a 'residual interest' in one or more REMICs.

    The Class A-IO Certificates will be, and certain other of the offered certificates may be, issued with original issue discount for federal income tax purposes.

    See 'Material Federal Income Tax Considerations' in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

    Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. However, prior to the termination of the interest rate swap agreement, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under 'ERISA Considerations.'

    See 'ERISA Considerations' in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

    None of the certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

    There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

    See 'Legal Investment Considerations' in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

    The certificates offered by this prospectus supplement will initially have the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service, Inc. set forth in the table on page S-1.

    See 'Ratings' in this prospectus supplement for a more complete discussion of the certificate ratings and 'Risk Factors -- Ratings on the Securities are Dependent on Assessments by the Rating Agencies' in the prospectus.

                                  RISK FACTORS

    THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS.

SPECIAL DEFAULT RISKS OF SECOND LIEN
MORTGAGE LOANS............................  The mortgage loans are secured by second liens on the related mortgaged properties. The trust fund will not
                                            hold the related first lien mortgage loans. The weighted
                                            average original combined loan-to-value ratio of the
                                            related first lien mortgage loans and second lien
                                            mortgage loans is approximately 96.61%. The second lien
                                            mortgage loans are subordinate to the rights of the
                                            mortgagee under the related first lien mortgage loans.
                                            Generally, the holder of a second lien mortgage loan
                                            will be subject to a loss of its mortgage if the holder
                                            of the first lien mortgage loan is successful in
                                            foreclosure of its mortgage, because no junior liens or
                                            encumbrances survive such a foreclosure. In addition,
                                            due to the priority of the first lien mortgage loan, the
                                            holder of the second lien mortgage loan may not be able
                                            to control the timing, method or procedure of any
                                            foreclosure action relating to the mortgaged property.
                                            Furthermore, any liquidation, insurance or condemnation
                                            proceeds received on the second lien mortgage loan will
                                            be available to satisfy the outstanding balance of those
                                            mortgage loans only to the extent that the claim of the
                                            first lien mortgage loan has been satisfied in full,
                                            including any related foreclosure costs. Accordingly, if
                                            liquidation proceeds are insufficient to satisfy the
                                            mortgage loan secured by the second lien mortgage loan
                                            and the first lien mortgage loan in the aggregate, and
                                            if the credit enhancement provided by excess interest
                                            and overcollateralization has been exhausted or is
                                            otherwise unavailable to cover the loss, the
                                            certificateholders will bear:

                                               The risk of delay in payments while any deficiency
                                               judgment against the borrower is sought; and

                                               The risk of loss if the deficiency judgment is not
                                               pursued, cannot be obtained or is not realized for any
                                               other reason.

                                            In addition, any mortgage loan in the trust fund that is
                                            delinquent for 180 days or more will be charged-off by
                                            the servicer if, in general, such mortgage loan is not
                                            in foreclosure, has not become REO property or is not
                                            otherwise involved in any loss mitigation activities and
                                            the trust fund will incur a realized loss with respect
                                            to that mortgage loan. Moreover, any mortgage loan which
                                            becomes delinquent for 210 days or more will be released
                                            from the trust fund and the trust fund will have no
                                            further rights to recover on that mortgage loan.

                                            See 'Mortgage Loan Servicing -- Charged-off Loans and
                                            Released Mortgage Loans' in this prospectus supplement.

RISKS RELATED TO HIGHER EXPECTED
DELINQUENCIES OF THE MORTGAGE LOANS.......  The mortgage loans, in general, were originated according to underwriting guidelines that are not as
                                            strict as Fannie Mae or Freddie Mac guidelines, so the
                                            mortgage loans are likely to experience rates of
                                            delinquency, foreclosure and bankruptcy that are higher,
                                            and that may be substantially higher, than those
                                            experienced by mortgage loans underwritten in accordance
                                            with higher standards. In particular, a significant
                                            portion of the

                                            mortgage loans in the trust fund were classified in
                                            relatively low (i.e., relatively higher risk) credit
                                            categories.

                                            Changes in the values of mortgaged properties related to
                                            the mortgage loans may have a greater effect on the
                                            delinquency, foreclosure, bankruptcy and loss experience
                                            of the mortgage loans in the trust fund than on mortgage
                                            loans originated under stricter guidelines. We cannot
                                            assure you that the values of the mortgaged properties
                                            have remained or will remain at levels in effect on the
                                            dates of origination of the related mortgage loans.

                                            See 'Description of the Mortgage Pool -- General' in
                                            this prospectus supplement for a description of the
                                            characteristics of the mortgage loans and 'Underwriting
                                            Guidelines' for a general description of the
                                            underwriting guidelines applied by the various
                                            originators in originating the mortgage loans.

                                            See also 'Risk Factors -- Mortgage Loans Originated
                                            According to Non-Agency Underwriting Guidelines May Have
                                            Higher Expected Delinquencies' in the prospectus for a
                                            discussion of the risks relating to 'subprime,'
                                            'non-prime' and 'non-conforming' mortgage loans.

RISKS RELATED TO BALLOON LOANS............  Approximately 60.22% of the mortgage loans are balloon loans. Balloon loans pose a special payment risk because
                                            the borrower must pay a large lump sum payment of
                                            principal at the end of the loan term. If the borrower
                                            is unable to pay the lump sum or refinance that amount,
                                            you may suffer a loss if the collateral for the loan is
                                            insufficient and the other forms of credit enhancement
                                            provided are insufficient or unavailable to cover the
                                            loss.

MORTGAGE LOAN INTEREST RATES MAY LIMIT
INTEREST RATES ON THE CERTIFICATES........  The Class A-IO and the Class A2 Certificates will accrue interest at a fixed interest rate and the offered
                                            certificates (other than the Class A-IO and Class A2
                                            Certificates) will accrue interest at an interest rate
                                            based on the one-month LIBOR index plus a specified
                                            margin, but these interest rates are subject to
                                            limitations. The limit on the interest rate of each of
                                            the offered certificates (other than the Class A-IO
                                            Certificates) is generally based on the weighted average
                                            interest rate of the mortgage loans, net of certain fees
                                            and expenses of the trust fund, scheduled interest due
                                            on the Class A-IO Certificates and any net swap payments
                                            owed to the swap counterparty. The limit on the interest
                                            rate of the Class A-IO Certificates is generally based
                                            on the weighted average interest rate of the mortgage
                                            loans, net of certain fees and expenses of the trust
                                            fund and any net swap payments owed to the swap
                                            counterparty. All of the mortgage loans will have fixed
                                            interest rates.

                                            A variety of factors could limit the interest rates and
                                            adversely affect the yields to maturity on and market
                                            value of the offered certificates. Some of these factors
                                            are described below.

                                               The interest rates for the offered certificates
                                               (other than the Class A-IO and Class A2 Certificates)
                                               adjust monthly based on one-month LIBOR, while the
                                               interest rates on the mortgage loans do not adjust at
                                               all. Consequently, the limits on the interest rates
                                               as a result of the net funds cap described above may
                                               prevent increases in the interest rates on these

                                               certificates for extended periods in a rising
                                               interest rate environment.

                                               To the extent that mortgage loans having relatively
                                               higher interest rates are subject to default or
                                               prepayment, the interest rates on the offered
                                               certificates may be reduced as a result of the net
                                               funds cap limitation described in this prospectus
                                               supplement.

                                            If the interest rates on the offered certificates are
                                            limited for any distribution date, the resulting basis
                                            risk shortfalls may be recovered by the holders of those
                                            certificates on future distribution dates, but only if
                                            there is enough cashflow generated from excess interest
                                            (and in limited circumstances, principal) on the
                                            mortgage loans to fund those shortfalls or payments are
                                            received under the interest rate swap agreement in an
                                            amount sufficient to cover these shortfalls.

                                            See 'Summary of Terms -- The Certificates -- Payments on
                                            the Certificates -- Interest Payments,' 'Description of
                                            the Certificates -- Distributions of Interest' and
                                            '--Credit Enhancement -- Overcollateralization' in
                                            this prospectus supplement. For a general description of
                                            the interest rates of the mortgage loans, see
                                            'Description of the Mortgage Pool' in this prospectus
                                            supplement.

RISKS RELATED TO POTENTIAL INADEQUACY OF
CREDIT ENHANCEMENT AND OTHER SUPPORT......  The certificates are not insured by any financial guaranty insurance policy. The excess interest,
                                            overcollateralization, subordination and loss allocation
                                            features, together with proceeds under the interest rate
                                            swap agreement, to the extent described in this
                                            prospectus supplement, are intended to enhance the
                                            likelihood that holders of more senior classes will
                                            receive regular payments of interest and principal, but
                                            are limited in nature and may be insufficient to cover
                                            all losses on the mortgage loans.

                                            EXCESS INTEREST AND OVERCOLLATERALIZATION. In order to
                                            maintain overcollateralization, it will be necessary
                                            that the mortgage loans generate more interest than is
                                            needed to pay interest on the offered certificates and
                                            the Class M2, B1, B2, B3 and B4 Certificates as well as
                                            certain fees and expenses of the trust fund and any net
                                            swap payments owed to the swap counterparty. We expect
                                            that the mortgage loans will generate more interest than
                                            is needed to pay those amounts, at least during certain
                                            periods, because the weighted average of the interest
                                            rates on the mortgage loans is expected to be higher
                                            than the weighted average of the interest rates on the
                                            certificates plus the weighted average aggregate expense
                                            rate and any net swap payments owed to the swap
                                            counterparty. Any remaining interest generated by the
                                            mortgage loans will be used to absorb losses on the
                                            mortgage loans and to maintain overcollateralization
                                            targets and to pay certain interest shortfalls and
                                            reductions in principal balances of certain certificates
                                            due to losses. On the closing date, the total principal
                                            balance of the mortgage loans in the trust fund will
                                            exceed the total principal amount of the offered
                                            certificates and the Class M2, B1, B2, B3 and B4
                                            Certificates by approximately $9,843,417, which is equal
                                            to approximately 1.50% of the aggregate principal
                                            balance of

                                            the mortgage loans as of the cut-off date. This excess
                                            is referred to in this prospectus supplement as
                                            'overcollateralization' and will be available to absorb
                                            losses. We cannot assure you, however, that the mortgage
                                            loans, together with certain amounts available from the
                                            interest rate swap agreement, will generate enough
                                            excess interest in all future periods to maintain the
                                            overcollateralization levels as set by the rating
                                            agencies. The following factors will affect the amount
                                            of excess interest that the mortgage loans will
                                            generate:

                                               Prepayments. Every time a mortgage loan is prepaid in
                                               whole or in part, total excess interest after the date
                                               of prepayment will be reduced because that mortgage
                                               loan will no longer be outstanding and generating
                                               interest or, in the case of a partial prepayment,
                                               will be generating less interest. The effect on your
                                               certificates of this reduction will be influenced by
                                               the amount of prepaid loans and the characteristics
                                               of the prepaid loans. Prepayment of a
                                               disproportionately high number of high interest rate
                                               mortgage loans would have a greater negative effect
                                               on future excess interest.

                                               Defaults, Delinquencies and Liquidations. If the
                                               rates of delinquencies, defaults or losses on the
                                               mortgage loans turn out to be higher than expected,
                                               excess interest will be reduced by the amount
                                               necessary to compensate for any shortfalls in cash
                                               available to pay certificateholders. Every time a
                                               mortgage loan is liquidated or written off, excess
                                               interest is reduced because that mortgage loan will
                                               no longer be outstanding and generating interest.

                                               Increases in LIBOR. All of the mortgage loans have
                                               fixed interest rates, while the interest rates on the
                                               offered certificates (other than the Class A-IO and
                                               A2 Certificates) and the Class B1 and B2 Certificates
                                               adjust based on the one-month LIBOR index. As a
                                               result of an increase in one-month LIBOR, the
                                               interest rates on these classes of certificates may
                                               increase relative to interest rates on the mortgage
                                               loans, requiring that more of the interest generated
                                               by the mortgage loans be applied to cover interest on
                                               these classes of certificates.

                                            See 'Description of the Certificates -- Credit
                                            Enhancement -- Overcollateralization' in this prospectus
                                            supplement.

                                            THE INTEREST RATE SWAP AGREEMENT. Any amounts received
                                            under the interest rate swap agreement will be applied
                                            as described in this prospectus supplement to pay
                                            interest shortfalls, maintain overcollateralization and
                                            repay losses. However, no amounts will be payable to the
                                            supplemental interest trust by the swap counterparty
                                            unless the floating amount owed by the swap counterparty
                                            on a distribution date exceeds the fixed amount owed to
                                            the swap counterparty. This will not occur except in
                                            periods when one-month LIBOR (as determined pursuant to
                                            the interest rate swap agreement) exceeds 5.85% per
                                            annum on the scheduled notional amount adjusted on a
                                            monthly basis as described in this prospectus
                                            supplement. We cannot assure you that any amounts will
                                            be received under the interest rate swap agreement, or
                                            that any such amounts that are received will be
                                            sufficient to maintain required overcollateralization,
                                            pay interest shortfalls or repay losses on the mortgage
                                            loans.

                                            See 'Description of the Certificates -- Supplemental
                                            Interest Trust -- Interest Rate Swap Agreement' in this
                                            prospectus supplement.

                                            SUBORDINATION AND ALLOCATION OF LOSSES. If the
                                            applicable subordination is insufficient to absorb
                                            losses, then certificateholders will likely incur losses
                                            and may never receive all of their principal payments.
                                            You should consider the following:

                                               if you buy a Class M9 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2 and B1
                                               Certificates, the principal amount of your
                                               certificate will be reduced proportionately with the
                                               principal amounts of the other Class M9 Certificates
                                               by the amount of that excess;

                                               if you buy a Class M8 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1
                                               and M9 Certificates, the principal amount of your
                                               certificate will be reduced proportionately with the
                                               principal amounts of the other Class M8 Certificates
                                               by the amount of that excess;

                                               if you buy a Class M7 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1,
                                               M9 and M8 Certificates, the principal amount of your
                                               certificate will be reduced proportionately with the
                                               principal amounts of the other Class M7 Certificates
                                               by the amount of that excess;

                                               if you buy a Class M6 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1,
                                               M9, M8 and M7 Certificates, the principal amount of
                                               your certificate will be reduced proportionately with
                                               the principal amounts of the other Class M6
                                               Certificates by the amount of that excess;

                                               if you buy a Class M5 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1,
                                               M9, M8, M7 and M6 Certificates, the principal amount
                                               of your certificate will be reduced proportionately
                                               with the principal amounts of the other Class M5
                                               Certificates by the amount of that excess;

                                               if you buy a Class M4 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1,
                                               M9, M8, M7, M6 and M5 Certificates, the principal
                                               amount of your certificate will be reduced
                                               proportionately with the principal amounts of the
                                               other Class M4 Certificates by the amount of that
                                               excess;

                                               if you buy a Class M3 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1,
                                               M9, M8, M7, M6, M5 and M4 Certificates,

                                               the principal amount of your certificate will be
                                               reduced proportionately with the principal amounts of
                                               the other Class M3 Certificates by the amount of that
                                               excess;

                                               if you buy a Class M1 Certificate and losses on the
                                               mortgage loans exceed excess interest and any
                                               overcollateralization that has been created, plus the
                                               total principal amount of the Class B4, B3, B2, B1,
                                               M9, M8, M7, M6, M5, M4, M3 and M2 Certificates, the
                                               principal amount of your certificate will be reduced
                                               proportionately with the principal amounts of the
                                               other Class M1 Certificates by the amount of that
                                               excess.

                                            Losses on the mortgage loans will not reduce the
                                            principal amounts of the Class A1 and Class A2
                                            Certificates.

                                            If overcollateralization is maintained at the required
                                            amount and the mortgage loans generate interest in
                                            excess of the amount needed to pay interest and
                                            principal on the offered certificates and the Class M2,
                                            B1, B2, B3 and B4 Certificates, the fees and expenses of
                                            the trust fund and any net swap payments owed to the
                                            swap counterparty, then excess interest will be used to
                                            pay you and other certificateholders the amount of any
                                            reduction in the principal amounts of the certificates
                                            caused by application of losses. These payments will be
                                            made in order of seniority. We cannot assure you,
                                            however, that any excess interest will be generated and,
                                            in any event, no interest will be paid to you on the
                                            amount by which your principal amount was reduced
                                            because of the application of losses.

                                            See 'Description of the Certificates -- Credit
                                            Enhancement -- Subordination' and '--Application of
                                            Realized Losses' in this prospectus supplement.

RISKS RELATED TO THE INTEREST RATE SWAP
AGREEMENT.................................  Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will
                                            reduce amounts available for distribution to
                                            certificateholders, and may reduce payments of interest
                                            on the certificates. If the rate of prepayments on the
                                            mortgage loans is faster than anticipated, the scheduled
                                            notional amount on which payments due under the interest
                                            rate swap agreement are calculated may exceed the total
                                            principal balance of the mortgage loans, thereby
                                            increasing the relative proportion of interest
                                            collections on the mortgage loans that must be applied
                                            to make net swap payments to the swap counterparty and,
                                            under certain circumstances, requiring application of
                                            principal received on the mortgage loans to make net
                                            swap payments to the swap counterparty. Therefore, the
                                            combination of a rapid rate of prepayment and low
                                            prevailing interest rates could adversely affect the
                                            yields on the certificates.

                                            In the event that the supplemental interest trust, after
                                            application of all interest and principal received on
                                            the mortgage loans, cannot make the required net swap
                                            payment to the swap counterparty, a swap termination
                                            payment as described in this prospectus supplement will
                                            be owed to the swap counterparty. Any termination
                                            payment payable to the swap counterparty in the event of
                                            an early termination of the interest rate swap agreement
                                            will reduce amounts available for distribution to
                                            certificateholders.

                                            See 'Description of the Certificates -- Distributions of
                                            Interest,' '--Distributions of Principal' and
                                            '--Supplemental Interest Trust' in this prospectus
                                            supplement.

EFFECT OF CREDITWORTHINESS OF SWAP
COUNTERPARTY ON RATINGS OF CERTIFICATES...  As of the date of this prospectus supplement, the swap counterparty under the interest rate swap agreement
                                            currently has the ratings described under 'Description
                                            of the Certificates -- Supplemental Interest
                                            Trust -- The Swap Counterparty.' The ratings of the
                                            certificates are dependent in part upon the credit
                                            ratings of the swap counterparty. If a credit rating of
                                            the swap counterparty is qualified, reduced or withdrawn
                                            and the swap counterparty does not post collateral
                                            securing its obligations under the interest rate swap
                                            agreement or a substitute counterparty is not obtained
                                            in accordance with the terms of the interest rate swap
                                            agreement, the ratings of the offered certificates may
                                            be qualified, reduced or withdrawn. In that event, the
                                            value and marketability of those certificates will be
                                            adversely affected.

                                            See 'Description of the Certificates -- Supplemental
                                            Interest Trust -- Interest Rate Swap Agreement' in this
                                            prospectus supplement.

RISKS RELATED TO UNPREDICTABILITY AND
EFFECT OF PREPAYMENTS.....................  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if
                                            prevailing interest rates decline, mortgage loan
                                            prepayments may increase due to the availability of
                                            refinancing at lower interest rates. If prevailing
                                            interest rates rise, prepayments on the mortgage loans
                                            may decrease.

                                            Borrowers may prepay their mortgage loans in whole or in
                                            part at any time; however, approximately 1.00% of the
                                            mortgage loans require the payment of a prepayment
                                            premium in connection with any voluntary prepayments in
                                            full, and certain voluntary prepayments in part, made
                                            during periods ranging from seven months to three years
                                            after origination. These prepayment premiums may
                                            discourage borrowers from prepaying their mortgage loans
                                            during the applicable period.

                                            Prepayments on the mortgage loans may occur as a result
                                            of solicitations of the borrowers by mortgage loan
                                            originators, including the seller and its affiliates,
                                            the master servicer and the servicer, as described under
                                            'Yield, Prepayment and Weighted Average Life' in this
                                            prospectus supplement. The timing of prepayments of
                                            principal may also be affected by liquidations of or
                                            insurance payments on the mortgage loans. In addition,
                                            Lehman Brothers Holdings Inc., as the seller of the
                                            mortgage loans to the depositor, or the party from which
                                            Lehman Brothers Holdings Inc. acquired a particular
                                            mortgage loan, may be required to purchase mortgage
                                            loans from the trust in the event that certain breaches
                                            of representations and warranties made with respect to
                                            the mortgage loans are not cured. These purchases will
                                            have the same effect on certificateholders as
                                            prepayments of mortgage loans.

                                            A prepayment of a mortgage loan will usually result in a
                                            payment of principal on the certificates, and depending
                                            on the

                                            type of certificate and the price investors paid for
                                            that certificate, may affect the yield on that
                                            certificate.

                                            See 'Yield, Prepayment and Weighted Average Life' in
                                            this prospectus supplement and 'Risk
                                            Factors -- Unpredictability and Effect of Prepayments'
                                            in the prospectus for a description of factors that may
                                            influence the rate and timing of prepayments on the
                                            mortgage loans.

TRANSFERS MAY AFFECT YIELDS ON THE
CERTIFICATES..............................  At the closing date, the servicer of the mortgage loans will be Aurora Loan Services LLC. It is anticipated that
                                            on or about July 1, 2006, the servicing of all of the
                                            mortgage loans initially serviced by Aurora Loan
                                            Services LLC will be transferred to Ocwen Loan
                                            Servicing, LLC. The servicing of the mortgage loans may
                                            also be transferred in the future to one or more other
                                            servicers in accordance with the provisions of the trust
                                            agreement and the applicable servicing agreement as a
                                            result of, among other things, (i) the occurrence of
                                            unremedied events of default in servicer performance
                                            under the applicable servicing agreement, (ii) the
                                            exercise by the seller of its right to terminate a
                                            servicer without cause upon thirty days' written notice
                                            or (iii) the occurrence of certain mortgage loss and
                                            delinquency triggers.

                                            Disruptions resulting from servicing transfers may
                                            affect the yield of the certificates. In addition,
                                            servicing transfers may result in a longer or shorter
                                            prepayment period immediately following the date of the
                                            transfer if the related servicer has a different
                                            prepayment period which may affect the yield on the
                                            certificates.

                                            See 'The Servicer' and 'Mortgage Loan Servicing' in this
                                            prospectus supplement and 'Risk Factors -- Delinquencies
                                            Due to Servicing Transfer' in the prospectus.

RISKS RELATED TO GEOGRAPHIC CONCENTRATION
OF MORTGAGE LOANS.........................  Approximately 20.94% and 13.59% of the mortgage loans are secured by properties located in California and
                                            Florida, respectively. The rate of delinquencies,
                                            defaults and losses on the mortgage loans may be higher
                                            than if fewer of the mortgage loans were concentrated in
                                            these states because certain conditions in these states
                                            will have a disproportionate impact on the mortgage
                                            loans in general.

                                            See 'Yield, Prepayment and Weighted Average Life' in
                                            this prospectus supplement and 'Risk
                                            Factors -- Geographic Concentration of the Mortgage
                                            Loans' in the prospectus. For additional information
                                            regarding the geographic concentration of the mortgage
                                            loans to be included in the mortgage pool, see the
                                            geographic distribution table in Annex A of this
                                            prospectus supplement.

SPECIAL RISKS FOR THE CLASS A-IO
CERTIFICATES..............................  Interest will accrue on the Class A-IO Certificates on a declining scheduled notional amount described in this
                                            prospectus supplement. After the distribution date in
                                            August 2007, the notional amount of the Class A-IO
                                            Certificates will be zero and, therefore, current
                                            interest will no longer be payable on the Class A-IO
                                            Certificates. In the event that the mortgage loans
                                            prepay at a rapid rate resulting in their prepayment in
                                            full while

                                            the Class A-IO Certificates remain outstanding,
                                            investors in the Class A-IO Certificates could fail to
                                            recover their initial investments.

LITIGATION CONCERNING OCWEN LOAN
SERVICING, LLC............................  Ocwen Loan Servicing, LLC is subject to certain litigation proceedings that may be material to
                                            Certificateholders.

                                            See 'The Servicer -- Ocwen Loan Servicing, LLC --
                                            General.'

VIOLATION OF VARIOUS FEDERAL, STATE AND
LOCAL LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS............................  Violations of certain federal, state or local laws and regulations relating to the protection of consumers,
                                            unfair and deceptive practices and debt collection
                                            practices may limit the ability of the servicer to
                                            collect all or part of the principal of or interest on
                                            the related mortgage loans and, in addition, could
                                            subject the trust fund to damages and administrative
                                            enforcement.

                                            See 'Risk Factors -- Violations of Various Federal,
                                            State and Local Laws May Result in Losses on the
                                            Mortgage Loans' in the prospectus.

VIOLATION OF PREDATORY LENDING LAWS/RISKS
RELATED TO HIGH COST LOANS................  Various federal, state and local laws have been enacted that are designed to discourage predatory lending
                                            practices. Failure to comply with these laws, to the
                                            extent applicable to any of the mortgage loans, could
                                            subject the trust fund, as an assignee of the mortgage
                                            loans, to monetary penalties and could result in the
                                            borrowers rescinding the affected mortgage loans. If the
                                            mortgage loans are found to have been originated in
                                            violation of predatory or abusive lending laws and the
                                            seller does not repurchase the affected mortgage loans
                                            and pay any related liabilities, certificateholders
                                            could incur losses.

                                            For a discussion of anti-predatory lending laws and the
                                            effect of any 'high cost' loans on the trust fund, see
                                            'Risk Factors -- Predatory Lending Laws/High Cost Loans'
                                            in the prospectus.

RELIEF ACT REDUCTIONS AND PREPAYMENT
INTEREST SHORTFALLS MAY REDUCE THE YIELD
ON THE OFFERED CERTIFICATES...............  On any distribution date, any reduction of the applicable mortgage rate on a mortgage loan by the
                                            application of the Servicemembers Civil Relief Act, as
                                            amended, and similar state and local laws, and any
                                            shortfalls in interest collections that are attributable
                                            to prepayments, to the extent not covered by
                                            compensating interest paid by the servicer, will reduce
                                            the amount of interest available for distribution to
                                            certificateholders. Any such reduction of interest will
                                            first reduce interest available to pay the subordinate
                                            certificates in reverse order of distribution priority
                                            and second reduce the amount of interest available to
                                            pay the senior certificates.

                                            See 'Yield, Prepayment and Weighted Average
                                            Life -- General' in this prospectus supplement and 'Risk
                                            Factors -- Military Action and Terrorist Attacks' in the
                                            prospectus for additional information.

                                    GLOSSARY

    A glossary of defined terms used in this prospectus supplement begins on page S-81. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2 will consist of the Class A1, Class A2,
Class A-IO, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7, Class M8, Class M9, Class B1, Class B2, Class B3, Class B4, Class P, Class X, Class LT-R and Class R Certificates. The Certificates represent beneficial ownership interests in the Trust Fund the assets of which consist primarily of (1) a pool of conventional, second lien, fixed rate, fully amortizing and balloon, residential Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Account, the Collection Account and the Certificate Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) the rights of the Depositor under the Sale and Assignment Agreement, as described under 'The Trust Agreement -- Assignment of Mortgage Loans,' (5) the Basis Risk Reserve Fund, as described under '--Distributions of Interest -- Basis Risk
Shortfalls' and (6) all proceeds of the foregoing assets. In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the assets of which will be the Swap Agreement described under '--Supplemental Interest Trust -- Interest Rate Swap Agreement' and all proceeds thereof.

    Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the respective approximate initial Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under 'Summary of Terms -- The Certificates -- Payments on the
Certificates -- Interest Payments.' The Class A-IO Certificates will be issued in the initial Class Notional Amount specified in the table on page S-1 and will accrue interest at the Interest Rate specified in the table on page S-1 and as further described under 'Summary of Terms -- The Certificates -- Payments on the Certificates -- Interest Payments' and under '--Distributions of
Interest -- The Class A-IO Certificates' below. The Class M2, Class B1,
Class B2, Class B3 and Class B4 Certificates will be issued in approximate initial Class Principal Amounts of $34,779,000, $5,250,000, $6,890,000,
$10,499,000 and $11,484,000, respectively, and will accrue interest as described under '--Distributions of Interest -- Calculation of Interest.' The Class P, Class X, Class LT-R and Class R Certificates will be entitled to amounts set forth in the Trust Agreement and will be issued without interest rates. The initial total Class Principal Amount or Class Notional Amount of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under 'Description of the Mortgage Pool' herein.

    The Class M2 Certificates, in addition to required distributions of principal and interest, will generally be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates and after payment of certain expenses of the Trust Fund (including any payments to the Swap Counterparty). After the Class M2 Certificates have been retired, the Class X Certificates will be entitled to any such remaining Monthly Excess Cashflow.

    The Class P Certificates will solely be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicer as additional servicing compensation. The Class LT-R and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interests in the REMICs.

    Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto by (a) wire transfer in immediately available funds if the Certificateholder has provided to the Trustee wire instructions for such

Certificateholder or (b) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee if the Certificateholder has not provided wire instructions; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See 'The Trust Agreement -- The Trustee' herein.

BOOK-ENTRY REGISTRATION

    The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount or Class Notional Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts (or notional amounts) and the incremental denominations in excess thereof specified in the table on page S-2. With respect to initial European investors only, the Underwriter will only sell Senior Certificates in minimum total investment amounts of $100,000.

    Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the Relevant Depositary's name on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See 'Description of the Securities -- Book-Entry Registration' in the prospectus.

    Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see 'Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons' and 'Global Clearance, Settlement and Tax Documentation Procedures -- Certain
U.S. Federal Income Tax Documentation Requirements' in the prospectus.

    None of the Depositor, the Underwriter, the Seller, the Trustee or the Master Servicer will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

DISTRIBUTIONS OF INTEREST

    CALCULATION OF INTEREST. The amount of interest distributable on each Distribution Date in respect of each class of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any

Carryforward Interest for such class and for such date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest will accrue on the Fixed Rate Certificates on the basis of a 360-day year consisting of twelve 30-day months.

    The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under 'Summary of Terms -- The
Certificates -- Payments on the Certificates -- Interest Payments.' The Interest Rate for the Class M2 Certificates will be the annual rate described below:

      Class M2 Certificates: with respect to any Distribution Date on or prior to the Initial Optional Termination Date, the lesser of (i) 6.00% and (ii) the Net Funds Cap; with respect to any Distribution Date after the Initial Optional Termination Date, the lesser of (i) 6.50% and (ii) the Net Funds Cap.

    The Interest Rate for each class of the Class B Certificates will be the applicable annual rate described below:

      Class B1 Certificates: with respect to any Distribution Date on or prior to the Initial Optional Termination Date, the lesser of (i) LIBOR plus 2.500% and (ii) the Net Funds Cap; with respect to any Distribution Date after the Initial Optional Termination Date, the lesser of (i) LIBOR plus 3.750% and (ii) the Net Funds Cap.

      Class B2 Certificates: with respect to any Distribution Date on or prior to the Initial Optional Termination Date, the lesser of (i) LIBOR plus 2.500% and (ii) the Net Funds Cap; with respect to any Distribution Date after the Initial Optional Termination Date, the lesser of (i) LIBOR plus 3.750% and (ii) the Net Funds Cap.

      Class B3 Certificates: with respect to any Distribution Date on or prior to the Initial Optional Termination Date, the lesser of (i) 6.000% and
      (ii) the Net Funds Cap; with respect to any Distribution Date after the Initial Optional Termination Date, the lesser of (i) 6.500% and (ii) the Net Funds Cap.

      Class B4 Certificates: with respect to any Distribution Date on or prior to the Initial Optional Termination Date, the lesser of (i) 6.000% and
      (ii) the Net Funds Cap; with respect to any Distribution Date after the Initial Optional Termination Date, the lesser of (i) 6.500% and (ii) the Net Funds Cap.

    THE CLASS A-IO CERTIFICATES. Interest will accrue on the Class A-IO Certificates based upon the following approximate Class Notional Amounts:

                                                          CLASS NOTIONAL AMOUNTS:
                                                           THE LESSER OF (i) THE
                                                         POOL BALANCE AND (ii) THE
                   DISTRIBUTION DATE                       FOLLOWING AMOUNTS ($)
                   -----------------                       ---------------------
June 2006 to August 2006...............................         196,865,000
September 2006 to November 2006........................         164,054,000
December 2006 to February 2007.........................         131,243,000
March 2007 to May 2007.................................          98,432,000
June 2007 to August 2007...............................          65,622,000
September 2007 and thereafter..........................                   0

    BASIS RISK SHORTFALLS. With respect to each Distribution Date and any class of Offered Certificates and any of the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, such class will be entitled to the amount of any Basis Risk Shortfall and Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the Net Funds Cap or the Class A-IO Net Funds Cap, as applicable) before the holders of the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and
Class B4 Certificates will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall from both (1) Monthly Excess Cashflow, treated as being paid from, and to the extent such funds are on deposit in the Basis Risk Reserve Fund and (2) except in the case of the Class M2 Certificates, any amounts received under the Swap Agreement. See '--Credit Enhancement -- Application of Monthly Excess Cashflow' and '--Supplemental Interest Trust -- Interest Rate Swap Agreement' below.
The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the Class X Certificates.

    The amount of Monthly Excess Cashflow distributable with respect to the Class M2 or Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.

    INTEREST DISTRIBUTION PRIORITIES. The Interest Remittance Amount will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) concurrently, as follows:

      (i) for deposit into the Interest Rate Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

     (ii) concurrently, to each class of Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon);

    (iii) to each class of Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for such classes for such Distribution Date;

     (iv) to the Credit Risk Manager, the Credit Risk Manager's Fee;

      (v) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

     (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.

    PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates as described herein. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result. In contrast, after servicing of the Mortgage Loans is transferred to Ocwen, in the case of a prepayment in full on a Mortgage Loan made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.

    With respect to voluntary prepayments in full or in part, the Servicer will be obligated to pay Compensating Interest to the extent a Prepayment Interest Shortfall with regard to a related Mortgage Loan occurs. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer. See 'Mortgage Loan Servicing -- Prepayment Interest Shortfalls' herein. Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

DETERMINATION OF LIBOR

    On each LIBOR Determination Date, the Trustee will determine LIBOR based on
(1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Designated Telerate Page set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time), the Trustee will obtain such rate from the Reuters Monitor Money Rates Service page 'LIBOR01,' and if the offered rate does not appear therein, from the Bloomberg L.P. page 'BBAM.'

    If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Designated Telerate Page. In the event that the BBA no longer sets such offered rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's offered rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel

(furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

    The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the Interest Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

    LIBOR for the first Accrual Period will be 5.08125%.

DISTRIBUTIONS OF PRINCIPAL

    GENERAL. Distributions of principal on the Class A1 and Class A2 Certificates will be made primarily from the Principal Distribution Amount, from Monthly Excess Cashflow, to the extent of such excess available funds, as described under '--Credit Enhancement -- Application of Monthly Excess
Cashflow' below, and from the Interest Rate Swap Amount (if any), as described under '--Supplemental Interest Trust -- Application of Deposits and Payments Received by the Supplemental Interest Trust.' Distributions of principal on the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates will be made primarily from the Principal Distribution Amount after distributions of principal have been made on the Class A1 and Class A2 Certificates, and secondarily from Monthly Excess Cashflow, to the extent of such excess available funds, as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' below, and from the Interest Rate
Swap Amount (if any), as described under '--Supplemental Interest Trust -- Application of Deposits and Payments Received by the Supplemental Interest Trust' below. The Class A-IO Certificates will not be entitled to receive distributions of principal.

    PRINCIPAL DISTRIBUTION PRIORITIES. The Principal Distribution Amount will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) in the following order of priority:

    I. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Offered Certificates (other than the Class A-IO Certificates) and the Class M2, Class B1, Class B2,
Class B3 and Class B4 Certificates equals the Target Amount for such Distribution Date, the Trustee will distribute the Principal Distribution Amount as follows:

        (i) for deposit into the Interest Rate Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not distributed previously or from the Interest Remittance Amount in accordance with '--Distributions of Interest -- Interest Distribution Priorities' above);

        (ii) to the Class A1 and Class A2 Certificates, in accordance with the Senior Priority, until the Class Principal Amount of each such class has been reduced to zero;

        (iii) to the Offered Subordinate Certificates and the Class M2,
    Class B1, Class B2, Class B3 and Class B4 Certificates, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

        (iv) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iii) above.

    Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Distribution Date as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' below.

    II. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for such date will be distributed in the following order of priority:

        (i) for deposit into the Interest Rate Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not distributed previously or from the Interest

    Remittance Amount in accordance with '--Distributions of Interest -- Interest Distribution Priorities' above);

        (ii) to the Class M1 and Class M2 Certificates, sequentially, in that order, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clause (i) above, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amounts of each such class have been reduced to zero;

        (iii) to the Class M3 Certificates, an amount equal to the lesser of
    (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1 and Class M2 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) and
    (ii) above, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (iv) to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2 and Class M3 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (iii) above, and
    (y) the M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (v) to the Class M5 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3 and Class M4 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (iv) above, and (y) the M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (vi) to the Class M6 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses
    (i) through (v) above, and (y) the M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (vii) to the Class M7 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (vi) above, and (y) the M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (viii) to the Class M8 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (vii) above, and (y) the M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (ix) to the Class M9 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (viii) above, and (y) the M9 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (x) to the Class B1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9

    Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (ix) above, and
    (y) the B1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (xi) to the Class B2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (x) above, and
    (y) the B2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (xii) to the Class B3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xi) above, and (y) the B3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

        (xiii) to the Class B4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses
    (i) through (xii) above, and (y) the B4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

        (xiv) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (xiii) above.

CREDIT ENHANCEMENT

    Credit enhancement for the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses, excess interest, an interest rate swap agreement and overcollateralization, in each case as described herein.

    SUBORDINATION. The rights of holders of the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under '--Distributions of Interest' and '--Distributions of Principal' above. This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

    The limited protection afforded to holders of the Offered Certificates by means of the subordination of the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3, Class B4 and Class X Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Offered Certificates to receive, prior to any distribution in respect of interest or principal being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

    APPLICATION OF REALIZED LOSSES. Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class M2 Certificates, with respect to the M2 Excess Amount (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution
Date); second, the Class X Certificates (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); third, the Class B4 Certificates; fourth, the Class B3 Certificates; fifth, the Class B2 Certificates; sixth, the Class B1 Certificates; seventh, the Class M9 Certificates; eighth, the Class M8 Certificates; ninth, the Class M7 Certificates; tenth, the Class M6 Certificates; eleventh, the Class M5 Certificates; twelfth, the Class M4 Certificates; thirteenth, the Class M3 Certificates; fourteenth, the Class M2 Certificates and fifteenth, the Class M1 Certificates; before reducing amounts distributable in respect of the Senior Certificates.

    To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates (other than the Class A-IO Certificates) and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates.

    If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B4 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class B3 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class B2 Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; fifth, the Class M9 Certificates, until their Class Principal Amount has been reduced to zero; sixth, the Class M8 Certificates, until their Class Principal Amount has been reduced to zero; seventh, the Class M7 Certificates, until their Class Principal Amount has been reduced to zero; eighth, the Class M6 Certificates, until their Class Principal Amount has been reduced to zero; ninth, the Class M5 Certificates, until their Class Principal Amount has been reduced to zero; tenth, the Class M4 Certificates, until their Class Principal Amount has been reduced to zero; eleventh, the Class M3 Certificates, until their Class Principal Amount has been reduced to zero; twelfth, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; and thirteenth, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts or Notional Amounts, as applicable, of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

    Holders of the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates will not receive any distributions in respect of Applied Loss Amounts, except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' below, and the Interest Rate Swap Amount (if any), as described under '--Supplemental Interest
Trust -- Application of Deposits and Payments Received by the Supplemental Interest Trust' below.

    In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under '--Distributions of Principal -- Principal Distribution Priorities' in this prospectus supplement and the Class Principal Amount of each class of Offered Subordinate Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of 'Certificate Principal Amount.' Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

    EXCESS INTEREST. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates and the fees and expenses of the Servicer, the Master Servicer, the Custodians, the Trustee, the Credit Risk Manager and any Net Swap Payments and Swap Termination Payments owed to the Swap Counterparty. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required level.

    INTEREST RATE SWAP AGREEMENT. Amounts received under the Swap Agreement will be applied to pay interest shortfalls, repay losses and to maintain the Targeted Overcollateralization Amount as described under '--Supplemental Interest Trust -- Application of Deposits and Payments Received by the Supplemental Interest Trust' below.

    OVERCOLLATERALIZATION. The Pool Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates by approximately $9,843,417, which represents approximately 1.50% of the Cut-off Date Balance. Excess interest will be applied as distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates) at the Targeted Overcollateralization Amount. However, Realized Losses with respect to the Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on such Certificates, fees and expenses of the Trust Fund and any Net Swap Payments and Swap Termination Payments due to the Swap Counterparty.

    As described herein, to the extent that the Overcollateralization Amount for such Distribution Date exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, but will instead be applied as described below.

    APPLICATION OF MONTHLY EXCESS CASHFLOW. Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

    (1) for each Distribution Date occurring (a) before the Stepdown Date or
(b) on or after the Stepdown Date and for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates equals the Target Amount for such Distribution Date, in the following order of priority:

        (a) to the Class A1 and Class A2 Certificates, after giving effect to principal distributions on such Distribution Date (as described under '--Distributions of Principal -- Principal Distribution Priorities' above), in accordance with the Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

        (b) to the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, in accordance with the Subordinate Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

    (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

        (a) to the Class M1 and Class M2 Certificates, sequentially, in that order, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

        (b) to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

        (c) to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

        (d) to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to distributions on such Distribution Date, equals the M5 Target Amount;

        (e) to the Class M6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, after giving effect to distributions on such Distribution Date, equals the M6 Target Amount;

        (f) to the Class M7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, after giving effect to distributions on such Distribution Date, equals the M7 Target Amount;

        (g) to the Class M8 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, after giving effect to distributions on such Distribution Date, equals the M8 Target Amount;

        (h) to the Class M9 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, after giving effect to distributions on such Distribution Date, equals the M9 Target Amount;

        (i) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
    Class M9 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount;

        (j) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
    Class M9, Class B1 and Class B2 Certificates, after giving effect to distributions on such Distribution Date, equals the B2 Target Amount;

        (k) to the Class B3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
    Class M9, Class B1, Class B2 and Class B3 Certificates, after giving effect to distributions on such Distribution Date, equals the B3 Target
     Amount; and

        (l) to the Class B4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class M1,
    Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
    Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, after giving effect to distributions on such Distribution Date, equals the B4 Target Amount;

    (3) to the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such class and such Distribution Date;

    (4) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

        (a) concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;

        (b) to the Offered Subordinate Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date; and

        (c) for addition to amounts distributable pursuant to priorities (6) and
    (7) below, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) and (b) above for such Distribution Date;

    (5) to the Class P Certificates, the amount distributable thereon under the Trust Agreement;

    (6) to the Class M2 Certificates, the M2 Excess Amount, so long as the Class Principal Amount of the Class M2 Certificates has not been reduced to zero;

    (7) to the Interest Rate Swap Account, for distribution pursuant to priority
(12) under '--Supplemental Interest Trust -- Application of Deposits and Payments Received by the Supplemental Interest Trust' below; and

    (8) to the Class LT-R and Class R Certificates, any remaining amount as provided in the Trust Agreement.

SUPPLEMENTAL INTEREST TRUST

    INTEREST RATE SWAP AGREEMENT. Under the Swap Agreement, one Business Day prior to each Distribution Date commencing in July 2006, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) the Rate of Payment for the related Distribution Date, (b) the Scheduled Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360. A Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

    The Swap Agreement will terminate immediately following the Distribution Date in May 2011 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

    The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

    The Trustee will establish the Interest Rate Swap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Interest Rate Swap Account any Interest Rate Swap Amount received by the Trustee, and the Trustee will distribute from the Interest Rate Swap Account any Interest Rate Swap Amount pursuant to the priority of payments set forth under '--Application of Deposits and Payments Received by the Supplemental Interest Trust' below.

    As of the Cut-off Date, the aggregate significance percentage with respect to the Swap Counterparty will be less than 10%.

    THE SWAP COUNTERPARTY. HSBC Bank USA, National Association ('HSBC Bank') is a member of the HSBC Group, one of the world's largest banking and financial services groups. The HSBC Group is an international commercial and investment banking and financial services organization with some 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

    HSBC Bank is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the OCC. HSBC Bank's deposits are insured by the FDIC up to applicable limits. HSBC Bank's domestic operations are primarily in New York State. HSBC Bank also has banking branch offices and/or representative offices in Florida, California, New Jersey, Delaware, Pennsylvania, Washington, Oregon, Massachusetts and Washington, D.C. In addition to its domestic offices, HSBC Bank maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

    HSBC Bank is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nation's top 10 bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc. At December 31, 2005, HSBC Bank represented approximately 98% of the consolidated assets of HSBC USA Inc. and had assets of approximately $151 billion. HSBC Bank had outstanding approximately $139 billion of obligations, including deposits totaling $95 billion and $25 billion of long-term debt. It had total shareholders' equity of $12 billion.

    As of the date hereof, the long-term debt of HSBC Bank has been assigned a rating of AA - by Standard & Poor's, Aa2 by Moody's Investors Services and AA by Fitch. As of the date hereof, the short-term debt of HSBC Bank has been assigned a rating of A-1+ by Standard & Poor's, P-1 by Moody's Investors Services and F1+ by Fitch.

    Additional information about HSBC Bank and HSBC USA Inc. may be obtained by contacting the Manager of Investor Relations and Government Affairs at HSBC, 452 Fifth Avenue, New York, New York 10018, tel. (212) 525-6191.

    HSBC Bank USA, National Association may be replaced as Swap Counterparty if the significance percentage of the Swap Agreement is equal to or greater than 6%.

    The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and
(2) no Early Termination Date has occurred or been effectively designated with respect to the Swap Agreement.

    In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Trust Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Trust Agreement, the Master Servicer exercises its option to purchase the Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

    Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

    Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the Business Day prior to the related Distribution Date, and on the Business Day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

    If the Swap Counterparty's applicable short-term or long-term credit rating by Fitch, Moody's or S&P falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

    The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the Offered Certificates will not be downgraded, all as provided in the Swap Agreement.

    APPLICATION OF DEPOSITS AND PAYMENTS RECEIVED BY THE SUPPLEMENTAL INTEREST TRUST. The Interest Rate Swap Amount will, on each Distribution Date (or, in the case of payments to or received from the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Interest Rate Swap Account, after making all distributions under '--Application of Monthly Excess Cashflow' above, in the following order of priority:

     (1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

     (2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

     (3) to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date for application pursuant to the priority set forth in clause (ii) under '--Distributions of Interest -- Interest Distribution Priorities' above, to the extent unpaid;

     (4) to the Class M1, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, sequentially, and in that order, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid;

     (5) to the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, any amount necessary to maintain the applicable target amounts specified in clauses (1) and (2) under '--Credit Enhancement -- Application of Monthly Excess Cashflow' above for such Distribution Date, for application pursuant to the priorities set forth in such clauses;

     (6) to the Class M1, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, sequentially, and in that order, any Deferred Amount for each such class and such Distribution Date to the extent unpaid;

     (7) to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(a) under '--Credit Enhancement -- Application of Monthly Excess Cashflow' above, to the extent unpaid;

     (8) to the Offered Subordinate Certificates and the Class B1, Class B2, Class B3 and Class B4 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(b) under '--Credit Enhancement -- Application of
         Monthly Excess Cashflow' above, to the extent unpaid;

     (9) if applicable, for application to the purchase of a replacement interest rate swap agreement;

    (10) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

    (11) to the Class M2 Certificates, the M2 Excess Amount, so long as the Class Principal Amount of the Class M2 Certificates has not been reduced to zero;

    (12) to the Class X Certificates, any amount deposited into the Interest Rate Swap Account as described under '--Credit Enhancement -- Application of Monthly Excess Cashflow' above and any remaining Interest Rate Swap Amount.

    With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (5) and (6) above will not exceed cumulative Realized Losses incurred as reduced by amounts previously distributed pursuant to clauses (5) and (6) above.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

    On the Initial Optional Termination Date, the Master Servicer with the prior written consent of the Seller (which consent will not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price. The Master Servicer, the Trustee, the Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable, and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreements, as applicable. If such option is exercised, the Trust Fund will be terminated. If the Master Servicer fails to exercise such option on the Initial Optional Termination Date, the margin or stated interest rate, as applicable, of each class of Offered Certificates (other than the Class A-IO Certificates) will be increased as described under 'Summary of Terms -- The Certificates -- Payments on the Certificates -- Interest Payments' herein. The stated interest rate of the Class M2 Certificates, the margin of the Class B1 and Class B2 Certificates and the stated interest rate of the Class B3 and Class B4 Certificates will be increased as described under '--Distributions of Interest -- Calculation of Interest.'

                      FEES AND EXPENSES OF THE TRUST FUND

    In consideration of their duties on behalf of the Trust Fund, the Servicer, the Master Servicer, the Trustee and the Credit Risk Manager will receive from the assets of the Trust Fund certain fees as set forth in the following table:

                  FREQUENCY                                                      HOW AND WHEN
FEE PAYABLE TO:  OF PAYMENT:                 AMOUNT OF FEE:                    FEE IS PAYABLE:
---------------  -----------                 --------------                    ---------------
SERVICER         monthly      For each Mortgage Loan (other than a          Withdrawn from the
                              Charged-off Loan), a monthly fee paid to the  Servicing Account in
                              Servicer out of interest collections          respect of each
                              received from the related Mortgage Loan       Mortgage Loan, before
                              calculated on the outstanding principal       payment of any amounts
                              balance of each Mortgage Loan, at 0.500% per  to Certificateholders.
                              annum for each Mortgage Loan.

MASTER           monthly      All investment earnings or income on amounts  Retained by the Master
SERVICER                      on deposit in the Collection Account.         Servicer.

TRUSTEE          monthly      All investment earnings on amounts on         Retained by the
                              deposit in the Certificate Account.           Trustee.

CREDIT RISK      monthly      0.009% annually on the Scheduled Principal    Payable after payments
  MANAGER                     Balance of each Mortgage Loan.                of interest have been
                                                                            made to
                                                                            Certificateholders.

    The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under 'Mortgage Loan
Servicing -- Amendment of the Servicing Agreement' below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under 'The Trust Agreement -- Certain Matters Under the Trust Agreement -- Amendment of the Trust Agreement' below.

    Expenses and indemnification amounts of the Servicer, the Custodians and the Master Servicer will be reimbursed before payments are made on the Certificates. Expenses and indemnification amounts of the Trustee, other than expenses incurred in connection with the transfer of servicing, as set forth in further detail in the Trust Agreement, will be reimbursed up to $200,000 annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $200,000 in any anniversary year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates and payment of the Credit Risk Manager's Fee.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

    The Trust Fund will primarily consist of approximately 13,391 conventional, second lien, fixed rate, fully amortizing and balloon, residential Mortgage Loans, which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $656,215,417. Approximately 60.22% of the Mortgage Loans are Balloon Loans (as described below) and approximately 39.78% of the Mortgage Loans fully amortize over their original terms. Approximately 61.35% of the Mortgage Loans have original terms to stated maturity of less than or equal to 15 years, approximately 0.33% have original terms to stated maturity equal to 20 years, and approximately 38.32% of the mortgage loans have original terms to stated maturity of greater than 20 years, but less than or equal to 30 years.

    All of the Mortgage Loans were acquired by the Seller from the Bank. Underwriting guidelines of the type described under 'Origination of the Mortgage Loans and Underwriting Guidelines' were generally applied by the Originators underwriting the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See 'The Trust Agreement -- Assignment of Mortgage Loans' herein.

    The Mortgage Loans will be evidenced by promissory notes and secured by a Mortgage. The Mortgages create second liens on the Mortgaged Property.

    The Mortgage Loans are subject to the 'due-on-sale' provisions included therein which provide that each Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

    Approximately 97.11% of the Mortgage Loans have original CLTVs of greater than 80%, but less than or equal to 100%. None of the Mortgage Loans have an original CLTV of greater than 100%.

    Approximately 60.22% of the Mortgage Loans are Balloon Loans. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by applicable credit enhancement. None of the Servicer, the Master Servicer or the Trustee is required to make any Advances with respect to delinquent Balloon Payments.

    Approximately 1.00% of the Mortgage Loans provide for a Prepayment Premium in connection with certain voluntary full and partial prepayments of principal made within the Prepayment Premium Period, as described herein. The Prepayment Premium Periods range from seven months to three years after origination. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note and will generally be equal to six months' advance interest calculated at the applicable interest rate on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan, in any twelve-month period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates, but rather will be distributed to the holders of the Class P Certificates. A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee (and without reimbursing the Trust Fund from its own funds for any foregone Prepayment Premium) only if
(i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or (ii) such waiver relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from their own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

    As of the Cut-off Date, 99.98% of the Mortgage Loans were less than 30 days delinquent in payment, and 0.02% of the Mortgage Loans were at least 30 days but less than 60 days delinquent in payment. Certain historical delinquency information with respect to the Mortgage Loans is provided in Annex A to this prospectus supplement. The delinquency status of a mortgage loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on April 1 by April 30, that mortgage loan would be considered less than 30 days delinquent in payment. If the payment were not made on May 1, the loan would then be considered to be at least 30 but less than 60 days delinquent.

    The Seller will represent that as of the Cut-off Date, none of the Mortgage Loans were subject to the Home Ownership and Equity Protection Act of 1994 or any other applicable federal, state or local anti-predatory or anti-abusive lending laws.

THE MORTGAGE LOANS

    The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.)

    Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

    No more than approximately 0.41% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                            STATIC POOL INFORMATION

    Certain static pool information may be found at:

    http://www.lehman.com/reg_ab/deal.html?deal=SAS06-S2.

    Access to this internet address is unrestricted and free of charge.

    Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund. See 'Static Pool Information' in the prospectus.

                           MATERIAL LEGAL PROCEEDINGS

    Ocwen is subject to certain litigation proceedings that may be material to Certificateholders. See 'The Servicer -- Ocwen Loan Servicing, LLC -- General.'

                         AFFILIATIONS AND RELATIONSHIPS

    The Depositor, the Sponsor, the Underwriter, Lehman Pass-Through Securities Inc., the Bank and Aurora are all affiliates of each other and have the following ownership structure:

          The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

          The Underwriter, Lehman Brothers Inc., is a wholly owned, direct subsidiary of the Sponsor.

          Lehman Pass-Through Securities Inc., which will purchase the Class P and Class X Certificates from the Depositor, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor.

          Aurora, which acts as the Master Servicer and is also the initial Servicer, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly owned, direct subsidiary of the Sponsor.

    Certain of the Mortgage Loans were originated by the Bank and were subsequently purchased by the Seller in one or more arm's length transactions on or before the Closing Date. In addition, on or before the Closing Date, the Seller engaged Aurora to provide the servicing functions for certain of the Mortgage Loans.

    Immediately before the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by the Seller or its affiliates. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

    Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class M2, Class B1, Class B2, Class B3, Class B4, Class LT-R and Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class P and Class X

Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

                             ADDITIONAL INFORMATION

    The description in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

    Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing the information described under 'The Trust Agreement -- Reports to Certificateholders.' The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. The Trustee's website will be located at www.sf.citidirect.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013,
Attention: Agency and Trust -- SASCO Series 2006-S2. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

                                  THE SPONSOR

    Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See 'The Sponsor' in the prospectus for more information regarding Lehman Brothers Holdings Inc.

                                 THE DEPOSITOR

    The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Certificates (Registration No. 333-129480).

    For more information regarding the Depositor, see 'The Depositor' in the prospectus.

         ORIGINATION OF THE MORTGAGE LOANS AND UNDERWRITING GUIDELINES

    The Mortgage Loans have been originated or acquired in accordance with the LBB Underwriting Guidelines. The following is a general summary of the LBB Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by the Bank or each other Originator, as applicable. The following does not purport to be a complete description of the underwriting standards of the Bank or the other Originators.

LBB UNDERWRITING GUIDELINES

    Lehman Brothers Bank, FSB ('LBB') is a federal savings bank chartered under the Home Owners' Loan Act and under the supervision of the Office of Thrift Supervision. LBB's home office is located in Wilmington, Delaware, and LBB also has a branch in Jersey City, New Jersey. LBB originates and purchases residential and commercial mortgage loans and engages in other permitted bank activities. LBB began originating and purchasing residential mortgage loans in 1999.

    LBB originates residential mortgage loans through its wholly-owned operating subsidiary and agent, Aurora Loan Services, LLC, a Delaware limited liability company ('Aurora'). Aurora originates loans through its Conduit, Wholesale and Retail channels, and is headquartered in Denver, Colorado. Any reference to origination by Aurora under the heading 'LBB Underwriting Guidelines' refers to the origination of mortgage loans by Aurora on behalf of the Bank, as agent for the Bank. For the years 2003, 2004, and 2005, LBB has originated residential mortgage loans through Aurora of approximately $32,000,000,000, $44,000,000,000 and $52,000,000,000, respectively.

    The Conduit Division operates in two locations, Englewood, Colorado and Dallas, Texas. Conduit loans represented approximately 75% by loan origination volume ($) of Aurora's total loan production in 2005. Correspondents are approved to do business with Aurora upon completion of an application, a satisfactory background check, and execution of a Correspondent Loan Sale Agreement. Correspondents generally underwrite loans to LBB Underwriting Guidelines (as described below). Approximately 24% of Conduit's loans in 2005 were pre-underwritten by either Aurora or an independent third party underwriter (using LBB's Underwriting Guidelines) prior to purchase by LBB. Certain correspondents are given delegated underwriting authority, which is granted only to larger correspondents with adequate controls and net worth. Approximately 71% of Conduit's loans in 2005 were underwritten by correspondents with delegated underwriting authority. A third group of correspondents sell to LBB through Aurora in 'mini-bulk' transactions, in which they generally represent and warrant compliance with LBB's Underwriting Guidelines or other guidelines approved by Aurora. Approximately 5% of Conduit's loans in 2005 were purchased in mini-bulk transactions.

    Some correspondents selling through mini-bulk transactions apply for and are granted authority to underwrite mortgage loans for sale to LBB using underwriting guidelines of a company other than Aurora/LBB. These are referred to 'Other People's Guidelines', or OPG. The OPG are reviewed by the credit staff at Aurora to determine that they are acceptable to LBB. OPG may vary from LBB's guidelines but the products are deemed by Aurora to be substantially similar to the products produced in accordance with LBB's underwriting guidelines. OPG products made up approximately 4% of Aurora's Conduit production in 2005.

    The Wholesale Division operates out of four Regional Operations Centers. Wholesale production represented 24% of Aurora's total loan production in 2005. All loans in the Wholesale Division are underwritten to LBB's Underwriting Guidelines as described below. Brokers are approved to do business with Aurora upon completion of an application, a satisfactory background check, and execution of a Broker Agreement.

    The Retail Division, known as National Consumer Direct Lending, operates out of a central location in Englewood, Colorado. Retail production represented 1% of Aurora's total loan production in 2005.

    The LBB Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. The LBB Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, the underwriter may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent underwriting exceptions.

    The LBB Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property by qualified independent appraisers, that conforms to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by the underwriter and, depending upon certain factors, including original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal by Aurora's review appraisal department.

    Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The LBB Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 103% (or, with respect to certain mortgage loans, up to 95%) for the highest credit-grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

    Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history (except with respect to certain 'no documentation' mortgage loans described below), as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

    Aurora offers a number of loan products including Alt A, Classic and Mortgage Maker. Alt A loans generally provide for minimum credit score of 620 for full doc loans, 660 for reduced doc loans, maximum loan amount of $6,000,000, maximum DTI of 45%, maximum LTV of 97%, and may be of any documentation type. Alt A loans made up approximately 73% of Aurora's Conduit loans, 69% of Aurora's Retail loans, and 76% of Aurora's Wholesale loans in 2005.

    Classic products are generally directed to a slightly higher credit quality mortgagor than the Alt A products. They are available only on full doc loans to owner occupied or second home properties and with stated doc income guidelines to owner occupied homes. Minimum credit score for full doc owner occupied loans is 680,720 for stated documentation and full doc second homes, maximum loan amount of $2,000,000 and maximum DTI of 45%.

    Mortgage Maker products are generally directed to a slightly lower credit quality mortgagor than the Alt A products. Mortgage Maker loans made up approximately 24% of Aurora's Conduit loans in 2005. Mortgage Maker loans generally provide for minimum credit score of 620, maximum loan amount of $4,000,000, maximum DTI of 50%, maximum LTV of 95%, and may be of any documentation type.

    Second liens are offered behind each of the first lien programs described above, and generally follow the same underwriting requirements as the first lien from the same program. Mortgage Maker second liens may be placed behind an Alt-A or Classic first liens.

    Second liens accepted through the OPG process described above may be `stand-alone' second liens, or may be concurrently funded liens, with the first lien also delivered to Aurora. All other second liens offered by Aurora through its other channels are concurrently funded with the first lien that is also delivered to Aurora. On all concurrently funded first and second lien transactions, both first and second liens must conform to the most restrictive guidelines of the applicable First or Second Lien requirements if there is a difference. Maximum loan amount is $200,000 for Alt-A and Classic second liens, $400,000 for Mortgage Maker second liens. Under the LBB Underwriting Guidelines, maximum CLTV is generally 100%.

    In each program, LBB offers an interest only option on first liens, with a minimum interest-only period generally of 5 years and a maximum interest-only period of 10 years. DTIs for interest-only loans are computed using the initial interest-only payment (or, for ARMs which will experience rate adjustments in less than twenty-four months, using the fully-indexed interest-only payment).

    LBB originates loans with different income and asset 'documentation' requirements. The types of income and asset documentation include Full Doc (Alt
A), Full Doc (Other than Alt A), Limited, Stated, Stated-Stated, No Ratio, and No Documentation. Verification of employment, income and assets in a mortgage loan file is dependent on the documentation program.

    For 'Full Documentation' program loans in Alt A, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current income and employment, a two-year history of previous income and employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home.

    'Full Documentation' program loans other than Alt A do not require documentation consistent with Fannie Mae/Freddie Mac guidelines, but generally provide for verification of current income and employment, a 12-24 month history of previous income and employment (or for self-employed borrowers, one or two years of income tax returns, verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home.

    'Limited Documentation' loans generally provide for 6-12 months of income documentation or 6 months of personal or business bank statements.

    For 'Stated Income' program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

    'Stated-Stated' program loans, are based upon Stated Income, as described above, except that there are no deposit verifications made and the asset analysis is based on the stated amount provided by the prospective borrower.

    'No Ratio' program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets.

    Under 'No Documentation' program guidelines, no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy.

    All of the Mortgage Loans originated by LBB will be initially serviced by Aurora.

                              THE MASTER SERVICER

    Aurora Loan Services LLC will act as Master Servicer under the Trust Agreement. For more information regarding Aurora in its capacity as Master Servicer, see 'Aurora Loan Services LLC -- General' and ' -- Master Servicing' in the prospectus.

    As Master Servicer, Aurora will monitor the performance of the Servicer in accordance with the provisions of the Servicing Agreement and the Trust Agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where Aurora is also a Servicer or where, through the exercise of its master servicing obligations, it becomes a successor Servicer. See 'Servicing of Loans -- Certain Matters Regarding the Master Servicer' in the prospectus for additional information concerning the limitation of Aurora's liability as Master Servicer.

    The following table sets forth certain information regarding Aurora's total public securitization master servicing portfolio at March 31, 2006.

                                                              NUMBER OF     PRINCIPAL
                        TYPE OF LOAN                            LOANS        BALANCE
                        ------------                            -----        -------
                                                                          (IN MILLIONS)
Alt-A.......................................................   260,763      $ 77,910
Subprime....................................................   423,706      $ 58,859
Government Insured or Guaranteed(1).........................   165,737      $ 12,683
Home Equity Lines of Credit.................................     1,817      $     69
Total Portfolio.............................................   852,023      $149,521

---------

(1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community Development Service.

                                  THE SERVICER

GENERAL

    On the Closing Date, Aurora will service all of the Mortgage Loans. On or about July 1, 2006, it is expected that all of the Mortgage Loans will be transferred for servicing to Ocwen.

    The delinquency and loan loss data set forth below for Aurora and Ocwen represent the historical experience of each such Servicer's servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Loans will be affected by a number of factors, including but not limited to the borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related Mortgaged Property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable Mortgage Loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on Mortgage Loans to the extent that Mortgaged Properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have 'seasoned' to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. It is also very likely that the delinquency and foreclosure experience of junior lien mortgage loans, such as the Mortgage Loans, would vary considerably from those first lien mortgage loans included in a Servicer's portfolio, which first lien mortgage loans are included in the total portfolio statistics below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Loans will be similar to that of such Servicer's own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Trust Fund.

AURORA LOAN SERVICES LLC

    Aurora Loan Services LLC will act as a Servicer under the related Servicing Agreement. For more information regarding Aurora in its capacity as a Servicer, see 'Aurora Loan Services LLC -- General' and ' -- Servicing' in the prospectus.

    The following table sets forth certain information regarding Aurora's total loan servicing and subservicing portfolio at March 31, 2006, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

                                                              NUMBER OF     PRINCIPAL
                        TYPE OF LOAN                            LOANS        BALANCE
                        ------------                            -----        -------
                                                                          (IN MILLIONS)
Conventional................................................    76,601       $11,757
Conventional Alt-A..........................................   277,006       $65,940
Subprime....................................................     6,858       $ 1,156
Government Insured or Guaranteed(1).........................     8,713       $   627
Home Express(2).............................................    14,898       $ 1,518
SBA Disaster Loans(3).......................................    35,075       $   601
Home Equity Lines of Credit.................................       184       $    10
Total Portfolio.............................................   419,335       $81,609

---------

(1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) 'Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) 'SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

                              -------------------

    As of March 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $69,371,533. As of December 31, 2003, December 31, 2004, December 31, 2005, and March 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $12,402,954, $11,363,442, $17,706,788 and $9,887,856, respectively, on conventional mortgage loans. As of December 31, 2003, December 31, 2004, December 31, 2005, and March 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $19,254,670, $13,543,476, $24,810,189, and $29,088,055, respectively, on conventional Alt-A mortgage loans.

    In the first month of delinquency of a conventional or conventional Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

    When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

    The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional and conventional Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                            (DOLLARS IN MILLIONS)(1)

CONVENTIONAL

                                                   AT DECEMBER 31, 2003                 AT DECEMBER 31, 2004
                                            ----------------------------------   ----------------------------------
                                                                    PERCENT BY                           PERCENT BY
                                            NUMBER OF   PRINCIPAL   PRINCIPAL    NUMBER OF   PRINCIPAL   PRINCIPAL
                                              LOANS      BALANCE    BALANCE(3)     LOANS      BALANCE    BALANCE(3)
                                              -----      -------    ----------     -----      -------    ----------
Total balance of mortgage loans
 serviced.................................   34,210     $5,891.89                 41,391     $6,722.64
Period of delinquency(2)
30 to 59 days.............................    1,405     $  206.75      3.51%         945     $  129.19      1.92%
60 to 89 days.............................      371     $   53.83      0.91%         253     $   36.10      0.54%
90 days or more...........................      183     $   30.69      0.52%         203     $   31.67      0.47%
                                             ------     ---------     -----       ------     ---------     -----
Total delinquent loans(2).................    1,959     $  291.26      4.94%       1,401     $  196.95      2.93%
Loans in foreclosure (excluding
 bankruptcies)............................      853     $  148.76      2.52%         595     $   97.83      1.46%
Loans in bankruptcy.......................      342     $   49.15      0.83%         321     $   44.02      0.65%
                                             ------     ---------     -----       ------     ---------     -----
Total.....................................    3,154     $  489.18      8.30%       2,317     $  338.81      5.04%
                                             ------     ---------     -----       ------     ---------     -----
                                             ------     ---------     -----       ------     ---------     -----

                                                  AT DECEMBER 31, 2005                   AT MARCH 31, 2006
                                           ----------------------------------   -----------------------------------
                                                                   PERCENT BY                            PERCENT BY
                                           NUMBER OF   PRINCIPAL   PRINCIPAL    NUMBER OF   PRINCIPAL    PRINCIPAL
                                             LOANS      BALANCE    BALANCE(3)     LOANS      BALANCE     BALANCE(3)
                                             -----      -------    ----------     -----      -------     ----------
Total balance of mortgage loans
 serviced................................   61,309     $8,880.54                 76,601     $11,757.24
Period of delinquency(2)
30 to 59 days............................    1,462     $  204.53      2.30%       1,564     $   248.87      2.12%
60 to 89 days............................      466     $   67.84      0.76%         466     $    72.53      0.62%
90 days or more..........................      609     $   81.08      0.91%         661     $    94.01      0.80%
                                            ------     ---------     -----       ------     ----------     -----
Total delinquent loans(2)................    2,537     $  353.45      3.98%       2,691     $   415.41      3.53%
Loans in foreclosure (excluding
 bankruptcies)...........................    1,044     $  153.32      1.73%       1,236     $   188.83      1.61%
Loans in bankruptcy......................      819     $   93.12      1.05%         591     $    69.86      0.59%
                                            ------     ---------     -----       ------     ----------     -----
Total....................................    4,400     $  599.89      6.76%       4,518     $   674.11      5.73%
                                            ------     ---------     -----       ------     ----------     -----
                                            ------     ---------     -----       ------     ----------     -----

---------

(1) Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                         DELINQUENCIES AND FORECLOSURES
                            (DOLLARS IN MILLIONS)(1)

CONVENTIONAL ALT-A

                                                     AT DECEMBER 31, 2003                 AT DECEMBER 31, 2004
                                              ----------------------------------   ----------------------------------
                                                                      PERCENT BY                           PERCENT BY
                                               NUMBER    PRINCIPAL    PRINCIPAL     NUMBER    PRINCIPAL    PRINCIPAL
                                              OF LOANS    BALANCE     BALANCE(3)   OF LOANS    BALANCE     BALANCE(3)
                                              --------    -------     ----------   --------    -------     ----------
Total balance of mortgage loans serviced....   95,422    $29,960.40                157,333    $40,795.33
Period of delinquency(2)
30 to 59 days...............................    1,071    $   340.54      1.14%       1,222    $   317.90      0.78%
60 to 89 days...............................      175    $    52.11      0.17%         179    $    50.29      0.12%
90 days or more.............................       63    $    48.88      0.16%         137    $    55.69      0.14%
                                              -------    ----------      ----      -------    ----------      ----
Total delinquent loans(2)...................    1,309    $   441.53      1.47%       1,538    $   423.88      1.04%
Loans in foreclosure (excluding
 bankruptcies)..............................      319    $   214.46      0.72%         262    $   116.92      0.29%
Loans in bankruptcy.........................      110    $    47.39      0.16%         157    $    39.92      0.10%
                                              -------    ----------      ----      -------    ----------      ----
Total.......................................    1,738    $   703.37      2.35%       1,957    $   580.72      1.42%
                                              -------    ----------      ----      -------    ----------      ----
                                              -------    ----------      ----      -------    ----------      ----

                                                     AT DECEMBER 31, 2005                 AT DECEMBER 31, 2006
                                              ----------------------------------   ----------------------------------
                                                                      PERCENT BY                           PERCENT BY
                                               NUMBER    PRINCIPAL    PRINCIPAL     NUMBER    PRINCIPAL    PRINCIPAL
                                              OF LOANS    BALANCE     BALANCE(3)   OF LOANS    BALANCE     BALANCE(3)
                                              --------    -------     ----------   --------    -------     ----------
Total balance of mortgage loans serviced....  261,125    $62,066.75                277,006    $65,939.96
Period of delinquency(2)
30 to 59 days...............................    2,789    $   680.66      1.10%       2,454    $   615.15      0.93%
60 to 89 days...............................      604    $   149.13      0.24%         594    $   141.53      0.21%
90 days or more.............................      363    $    87.64      0.14%         489    $   124.59      0.19%
                                              -------    ----------      ----      -------    ----------      ----
Total delinquent loans(2)...................    3,756    $   917.43      1.48%       3,537    $   881.27      1.34%
Loans in foreclosure (excluding
 bankruptcies)..............................      649    $   174.28      0.28%         871    $   229.01      0.35%
Loans in bankruptcy.........................      727    $   148.20      0.24%         456    $    93.25      0.14%
                                              -------    ----------      ----      -------    ----------      ----
Total.......................................    5,132    $ 1,239.91      2.00%       4,864    $ 1,203.53      1.83%
                                              -------    ----------      ----      -------    ----------      ----
                                              -------    ----------      ----      -------    ----------      ----

---------

(1) Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                              LOAN LOSS EXPERIENCE
                            (DOLLARS IN MILLIONS)(4)

CONVENTIONAL

                                                      FOR THE YEAR ENDED      FOR THE YEAR ENDED
                                                     AT DECEMBER 31, 2003    AT DECEMBER 31, 2004
                                                     ---------------------   ---------------------
                                                     NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL
                   TYPE OF LOAN                        LOANS      BALANCE      LOANS      BALANCE
                   ------------                        -----      -------      -----      -------
Total Portfolio(1).................................   32,053     $5,493.68    33,450     $5,871.74
Net Losses(2)(3)...................................       29     $    1.06       164     $    5.94
Net Losses as a Percentage of Total Portfolio......                   0.02%                   0.10%

                                                      FOR THE YEAR ENDED     FOR THE QUARTER ENDED
                                                     AT DECEMBER 31, 2005      AT MARCH 31, 2006
                                                     ---------------------   ---------------------
                                                     NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL
                   TYPE OF LOAN                        LOANS      BALANCE      LOANS      BALANCE
                   ------------                        -----      -------      -----      -------
Total Portfolio(1).................................   48,053     $7,494.87    57,449     $9,773.33
Net Losses(2)(3)...................................      471     $   16.03        97     $    2.65
Net Losses as a Percentage of Total Portfolio......                   0.21%                   0.03%

---------

(1) 'Total Portfolio' is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2) 'Net Losses' means Gross Losses minus Recoveries. 'Gross Losses' are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. 'Recoveries' are recoveries from liquidation proceeds, deficiency judgments and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

                              LOAN LOSS EXPERIENCE
                            (DOLLARS IN MILLIONS)(4)

CONVENTIONAL ALT-A

                                                     FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                    AT DECEMBER 31, 2003     AT DECEMBER 31, 2004
                                                   ----------------------   ----------------------
                                                   NUMBER OF   PRINCIPAL    NUMBER OF   PRINCIPAL
TYPE OF LOAN                                         LOANS      BALANCE       LOANS      BALANCE
------------                                         -----      -------       -----      -------
Total Portfolio(1)...............................    80,555    $25,689.17    131,754    $34,274.43
Net Losses(2)(3).................................        17    $     1.85         48    $     3.91
Net Losses as a Percentage of Total Portfolio....                    0.01%                    0.01%

                                                     FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                    AT DECEMBER 31, 2005     AT DECEMBER 31, 2006
                                                   ----------------------   ----------------------
                                                   NUMBER OF   PRINCIPAL    NUMBER OF   PRINCIPAL
TYPE OF LOAN                                         LOANS      BALANCE       LOANS      BALANCE
------------                                         -----      -------       -----      -------
Total Portfolio(1)...............................   236,824    $56,571.95    257,585    $62,160.80
Net Losses(2)(3).................................       165    $    14.85         64    $     3.86
Net Losses as a Percentage of Total Portfolio....                    0.03%                    0.01%

---------

(1) 'Total Portfolio' is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2) 'Net Losses' means Gross Losses minus Recoveries. 'Gross Losses' are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. 'Recoveries' are recoveries from liquidation proceeds, deficiency judgments and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

                              -------------------

    The above delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

    The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

    When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

    When a mortgage loan becomes a 'high risk asset' (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

OCWEN LOAN SERVICING, LLC

    GENERAL. Ocwen Loan Servicing, LLC ('Ocwen'), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ('OCN') headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

    As of March 31, 2006, OCN had approximately $1.554 billion in assets, including $183.8 million of cash, approximately $1.188 billion in liabilities and approximately $366 million in equity. For the quarter ended March 31, 2006, OCN's pre-tax income was approximately $21.5 million, as compared to approximately $2.5 million reported for the quarter ended December 31, 2005.

    The servicing of the mortgage loans in Ocwen's servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB ('OFB'), effective on June 30, 2005. This service transfer was the result of OFB's voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB's dissolution and sale of the branch facility and deposits, all of OFB's remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen's management, servicing portfolio and platform was not changed as a result of the foregoing transactions.

    Ocwen is rated as a 'Strong' residential subprime servicer and residential special servicer by Standard & Poor's and has an 'RPS2' rating as a subprime servicer and an 'RSS2' rating as special servicer from Fitch Ratings. Ocwen is also rated 'SQ2 - ' ('Above Average') as a primary servicer of subprime loans and 'SQ2' ('Above Average') as a special servicer by Moody's Investors Service, Inc. On April 23, 2004, Standard & Poor's placed its 'Strong' residential subprime servicer and residential special servicer ratings assigned to Ocwen on 'Credit Watch with negative implications.' Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

    The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

    On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys' fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. On February 9, 2006, the trial court entered its final judgment reducing the total jury award to approximately $1.8 million for actual damages and attorneys' fees and denying the punitive damages award. Ocwen believes that the damage award is against the weight of evidence and contrary to law and that the attorneys' fees should be reduced as impermissibly excessive. Ocwen has appealed the decision and will continue to vigorously defend this matter.

    Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen's servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

    As of March 31, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $42.9 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

                                     OCWEN
                          SUBPRIME SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
   BALANCE AS OF         BALANCE AS OF         BALANCE AS OF         BALANCE AS OF         BALANCE AS OF
 DECEMBER 31, 2002     DECEMBER 31, 2003     DECEMBER 31, 2004     DECEMBER 31, 2005     DECEMBER 31, 2006
 -----------------     -----------------     -----------------     -----------------     -----------------
    $26,356,007           $30,551,242           $28,367,753           $37,424,696           $33,845,396

    OCWEN'S DELINQUENCY AND FORECLOSURE EXPERIENCE. The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                     OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                      AS OF DECEMBER 31, 2003                            AS OF DECEMBER 31, 2004
                          ------------------------------------------------   ------------------------------------------------
                                                   PERCENT BY   PERCENT BY                            PERCENT BY   PERCENT BY
                           BY NO.     BY DOLLAR      NO. OF       DOLLAR      BY NO.     BY DOLLAR      NO. OF       DOLLAR
                          OF LOANS     AMOUNT        LOANS        AMOUNT     OF LOANS     AMOUNT        LOANS        AMOUNT
                          --------     ------        -----        ------     --------     ------        -----        ------
Total Portfolio.........  256,891    $30,551,242     100.00%      100.00%    237,985    $28,367,753     100.00%      100.00%
Period of Delinquency(1)
30-59 days..............   10,662    $ 1,117,125       4.15%        3.66%     11,251    $ 1,127,427       4.73%        3.97%
60-89 days..............    4,595    $   488,900       1.79%        1.60%      5,066    $   515,826       2.13%        1.82%
90 days or more.........   24,050    $ 2,341,837       9.36%        7.67%     26,459    $ 2,545,313      11.12%        8.97%
Total Delinquent
 Loans..................   39,307    $ 3,947,862      15.30%       12.92%     42,776    $ 4,188,566      17.97%       14.77%
Loans in
 Foreclosure(2).........    9,800    $ 1,057,710       3.81%        3.46%      9,599    $   975,961       4.03%        3.44%

                                      AS OF DECEMBER 31, 2005                            AS OF DECEMBER 31, 2006
                          ------------------------------------------------   ------------------------------------------------
                                                   PERCENT BY   PERCENT BY                            PERCENT BY   PERCENT BY
                           BY NO.     BY DOLLAR      NO. OF       DOLLAR      BY NO.     BY DOLLAR      NO. OF       DOLLAR
                          OF LOANS     AMOUNT        LOANS        AMOUNT     OF LOANS     AMOUNT        LOANS        AMOUNT
                          --------     ------        -----        ------     --------     ------        -----        ------
Total Portfolio.........  304,153    $37,424,696     100.00%      100.00%    277,553    $33,845,396     100.00%      100.00%
Period of Delinquency(1)
30-59 days..............   15,854    $ 1,678,284       5.21%        4.48%     12,602    $ 1,368,721       4.54%        4.04%
60-89 days..............    7,701    $   773,139       2.53%        2.07%      6,655    $   731,436       2.40%        2.16%
90 days or more.........   34,669    $ 3,336,423      11.40%        8.92%     35,801    $ 3,594,265      12.90%       10.62%
Total Delinquent
 Loans..................   58,224    $ 5,787,845      19.14%       15.47%     55,058    $ 5,694,422      19.84%       16.82%
Loans in
 Foreclosure(2).........    9,057    $   924,118       2.98%        2.47%     12,072    $ 1,384,050       4.35%        4.09%

---------

(1) Includes 25,142 loans totaling $2,359,272 for March 31, 2006, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading 'Total Delinquent Loans.'

                                     OCWEN
                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                 AS OF                    AS OF                    AS OF                    AS OF
                           DECEMBER 31, 2003        DECEMBER 31, 2004        DECEMBER 31, 2005        DECEMBER 31, 2006
                         ----------------------   ----------------------   ----------------------   ----------------------
                          BY NO.     BY DOLLAR     BY NO.     BY DOLLAR     BY NO.     BY DOLLAR     BY NO.     BY DOLLAR
                         OF LOANS     AMOUNT      OF LOANS     AMOUNT      OF LOANS     AMOUNT      OF LOANS     AMOUNT
                         --------     ------      --------     ------      --------     ------      --------     ------
Total Portfolio........  256,891    $30,551,242   237,985    $28,367,753   304,153    $37,424,696   277,553    $33,845,396
Foreclosed Loans(1)....    4,849    $   437,510     4,858    $   439,890     4,475    $   390,412     4,597    $   412,841
Foreclosure Ratio(2)...     1.89%          1.43%     2.04%          1.55%     1.47%          1.04%     1.66%          1.22%

---------

(1) For the purpose of these tables, 'Foreclosed Loans' means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The 'Foreclosure Ratio' is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                     OCWEN
                          LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                       AS OF               AS OF               AS OF               AS OF
                                 DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005   DECEMBER 31, 2006
                                 -----------------   -----------------   -----------------   -----------------
Total Portfolio(1)............      $30,551,242         $28,367,753         $37,424,696         $33,845,396
Net Gains/(Losses)(2)(3)......      $  (249,516)        $  (348,145)        $  (406,451)        $  (403,902)
Net Gains/(Losses) as a
  Percentage of Total
  Portfolio...................            (0.82)%             (1.23)%             (1.09)%             (1.19)%

---------

(1) 'Total Portfolio' on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) 'Net Gains/(Losses)' are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($128,885) as of March 31, 2006, of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

    PRIOR SECURITIZATIONS. In the past three years, Ocwen has not been terminated as a servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

    OCWEN'S POLICIES AND PROCEDURES. Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen's mortgage loan servicing system ('REALServicing'). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

    Ocwen's collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

    Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

    Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

    If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

    If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

    Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

    Over the past three years, there has been no material changes in Ocwen's servicing policies and procedures.

                        ADMINISTRATION OF THE TRUST FUND

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

    The Servicer, the Master Servicer, the Trustee, the Custodians and the Credit Risk Manager will have the following responsibilities with respect to the Trust Fund:

        PARTY:                               RESPONSIBILITIES:
        -----                                ----------------
SERVICER                Performing the servicing functions with respect to the
                        Mortgage Loans and the Mortgaged Properties in accordance
                        with the provisions of the relevant Servicing Agreement,
                        including, but not limited to:

                           collecting monthly remittances of principal and interest
                           on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related Servicing Fees) in the
                           Servicing Account, and delivering all amounts on deposit
                           in the Servicing Account to the Master Servicer for
                           deposit in the Collection Account on the Servicer
                           Remittance Date;

                           collecting amounts in respect of taxes and insurance from
                           the related borrowers, depositing such amounts in the
                           related escrow account, and paying such amounts to the
                           related taxing authorities and insurance providers, as
                           applicable, to the extent not administered and paid by
                           the servicer of the senior interest in the related
                           Mortgaged Property;

                           making Advances with respect to delinquent payments of
                           principal and interest on the Mortgage Loans (other than
                           Balloon Payments);

                           paying customary costs and expenses incurred in the
                           performance by the Servicer of its servicing obligations,
                           including, but not limited to, the cost of (a) the
                           preservation, restoration and protection of the Mortgaged
                           Property, (b) taxes, assessments and other charges which
                           are or may become a lien upon the Mortgaged Property or
                           (c) borrower-paid primary mortgage insurance policy
                           premiums and fire and hazard insurance coverage;
                           providing monthly loan-level reports to the Master
                           Servicer;

                           maintenance of certain insurance policies relating to the
                           Mortgage Loans; and

                           enforcement of foreclosure proceedings.

                        See 'The Servicer' and 'Mortgage Loan Servicing' below.

MASTER SERVICER         Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing
                        Agreement, including but not limited to:

                           monitoring the Servicer's performance and enforcing such
                           Servicer's obligations under the Servicing Agreement;

                           collecting monthly remittances from the Servicer for
                           deposit in the Collection Account on the Servicer Remittance
                           Date and delivering all amounts on deposit in the
                           Collection Account to the Trustee for deposit in the
                           Certificate Account on the Master Servicer Remittance
                           Date;

                           gathering the monthly loan-level reports delivered by the
                           Servicer and providing a comprehensive loan-level report to the Trustee with respect to the Mortgage Loans;

                           upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

        PARTY:                                  RESPONSIBILITIES:
        -----                                   ----------------
                           upon the failure of a Servicer to make Advances with respect to a
                           Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.

                        See 'The Master Servicer' above and 'Mortgage Loan Servicing'
                        below.

TRUSTEE                 Performing the trustee functions in accordance with the
                        provisions of the Trust Agreement, including but not limited to:

                           receiving monthly remittances from the Master Servicer for deposit in the Certificate Account and distributing all amounts on deposit in the Certificate Account in accordance with the priorities described under 'Descriptions of the
                           Certificates -- Distributions of Interest,' ' -- Distributions
                           of Principal' and ' -- Credit Enhancement -- Application of
                           Monthly Excess Cashflow' on each Distribution Date or the
                           Business Day prior to such Distribution Date, as applicable;

                           depositing any Net Swap Payments or Swap Termination Payments
                           received from the Swap Counterparty into the Interest Rate
                           Swap Account;

                           distributing amounts on deposit in the Interest Rate Swap
                           Account to the Certificateholders and the Swap Counterparty, in
                           accordance with the priorities described under 'Description of the Certificates -- Supplemental Interest Trust -- Application
                           of Deposits and Payments Received by the Supplemental Interest
                           Trust' on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

                           preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Master Servicer;

                           preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;

                           preparing and distributing annual investor reports necessary to enable Certificateholders to prepare their tax returns;

                           preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates based solely upon the information provided to it on a timely basis as described in the Trust Agreement;

                           exercising remedies upon an Event of Default where a
                           responsible officer of the Trustee has actual knowledge of the default as provided in the Trust Agreement; and

                           until a successor master servicer is appointed, acting as
                           successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.

                        See 'The Trust Agreement -- The Trustee,' ' -- Certain Matters
                        Under the Trust Agreement -- Duties of Trustee' and ' -- Reports
                        to Certificateholders' below.

CUSTODIANS              Performing the custodian functions in accordance with the
                        provisions of the Custodial Agreements, including but not limited to

                           holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

                        See 'Mortgage Loan Servicing -- Custody of the Mortgage Files'
                        below.

        PARTY:                                  RESPONSIBILITIES:
        -----                                   ----------------
CREDIT RISK MANAGER     The Credit Risk Manager will not be responsible for performing any servicing or administrative functions with respect to the Mortgage
                        Loans, but rather will perform certain advisory functions with respect to the Mortgage Loans in accordance with the provisions of the Trust Agreement and under credit risk management agreements with the Servicer, including but not limited to

                           monitoring and/or making recommendations to the Master Servicer and the Servicer regarding certain delinquent and defaulted
                           Mortgage Loans; and

                           providing on a monthly basis certain reports to the Trust Fund, including, but not limited to, a loan-level loss and mitigation analysis and a prepayment premium analysis.

                        See 'Mortgage Loan Servicing -- The Credit Risk Manager' below.

TRUST ACCOUNTS

    All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Swap Counterparty, be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments, as described under 'The Agreements -- Investment of Funds' in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

       TRUST ACCOUNT:         RESPONSIBLE PARTY:     APPLICATION OF ANY INVESTMENT EARNINGS:
       -------------          -----------------      --------------------------------------
SERVICING ACCOUNT             Servicer            Any investment earnings will be paid to the
                                                  Servicer and will not be available for
                                                  distributions to Certificateholders.

COLLECTION ACCOUNT            Master Servicer     Any investment earnings will be paid as
                                                  compensation to the Master Servicer and will
                                                  not be available for distributions to
                                                  Certificateholders.

CERTIFICATE ACCOUNT           Trustee             Any investment earnings and income will be
                                                  paid as compensation to the Trustee and will
                                                  not be available for distributions to
                                                  Certificateholders.

BASIS RISK RESERVE FUND       Trustee             Any investment earnings will remain in the
                                                  Basis Risk Reserve Fund and be available for
                                                  distribution to Certificateholders as
                                                  described in clause (4) under 'Description of
                                                  the Certificates -- Credit
                                                  Enhancement -- Application of Monthly Excess
                                                  Cashflow.'

INTEREST RATE SWAP ACCOUNT    Trustee             Any investment earnings will remain in the
                                                  Interest Rate Swap Account and will be paid
                                                  to the Swap Counterparty and the
                                                  Certificateholders as described under
                                                  'Description of the Certificates --
                                                  Supplemental Interest Trust -- Application of
                                                  Deposits and Payments Received by the
                                                  Supplemental Interest Trust.'

    If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds (other than with respect to the Basis Risk Reserve Fund and the Interest Rate Swap Account, for which LBH will be responsible for any such losses), without any right of reimbursement therefor.

EXAMPLE OF DISTRIBUTIONS

    The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in July 2006:

June 2 through
  July 1...............  Collection Period:                     Payments due during the related
                                                                Collection Period (June 2 through
                                                                July 1) from borrowers will be
                                                                deposited in the Servicer's Servicing
                                                                Account as received and will include
                                                                scheduled principal payments due
                                                                during the related Collection Period,
                                                                and interest accrued on the ending
                                                                scheduled balance from the prior
                                                                Collection Period.

June 1 through
  June 30..............  So long as Aurora is the Servicer,     So long as Aurora is the Servicer,
                         Prepayment Period for partial          partial principal prepayments and
                         prepayments and prepayments in full    principal prepayments in full
                         received from the Mortgage Loans:      received during the related
                                                                Prepayment Period (the calendar month
                                                                prior to such Distribution Date) will
                                                                be deposited into such Servicer's
                                                                Servicing Account for remittance to
                                                                the Master Servicer on the Servicer
                                                                Remittance Date (July 18).

                         If servicing has been transferred to
                         Ocwen, Prepayment Period for partial   If servicing has been transferred to
                         prepayments received from the          Ocwen, partial principal prepayments
                         Mortgage Loans:                        received during the related
                                                                Prepayment Period (the calendar month
                                                                prior to such Distribution Date) will
                                                                be deposited into such Servicer's
                                                                Servicing Account for remittance to
                                                                the Master Servicer on the Servicer
                                                                Remittance Date (July 18).

June 16 through
  July 15..............  If servicing has been transferred to   If servicing has been transferred to
                         Ocwen, Prepayment Period for           Ocwen, principal prepayments in full
                         prepayments in full received from the  received during the related
                         Mortgage Loans:                        Prepayment Period (generally,
                                                                mid-month to mid-month) will be
                                                                deposited into such Servicer's
                                                                Servicing Account for remittance to
                                                                the Master Servicer on the Servicer
                                                                Remittance Date (July 18).

July 18................  Servicer Remittance Date:              The Servicer will remit collections
                                                                and recoveries in respect of the
                                                                Mortgage Loans to the Master Servicer
                                                                for deposit into the Collection
                                                                Account on or prior to the 18th day
                                                                of each month (or if the 18th day is
                                                                not a Business Day, the next
                                                                succeeding Business Day), as
                                                                specified in the applicable Servicing
                                                                Agreement.

July 21................  Master Servicer Remittance Date:       Two Business Days immediately before
                                                                the Distribution Date, the Master
                                                                Servicer will remit to the Trustee
                                                                amounts on deposit in the Collection
                                                                Account for deposit into the
                                                                Certificate Account, including any
                                                                Advances made by the Servicer or the
                                                                Master Servicer for that Distribution
                                                                Date.

June 30 or July 24.....  Record Date:                           In the case of the Offered
                                                                Certificates (other than the Class
                                                                A-IO Certificates), distributions
                                                                will be made to Certificateholders of
                                                                record as of the close of business on
                                                                the Business Day immediately before
                                                                the related Distribution Date. In the
                                                                case of the Class A-IO Certificates,
                                                                distributions will be made to
                                                                Certificateholders of record as of
                                                                the close of business on the last
                                                                Business Day of the month immediately
                                                                preceding the month in which such
                                                                Distribution Date occurs.

July 24................  Any payment received from or payable   One Business Day immediately before
                         to the Swap Counterparty under the     the related Distribution Date, the
                         Swap Agreement:                        Swap Counterparty will pay to the
                                                                Trustee for deposit into the Interest
                                                                Rate Swap Account, any Net Swap
                                                                Payments or Swap Termination Payments
                                                                required to be paid by the Swap
                                                                Counterparty under the Swap
                                                                Agreement, or the Trustee will pay to
                                                                the Swap Counterparty any Net Swap
                                                                Payments or Swap Termination Payments
                                                                required to be paid by the Trustee
                                                                under the Swap Agreement, as
                                                                applicable.

July 25................  Distribution Date:                     On the 25th day of each month (or if
                                                                the 25th day is not a Business Day,
                                                                the next Business Day), the Trustee
                                                                will make distributions to
                                                                Certificateholders from amounts on
                                                                deposit in the Certificate Account,
                                                                the Basis Risk Reserve Fund and the
                                                                Interest Rate Swap Account.

Succeeding months follow the same pattern.

                            MORTGAGE LOAN SERVICING

GENERAL

    The Servicer will have primary responsibility for servicing the Mortgage Loans as described under 'Administration of the Trust Fund -- Servicing and Administrative Responsibilities' above. Each of the Trustee and the Master Servicer is either a party or a third party beneficiary under the applicable Servicing Agreement and can enforce the rights of the Seller thereunder. Under a separate Credit Risk Management Agreement between the Credit Risk Manager and each of Aurora and Ocwen, the Credit Risk Manager will provide certain monitoring and advisory services with respect to delinquent Mortgage Loans. See 'Servicing of Loans' in the prospectus.

    Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under ' -- Advances' below.

    In addition, the Seller generally has the right to terminate the Servicer, without cause, upon thirty days' notice, subject to certain conditions set forth in the related Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the related Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and generally, payment of a termination fee which will be payable by the Seller from its own funds and not reimbursable from the Trust Fund. Any such termination without cause requires the consent of the Master Servicer and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the related Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

    Any successor servicer must be qualified to service mortgage loans for Freddie Mac and Fannie Mae and must have a net worth of not less than $25,000,000.

SERVICING ACCOUNTS AND COLLECTION ACCOUNT

    Each of Aurora and Ocwen will establish and maintain a segregated Servicing Account in the name of the Trustee into which each such Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under 'Servicing of Loans -- Deposits to and Withdrawal from the Collection Account' and ' -- Servicing Accounts' in the prospectus.

    On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer.

    The Servicer and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Collection Account, as applicable, for any Advances made and expenses incurred, as described below under ' -- Servicing Compensation and Payment of Expenses' and ' -- Advances.' The Servicing Account and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

    See also 'Administration of the Trust Fund -- Trust Accounts' in this prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    As compensation for master servicing, the Master Servicer is entitled to the compensation described under 'Fees and Expenses of the Trust Fund.'

    Each Servicer will be paid the Servicing Fee for each Mortgage Loan serviced by it and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the Servicing Account and escrow accounts and other similar items described under each related Servicing Agreement and (iii) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls.

    The Servicing Fees are subject to reduction as described below under 'Prepayment Interest Shortfalls.' See 'Servicing of Loans -- Servicing Compensation and Payment of Expenses' in the prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The

Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See 'Servicing of Loans -- Collection Procedures; Escrow Accounts' and
' -- Servicing Compensation and Payment of Expenses' in the prospectus.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

    The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

PREPAYMENT INTEREST SHORTFALLS

    When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

ADVANCES

    The Servicer will generally be obligated to make Advances and servicing advances until the Mortgage Loan has become a Charged-off Loan to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances and servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if the related Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

    The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

INSURANCE COVERAGE

    The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

    The applicable Servicing Agreement will provide that before or during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2007, the Servicer will provide to the Depositor, the Sponsor, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. Each Custodial Agreement will provide that on or before March 15 of each year, beginning in 2007, each Custodian will provide to the Depositor, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that on or before March 15 of each year, beginning March 15, 2007, (1) the Master Servicer will provide to the Depositor, the Sponsor and the Trustee a report on an assessment of compliance with the AB Servicing Criteria and (2) the Credit Risk Manager will provide to the Depositor, the Sponsor, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. In addition, before or during March of each year, in accordance with the applicable agreement, beginning in 2007, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria.

    Each party that is required to deliver a report on assessment of servicing compliance will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

    The applicable Servicing Agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer and the Trustee before or during March of each year, beginning in 2007, a separate annual statement of compliance from the Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the applicable Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

    Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Trustee at the address of the Trustee set forth above under 'Additional Information.' These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

    If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.

    If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

AMENDMENT OF THE SERVICING AGREEMENT

    A Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of the Master Servicer, the Seller and the Servicer and, generally, the Trustee; provided that (1) except for an amendment in connection with a servicing transfer or transfer of any servicing rights, the amendment will not be materially inconsistent with the provisions of the Servicing Agreement and (2) the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

CUSTODY OF THE MORTGAGE FILES

    A Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under 'The Trust Agreement -- Assignment of Mortgage Loans' below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fire resistant facility intended for the safekeeping of mortgage loan files. The Seller will pay the fees of each Custodian; however, if the Seller does not pay the fees of a Custodian, that Custodian may be repaid its fees by the Trustee from the Trust Fund.

THE CREDIT RISK MANAGER

    Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, will monitor and make recommendations to the Master Servicer and the applicable Servicer regarding certain delinquent and defaulted Mortgage Loans, and will provide, on a monthly basis, certain reports to the Trust Fund, including, but not limited to, a loan-level loss and mitigation analysis and a prepayment premium analysis. Certificateholders will be able to review the current report via the Internet at the Credit Risk Manager's website, https://reports.clayton.com, on or about the fifteenth calendar day of the month following each Distribution Date. The user name for access to the website will be the investor's e-mail address and the password for this transaction will be 'SASCO 2006-S2'. Such reports will also be included in the Trust Fund's filings with the Commission under the Securities Exchange Act of 1934. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Servicer in performing its advisory, monitoring and reporting functions.

    The Credit Risk Manager will be entitled to receive the Credit Risk Manager's Fee until the termination of the Trust Fund or until its removal by a vote of at least 66 2/3% of the Certificateholders. The Credit Risk Manager's Fee will be paid by the Trust Fund and will be calculated at the Credit Risk Manager's Fee Rate on the Scheduled Principal Balance of each Mortgage Loan.

CHARGED-OFF LOANS AND RELEASED MORTGAGE LOANS

    With respect to any Mortgage Loan that becomes 180 days delinquent and, in general, is not in foreclosure, has not become REO property and is not otherwise involved in any loss mitigation activities, the Servicer must charge off the related Mortgage Loan. Once a Mortgage Loan has become a Charged-off Loan, the Servicer will discontinue making Advances and servicing advances, the Servicer will not be entitled to Servicing Fees and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. Any Charged-off Loan will be released from the Trust Fund to Aurora at the time the Charged-off Loan becomes 210 days delinquent, and thereafter, (i) Aurora will be entitled to any amounts subsequently received in respect of any such Released Mortgage Loan,
(ii) Aurora may designate any servicer to service any such Released Mortgage Loan and (iii) Aurora may sell any such Released Mortgage Loan to a third party.

PLEDGE OF SERVICING RIGHTS

    Ocwen's Servicing Agreement permits Ocwen, as Servicer, to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under Ocwen's Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by Ocwen, the lender may appoint itself or a designee as a successor servicer, provided that such successor servicer meets all existing requirements for appointment of a successor servicer under the Servicing Agreement with Ocwen and under the Trust Agreement. See ' -- General' above.

                              THE TRUST AGREEMENT

GENERAL

    The Certificates will be issued pursuant to the Trust Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

    Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will make available on its website located at www.sf.citidirect.com a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency and Trust -- SASCO Series 2006-S2.

THE ISSUING ENTITY

    On the Closing Date and until the termination of the Trust Fund pursuant to the Trust Agreement, Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2 will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund.

    On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Basis Risk Reserve Fund on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

    On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the Swap Agreement and such assets as from time to time deposited in the Interest Rate Swap Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Interest Rate Swap Account on behalf of the Supplemental Interest Trust. See 'Description of the
Certificates -- Supplemental Interest Trust.'

    The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicer, the Credit Risk Manager and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See 'The Master Servicer,' 'The Servicer,' 'Mortgage Loan Servicing' and 'The Trust Agreement.'

    The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under ' -- Certain Matters Under the Trust Agreement -- Amendment of the Trust Agreement.'

    If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Offered Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Class A1 and Class A2 Certificates. See 'Risk Factors -- Risks Related to Potential Inadequacy of Credit Enhancement and Other Support' in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

    The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the first quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.3 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. Citibank, N.A. currently acts as trustee and/or paying agent for approximately 251 various residential mortgage-backed transactions.

    The Trustee will perform the functions described under ' -- Certain Matters Under the Trust Agreement -- Duties of the Trustee' below. In addition, the Trustee may resign or may be removed as described under ' -- Certain Matters Under the Trust Agreement -- Duties of the Trustee' below. As compensation for its services, the Trustee will be entitled to retain as its fee any interest or other income earned on amounts on deposit in the Certificate Account two Business Days prior to distribution to Certificateholders. The Trustee will also be entitled to customary indemnification and reimbursement for certain expenses prior to distributions of any amounts to Certificateholders.

ASSIGNMENT OF MORTGAGE LOANS

    The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file and the applicable Prepayment Premium provisions, if any.

    As to each Mortgage Loan, the following documents are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan may have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

    Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the

Mortgage Loans transferred to it. The Trustee's security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

REPRESENTATIONS AND WARRANTIES

    The Mortgage Loans either (a) were purchased pursuant to various Sale Agreements by the Seller or the Bank directly from various Transferors or (b) are Lehman Originated Mortgage Loans. Any Transferred Mortgage Loans purchased by the Bank from a Transferor were subsequently assigned to the Seller.

    Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include the representations and warranties described in the prospectus under 'Loan Underwriting Procedures and Standards -- Representations and Warranties.'

    The Seller's rights under each Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement. For any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the Sale and Assignment Agreement concerning such Lehman Originated Mortgage Loans that generally include the representations and warranties similar to those described above, which will be, in turn, assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement. In addition, each Transferor will have represented to the Seller (and/or the Seller will have represented to the Depositor), that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws; and (2) none of the Mortgage Loans constitute 'high-cost' or 'high-risk' loans under applicable anti-predatory and anti-abusive lending laws.

    Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under 'The Agreements -- Repurchase and Substitution of Non-Conforming Loans,' substitute a Qualifying Substitute Mortgage Loan.

    In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase or replace the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) and (2) of the second preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

    To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

CERTAIN MATTERS UNDER THE TRUST AGREEMENT

    Duties of the Trustee. The Trustee will serve as paying agent and certificate registrar. The Trustee will be responsible under the Trust Agreement for preparing the monthly distribution date statement to Certificateholders, providing certain information within the Trustee's control to Certificateholders to enable them to prepare their tax returns and preparing and filing the Trust Fund's tax information returns. The Trustee will prepare the distribution date statements, tax returns, tax information and required reports based solely on information provided by the Master Servicer by the time such information is required to be delivered to the Trustee and will make payments to the Swap Counterparty based solely on information provided by the Swap Counterparty. The Trustee will not be required to confirm, verify, recalculate or recompute any such information, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders.

    The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default of which a responsible officer of the Trustee has actual knowledge has occurred, in which case the Trustee may take such additional actions as described below under ' -- Events of Default under the Trust Agreement.' Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Master Servicer, the Swap Counterparty or any other party.

    The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default, Swap Default or Swap Early Termination unless a responsible officer of the Trustee has actual knowledge of the Event of Default, Swap Default or Swap Termination or written notice of an Event of Default, Swap Default or Swap Termination is received by the Trustee at the applicable Corporate Trust Office. See ' -- Events of Default under the Trust Agreement' below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

    The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to the applicable Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement will in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or of the Swap Counterparty under the Swap Agreement. The Trustee will not be responsible for any act or omission of the Master Servicer, the Depositor or any other party.

    The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

    Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

          any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described under 'Reports to Certificateholders' below that continues unremedied for two Business Days after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

          after receipt of notice from the Trustee, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the Trust Agreement, including any Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure has been given to the Master Servicer by the Trustee;

          any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the Master Servicer proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect have not been eliminated or cured within the number of days specified in the Trust Agreement, in either case after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

          certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations, or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of the Master Servicer;

          a sale or pledge of any of the rights of the Master Servicer under the Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement will have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee and Certificateholders evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby; or

          if the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae-or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

    So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

    During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

    No Certificateholder, solely by virtue of that holder's status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

    Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, the Sale Agreements, the Servicing Agreements or the Custodial Agreements, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

    The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts do not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Net Swap Payment, Swap Termination Payment, Current Interest, Carryforward Interest and the Credit Risk Manager's Fee, as described under 'Description of the Certificates -- Distributions of Interest -- Interest Distribution Priorities.'

    Resignation of Trustee. The Trustee may, upon written notice to the Depositor and the Master Servicer, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee's notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

    The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement,
(b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates upon 30 days' written notice to the Trustee.

    Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

    Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

        (1) to cure any ambiguity;

        (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

        (3) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

        (4) to comply with any requirements imposed by the Code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

    The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

REPORTS TO CERTIFICATEHOLDERS

    The Trustee will prepare (based solely on information provided by the Master Servicer and the Swap Counterparty) and, in the manner described under 'Additional Information' above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

        (i) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;

        (ii) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

        (iii) the amount, if any, of any distribution to the Class P, Class X, Class LT-R and Class R Certificates and, with respect to the M2 Excess Amount, the Class M2 Certificates;

        (iv) (A) the aggregate amount of any Advances required to be made as of the end of the month immediately preceding the month in which the Distribution Date occurs by or on behalf of the Servicer (or the Master Servicer), (B) the aggregate amount of such Advances actually made and (C) the amount, if any, by which (A) above exceeds (B) above;

        (v) the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (i) above;

        (vi) the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

        (vii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

        (viii) the amount of the Servicing Fees and Credit Risk Manager's Fees paid during the Collection Period to which that distribution relates;

        (ix) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy, (g) that are REO Properties, (h) that are Charged-off Loans and (i) that are Released Mortgage Loans (the information in this item (ix) will be calculated using the OTS delinquency method);

        (x) the aggregate Scheduled Principal Balance of any Mortgage Loan with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;

        (xi) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;

        (xii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distributions made on that Distribution Date;

        (xiii) the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;

        (xiv) the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;

        (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

        (xvi) the Overcollateralization Amount after giving effect to the distributions made on that Distribution Date;

        (xvii) the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;

        (xviii) the level of LIBOR for that Distribution Date;

        (xix) the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty; and

        (xx) any other information required pursuant to the Trust Agreement.

    In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (i) and (ii) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information will also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee.

VOTING RIGHTS

    At all times 97% of all voting rights will be allocated among the holders of the Offered Certificates (other than the Class A-IO Certificates) and the
Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates as provided below. The portion of such voting rights allocated to the Offered Certificates (other than the Class A-IO Certificates) and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of such class then outstanding and the denominator of which is the

Class Principal Balance of all outstanding classes of the Offered Certificates (other than the Class A-IO Certificates) and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates.

    The holders of the Class A-IO, Class P and Class X Certificates will each be allocated 1% of the voting rights. Once the Class Notional Amount of the Class A-IO Certificates has been reduced to zero, its 1% voting interest will be allocated to the Class R Certificates. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Class Notional Amount, as applicable, or Percentage Interest of such Certificates.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

    The yields to maturity (or to optional termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

    In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicer and any affiliate). In particular, the Seller and its affiliates (including Aurora as agent for the Bank) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

    Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

    All of the Mortgage Loans are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Mortgage Loans with higher Mortgage Rates prepay at rates higher than other Mortgage Loans, the Net Funds Cap and the Class A-IO Net Funds Cap may be lower than otherwise would be the case. As a result, the interest distributable on the Certificates on a Distribution Date could be reduced because of the imposition of the Net Funds Cap or the Class A-IO Net Funds Cap. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience. The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under 'Yield, Prepayment and Maturity Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    As described herein, approximately 60.22% of the Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 5 or 15 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

    Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

    The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act. The yields on the Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans and, in the case of the LIBOR Certificates, by the level of LIBOR, from time to time as described under 'Risk Factors -- Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates' herein.

    The Net Funds Cap for the LIBOR Certificates will be lower for Accrual Periods that are longer than 30 days, and the Interest Rates on the LIBOR Certificates are more likely to be capped at the Net Funds Cap than they would if all Accrual Periods were 30 days long. For a discussion of other factors that could cause the Interest Rates on the Offered Certificates to be capped at the Net Funds Cap or the Class A-IO Net Funds Cap, see 'Risk Factors -- Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates' in this prospectus supplement.

    The yields on the Offered Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will reduce amounts available for distribution to Certificateholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the Pool Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

    As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates to maintain the overcollateralization targets specified by the Rating Agencies. The level of excess interest available on any Distribution Date will be influenced by, among other things:

          The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the total Certificate Principal Amount of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates;

          The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized
          Losses on the Mortgage Loans;

          The value of LIBOR;

          The extent to which funds are received or paid by the Supplemental Interest Trust under the Swap Agreement;

          The extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the Interest Rates of the Offered Certificates and the Class M2, Class B1, Class B2, Class B3 and Class B4 Certificates plus fees and expenses of the Trust Fund.

    No assurance can be given as to the amount or timing of excess interest distributable on the Certificates.

    The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans (or its failure to exercise such rights), as described under 'Description of the Certificates -- Optional Purchase of the Mortgage Loans' herein.

    If the purchaser of a Certificate (other than a Class A-IO Certificate) offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or to optional termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate (other than a Class A-IO Certificate) offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

    The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Amount will decrease according to a schedule as described herein. After the Distribution Date in August 2007, the Class Notional Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest. In the event that the Mortgage Loans prepay at a rapid rate resulting in a decline in the Pool Balance below the applicable scheduled Class Notional Amount, investors in such Class A-IO Certificates could fail to recover their initial investments.

OVERCOLLATERALIZATION

    The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance that overcollateralization will be maintained at the levels described herein.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

    As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated to the Class B4, Class B3, Class B2, Class B1, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates in inverse order of seniority. As a result, the yields of each class of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

    The Prepayment Assumption model used in this prospectus supplement for the Mortgage Loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of 20.00% per annum for the first month of the life of such Mortgage Loan and an additional approximately 1.36364% (precisely 15/11%) per annum in each month thereafter until the eleventh month; beginning in the twelfth month and each month thereafter during the life the such Mortgage Loan, a constant prepayment rate of 35.00% per annum is assumed. As used in the tables set forth on Annex B-2 of this prospectus supplement, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

    The tables set forth on Annex B-2 to the prospectus supplement were prepared based on the following assumptions (collectively, the 'Modeling Assumptions'):

        (1) the initial Class Principal Amounts are as set forth in the table on page S-1 and the Interest Rates are as described herein;

        (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 2006;

        (3) principal prepayments are received in full on the last day of each month commencing in May 2006 and there are no Net Prepayment Interest Shortfalls;

        (4) there are no defaults or delinquencies on the Mortgage Loans;

        (5) Distribution Dates occur on the 25th day of each month, commencing in June 2006;

        (6) there are no purchases or substitutions of Mortgage Loans;

        (7) the value of One-Month LIBOR is equal to 5.08125%;

        (8) there is no optional termination of the Trust Fund by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination);

        (9) the Certificates are issued on May 26, 2006;

        (10) no Prepayment Premiums are collected on the Mortgage Loans;

        (11) no Swap Termination Payment occurs;

        (12) no payments under the Swap Agreement are deposited into the Interest Rate Swap Account;

        (13) the Mortgage Loans are aggregated into assumed mortgage loans having the characteristics set forth on Annex B-1 to this prospectus supplement; and

        (14) the Mortgage Loans prepay at the specified constant percentage of the Prepayment Assumption.

    The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

    Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial

Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

    The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The Trust Agreement provides that a designated portion of the Trust Fund will comprise multiple REMICs in a tiered structure. Each REMIC will designate a single class of interests as the residual interest in that REMIC. Each of the Class LT-R and Class R Certificates will represent ownership of the residual interests in one or more REMICs. Elections will be made to treat each REMIC created pursuant to the Trust Agreement as a REMIC for federal income tax purposes.

    Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each REMIC created pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, Tax Counsel will deliver an opinion to the effect that the rights of the beneficial owners of Offered Certificates to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls represent interests in an interest rate cap contract for federal income tax purposes.

TAX TREATMENT OF THE OFFERED CERTIFICATES

    The Trust Agreement provides that, for federal income tax information reporting purposes, each Offered Certificate shall be treated as representing ownership of two things: (i) a REMIC regular interest component and (ii) an interest in a Cap Contract.

    The REMIC regular interest component of an Offered Certificate (other than the Class A-IO Certificates) will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on such Certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow such that payments of principal and interest on the REMIC regular interest component will not be diminished by any Swap Termination Payments and (ii) the Interest Rate on the REMIC regular interest component of an Offered Certificate (other than the Class A-IO Certificates) will be determined without regard to the Net Funds Cap, but will instead be subject to the REMIC Net Funds Cap.

    Similarly, the REMIC regular interest component of a Class A-IO Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A-IO Certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow such that payments of interest on the REMIC regular interest component will not be diminished by any Swap Termination Payments and
(ii) the Class A-IO Net Funds Cap will be computed for this purposes by (a) disregarding any Swap Termination Payment and (b) computing any Net Swap Payment made to the Swap Counterparty by assuming that the Scheduled Notional Amount under the Interest Rate Swap Agreement is for each Distribution Date not greater than the Pool Balance as of the beginning of the related Collection Period.

    Any amount payable on an Offered Certificate in excess of the amount payable on its REMIC regular interest component will be deemed to have been paid to the holder of the Offered Certificate pursuant to the terms of the Cap Contract. Alternatively, any amount payable on the REMIC regular interest component in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.

    Each holder of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component of that Certificate as discussed under 'Material Federal Income Tax
Considerations -- Types of Securities -- REMIC Certificates Generally' in the accompanying prospectus. In addition, each such Certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under ' -- The Cap Contract Components' below. Prospective investors should review the discussion under 'Material Federal Income Tax Considerations' in the accompanying prospectus and are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Offered Certificate.

    The remaining portion of this discussion assumes that the rights of the holders of Offered Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest components will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to Certificateholders and withholding tax consequences for Certificateholders who are foreign persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component.

    ALLOCATIONS. A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components -- the REMIC regular interest component and the Cap Contract component.

    For information reporting purposes, pursuant to the Trust Agreement, the Cap Contract components will be assumed to have nominal value or such other value as specified in the Trust Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. To the extent the Cap Contract component has significant value, the REMIC regular interest component will be viewed as having been issued with a lesser premium or an additional amount of OID (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

    Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Offered Certificate is held as a 'capital asset' within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss and gain or loss on the REMIC regular interest component will be treated as described in the prospectus under 'Material Federal Income Tax
Considerations -- Types of Securities -- REMIC Certificates Generally.'

    ORIGINAL ISSUE DISCOUNT. Interest on the REMIC regular interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the REMIC regular interest component of the Class A-IO Certificates will, and the REMIC regular interest components of certain other Offered Certificates could, be considered to have been issued with OID. See 'Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID' in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. See 'Yield, Prepayment and Weighted Average
Life -- Weighted Average Life' above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

    THE CAP CONTRACT COMPONENTS. As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such Certificate. As of the Closing Date, the Cap Contract components are expected to have de minimis value. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a notional principal contract. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

    Any payments received by the holder of an Offered Certificate that are considered to be paid under the Cap Contract will be treated as periodic payments received on a notional principal contract, and any payments that the holder of an Offered Certificate is considered to have made to the holder of the Class X Certificate pursuant to the Cap Contract will be treated as periodic payments paid on a notional principal contract. To the extent the sum of such periodic payments received for any year exceeds the sum of that year's amortized cost of the Cap Contract component and any periodic payments made, such excess is ordinary income. If for any year the sum of that year's amortized cost plus any periodic payments made exceeds the sum of the periodic payments received, such excess is allowable as an ordinary deduction, subject to limitations on the deductibility of miscellaneous itemized deductions in the case of individuals, estates and trusts.

    A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a 'pass through entity' (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

    Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

    STATUS OF THE OFFERED CERTIFICATES. The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a 'domestic building and loan association,' and as 'real estate assets' under Section 856(c)(5)(B) of the Code for a 'real estate investment trust', generally, in the same proportion that the assets of the Trust would be so treated. In addition, to the extent a REMIC regular interest component of an Offered Certificate represents real estate assets under
Section 856(c)(5)(B) of the Code, the interest derived from that certificate or component, as applicable, would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Cap Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code or as a 'qualified mortgage' within the meaning of Section 860G(a)(3) of the Code. In light of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

                        LEGAL INVESTMENT CONSIDERATIONS

    Because of the inclusion of second lien Mortgage Loans in the Trust Fund, the Offered Certificates will not constitute 'mortgage related securities' for purposes of SMMEA.

    Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

    Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See 'Legal Investment Considerations' in the prospectus.

                              ERISA CONSIDERATIONS

    An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA') or to
Section 4975 of the Code (collectively, a 'Plan'), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the 'Underwriter's Exemption'), subject to the limitations and qualifications described under 'ERISA Considerations' in the prospectus. See 'ERISA Considerations' in the prospectus.

    Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and
Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

    The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter's Exemption (other than those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter's Exemption. See 'ERISA Considerations' in the prospectus. The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

    The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, prior to the termination of the Swap Agreement, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter's Exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent 'qualified professional asset managers'), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by 'in-house asset managers'). Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

    If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

    The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

    Expenses incurred by the Depositor in connection with this offering are expected to be approximately $815,000.

    Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

    Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class M2, Class B1, Class B2, Class B3, Class B4, Class LT-R and Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

    Lehman Brothers Inc. is an affiliate of the Depositor, the Seller, the Bank, the initial Servicer and the Master Servicer.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

                                    RATINGS

    It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by Fitch, Moody's, S&P and DBRS indicated under 'Initial Certificate Ratings' in the table on page S-1.

    The ratings of 'AAA' and 'Aaa' are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

    The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.

    Each Rating Agency will be monitoring the rating of each Offered Certificate for which it provides a rating, may withdraw or change the ratings at any time and may publish the ratings and related research and commentary.

    The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

    The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

                           GLOSSARY OF DEFINED TERMS

AB SERVICING CRITERIA.....................  The minimum servicing criteria established in Item
                                            1122(d) of Regulation AB.

ACCRUAL PERIOD............................  For each class of LIBOR Certificates and the Class A2
                                            Certificates and each Distribution Date, the period
                                            beginning on the immediately preceding Distribution Date
                                            (or May 25, 2006, in the case of the first Accrual
                                            Period) and ending on the day immediately preceding the
                                            related Distribution Date; for each class of Fixed Rate
                                            Certificates (other than the Class A2 Certificates) and
                                            each Distribution Date, the calendar month immediately
                                            preceding the month in which the related Distribution
                                            Date occurs.

ADDITIONAL TERMINATION EVENTS.............  As defined in the Swap Agreement.

ADVANCE...................................  An advance of funds which the Servicer is generally obligated to make with respect to delinquent payments of
                                            principal and interest (other than Balloon Payments) on
                                            the Mortgage Loans (other than Charged-off Loans or
                                            Released Mortgage Loans), based on an interest rate
                                            adjusted to the related Mortgage Rate less the related
                                            Servicing Fee Rate.

AFFECTED PARTY............................  As defined in the Swap Agreement.

AGGREGATE OVERCOLLATERALIZATION RELEASE
AMOUNT....................................  For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for such
                                            Distribution Date and (y) the amount, if any, by which
                                            (1) the Overcollateralization Amount for such date
                                            (calculated for this purpose on the basis of the
                                            assumption that 100% of the Principal Remittance Amount
                                            for such date is applied in reduction of the aggregate
                                            Certificate Principal Amount of the Offered
                                            Certificates, the Class M2 Certificates and the Class B
                                            Certificates) exceeds (2) the Targeted
                                            Overcollateralization Amount for such Distribution Date.

APPLIED LOSS AMOUNT.......................  For any Distribution Date, after giving effect to all
                                            Realized Losses incurred with respect to the Mortgage
                                            Loans during the related Collection Period and
                                            distributions of principal on such Distribution Date,
                                            the amount by which the aggregate Certificate Principal
                                            Amount of the Offered Certificates, the Class M2
                                            Certificates and the Class B Certificates exceeds the
                                            Pool Balance for such Distribution Date.

AURORA....................................  Aurora Loan Services LLC, a Delaware limited liability company.

B1 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5, Class M6, Class M7,
                                            Class M8 and Class M9 Certificates, in each case after
                                            giving effect to distributions on such Distribution
                                            Date, and (ii) the Class Principal Amount of the
                                            Class B1 Certificates immediately prior to such
                                            Distribution Date exceeds (y) the B1 Target Amount.

B1 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 88.20% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

B2 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5, Class M6, Class M7,
                                            Class M8, Class M9 and Class B1 Certificates, in each
                                            case after giving effect to distributions on such
                                            Distribution Date, and (ii) the Class Principal Amount
                                            of the Class B2 Certificates immediately prior to such
                                            Distribution Date exceeds (y) the B2 Target Amount.

B2 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 90.30% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

B3 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5, Class M6, Class M7,
                                            Class M8, Class M9, Class B1 and Class B2 Certificates,
                                            in each case after giving effect to distributions on
                                            such Distribution Date, and (ii) the Class Principal
                                            Amount of the Class B3 Certificates immediately prior to
                                            such Distribution Date exceeds (y) the B3 Target Amount.

B3 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 93.50% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

B4 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5, Class M6, Class M7,
                                            Class M8, Class M9, Class B1, Class B2 and Class B3
                                            Certificates, in each case after giving effect to
                                            distributions on such Distribution Date, and (ii) the
                                            Class Principal Amount of the Class B4 Certificates
                                            immediately prior to such Distribution Date exceeds
                                            (y) the B4 Target Amount.

B4 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 97.00% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

BALLOON LOAN..............................  Any Mortgage Loan that provides for (i) equal monthly scheduled payments that will not reduce the principal
                                            balance of the Mortgage Loan to zero at its maturity
                                            date and (ii) a larger monthly payment due at its
                                            maturity date equal to the unpaid principal balance of
                                            the Mortgage Loan, with interest thereon.

BALLOON PAYMENTS..........................  Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly
                                            payments.

BANK......................................  Lehman Brothers Bank, FSB.

BASIS RISK PAYMENT........................  For any Distribution Date, the sum of (1) any Basis Risk
                                            Shortfall for such Distribution Date, (2) any Unpaid
                                            Basis Risk Shortfall for such Distribution Date, and
                                            (3) any Required Reserve Fund Deposit (as specified in
                                            the Trust Agreement) for such Distribution Date. The
                                            amount of the Basis Risk Payment for any Distribution
                                            Date cannot exceed the amount of Monthly Excess Cashflow
                                            otherwise distributable in respect of the Class M2 and
                                            Class X Certificates.

BASIS RISK RESERVE FUND...................  A reserve fund into which any amount of Monthly Excess
                                            Cashflow is deposited in order to pay Basis Risk
                                            Shortfalls and Unpaid Basis Risk Shortfalls.

BASIS RISK SHORTFALL......................  For each Distribution Date and any class of Offered
                                            Certificates, the Class M2 Certificates or the Class B
                                            Certificates, the amount, if any, by which the amount
                                            calculated under the applicable Interest Rate
                                            (calculated without regard to the Net Funds Cap or the
                                            Class A-IO Net Funds Cap, as applicable) set forth
                                            herein for such class exceeds the amount calculated
                                            under the Net Funds Cap or the Class A-IO Net Funds Cap,
                                            as applicable, for such class.

BBA.......................................  The British Bankers' Association.

BENEFICIAL OWNER..........................  Any person acquiring an interest in a Book-Entry
                                            Certificate.

BOOK-ENTRY CERTIFICATES...................  The Certificates, other than any Definitive Certificate.

BUSINESS DAY..............................  Generally any day other than a Saturday or Sunday or a day on which banks in New York or Colorado (or, as to a
                                            Servicer, such other states as are specified in the
                                            Servicing Agreement) are closed.

CAP CONTRACT..............................  A limited recourse notional principal contract.

CARRYFORWARD INTEREST.....................  For any class of Offered Certificates, the Class M2
                                            Certificates and the Class B Certificates and any
                                            Distribution Date, the sum of (1) the amount, if any, by
                                            which (x) the sum of (A) Current Interest for such
                                            class for the immediately preceding Distribution Date
                                            and (B) any unpaid Carryforward Interest for such class
                                            from previous Distribution Dates exceeds (y) the amount
                                            distributed in respect of interest on such class on such
                                            immediately preceding Distribution Date and
                                            (2) interest on such

                                            amount for the related Accrual Period at the applicable
                                            Interest Rate.

CERTIFICATE ACCOUNT.......................  A certificate account maintained by the Trustee on behalf of the Certificateholders.

CERTIFICATE PRINCIPAL
AMOUNT....................................  For any Offered Certificate (other than a Class A-IO
                                            Certificate), Class M2 Certificate or Class B
                                            Certificate as of any Distribution Date, its initial
                                            Certificate Principal Amount as of the Closing Date, as
                                            reduced by all amounts previously distributed on that
                                            Certificate in respect of principal prior to such
                                            Distribution Date, and in the case of any Offered
                                            Subordinate Certificate, Class M2 Certificate or
                                            Class B Certificate, as reduced by any Applied Loss
                                            Amount previously allocated thereto; provided however,
                                            that on each Distribution Date on which a Subsequent
                                            Recovery is distributed, the Certificate Principal
                                            Amount of any class of Offered Subordinate Certificates,
                                            Class M2 Certificates and Class B Certificates whose
                                            Certificate Principal Amount has previously been reduced
                                            by application of Applied Loss Amounts will be
                                            increased, in order of seniority, by an amount (to be
                                            applied pro rata to all Certificates of such class)
                                            equal to the lesser of (1) any Deferred Amount for each
                                            such class immediately prior to such Distribution Date
                                            and (2) the total amount of any Subsequent Recovery
                                            distributed on such Distribution Date to
                                            Certificateholders, after application (for this purpose)
                                            to any more senior classes of Certificates.

CERTIFICATEHOLDER.........................  Any person acquiring a beneficial ownership interest in any Certificate.

CERTIFICATES..............................  The Senior Certificates and the Subordinate
                                            Certificates.

CHARGED-OFF LOAN..........................  As of any date of determination, any Mortgage Loan that was delinquent in payment for a period of 180 days or
                                            more as of the last calendar day of the month
                                            immediately preceding the month in which such date of
                                            determination occurs, without giving effect to any grace
                                            period permitted by the related mortgage note; provided,
                                            however, that with respect to any such Mortgage Loan,
                                            (i) an equity analysis performed by the Servicer
                                            supports charge-off over foreclosure, (ii) the related
                                            Mortgaged Property has not become REO Property,
                                            (iii) there are no active foreclosure or other loss
                                            mitigation activities and (iv) nothing has come to the
                                            attention of the Servicer indicating that any such
                                            Mortgage Loan, at the time of its origination, violated
                                            any applicable federal, state or local law or
                                            regulation, including, without limitation, usury,
                                            truth-in-lending, consumer credit protection and
                                            privacy, equal credit opportunity, disclosure or
                                            predatory and abusive lending laws, applicable to the
                                            origination and servicing of such Mortgage Loan.

CITIBANK..................................  Citibank, N.A.

CLASS A-IO NET FUNDS CAP..................  With respect to the Class A-IO Certificates and each
                                            Distribution Date on or prior to the Distribution Date
                                            in August 2007 will be an annual rate equal to the
                                            quotient of (i) the product of (a) the Optimal Interest
                                            Remittance Amount and

                                            (b) 12, and (ii) the Class Notional Amount for such
                                            Distribution Date.

CLASS B CERTIFICATES......................  The Class B1, Class B2, Class B3 and Class B4
                                            Certificates.

CLASS NOTIONAL AMOUNT.....................  An amount equal to the lesser of the Pool Balance and the scheduled amount specified in the table under
                                            'Description of the Certificates -- Distributions of
                                            Interest -- The Class A-IO Certificates.'

CLASS PRINCIPAL AMOUNT....................  For any class of Offered Certificates (other than the
                                            Class A-IO Certificates), Class M2 Certificates or
                                            Class B Certificates, the aggregate of the Certificate
                                            Principal Amounts of all certificates of that class.

CLEARSTREAM LUXEMBOURG....................  Clearstream Banking Luxembourg.

CLEARSTREAM LUXEMBOURG PARTICIPANTS.......  Participating organizations that utilize the services of
                                            Clearstream Luxembourg.

CLOSING DATE..............................  May 26, 2006.

CODE......................................  The Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT........................  A collection account maintained by the Master Servicer established in the name of the Trustee and for the
                                            benefit of Certificateholders.

COLLECTION PERIOD.........................  For any Distribution Date, the one-month period beginning on the second day of the calendar month
                                            immediately preceding the month in which such
                                            Distribution Date occurs and ending on the first day of
                                            the month in which such Distribution Date occurs.

COMBINED LOAN-TO-VALUE RATIO OR CLTV......  For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at
                                            the date of determination, plus the principal balance of
                                            each mortgage loan senior thereto based upon the most
                                            recent information available to the Seller, to (a) in
                                            the case of a purchase, the lesser of the sale price of
                                            the Mortgaged Property and its appraised value at the
                                            time of sale, or (b) in the case of a refinancing or
                                            modification, the appraised value of the Mortgaged
                                            Property at the time of such refinancing or
                                            modification.

COMPENSATING INTEREST.....................  For any applicable Distribution Date and the Servicer,
                                            Prepayment Interest Shortfalls with respect to Mortgage
                                            Loans serviced by such Servicer, up to an amount equal
                                            to the aggregate of the Servicing Fees received on the
                                            Mortgage Loans serviced by it.

CORPORATE TRUST OFFICE....................  For certificate transfer purposes and for purposes of presentment and surrender of the Offered Certificates
                                            for the final distribution thereon, Citibank, N.A., 111
                                            Wall Street, 15th Floor, New York, NY 10005, Attention:
                                            15th Floor Window, and for all other purposes, Citibank,
                                            N.A., 388 Greenwich Street, 14th Floor, New York, NY
                                            10013, Attention: Agency and Trust SASCO Series 2006-S2,
                                            or such other address that the Trustee may designate
                                            from time to time by notice to the Certificateholders,
                                            the Depositor and the Master Servicer.

CREDIT RISK MANAGER.......................  Clayton Fixed Income Services Inc. (formerly known as
                                            The Murrayhill Company), a Colorado corporation.

CREDIT RISK MANAGER'S FEE.................  The fee that the Credit Risk Manager is entitled to receive calculated in accordance with the Credit Risk
                                            Manager's Fee Rate.

CREDIT RISK MANAGER'S FEE RATE............  The annual rate with respect to the Credit Risk Manager set forth under 'Fees and Expenses of the Trust Fund.'

CREDIT SCORE..............................  Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help
                                            assess a borrower's credit worthiness. Credit Scores are
                                            generated by models developed by a third party and are
                                            made available to lenders through three national credit
                                            bureaus. The models were derived by analyzing data on
                                            consumers in order to establish patterns which are
                                            believed to be indicative of the borrower's probability
                                            of default. The Credit Score is based on a borrower's
                                            historical credit data, including, among other things,
                                            payment history, delinquencies on accounts, levels of
                                            outstanding indebtedness, length of credit history,
                                            types of credit, and bankruptcy experience. Credit
                                            Scores range from approximately 250 to approximately
                                            900, with higher scores indicating an individual with a
                                            more favorable credit history compared to an individual
                                            with a lower score. However, a Credit Score purports
                                            only to be a measurement of the relative degree of risk
                                            a borrower represents to a lender, i.e., that a borrower
                                            with a higher score is statistically expected to be less
                                            likely to default in payment than a borrower with a
                                            lower score. In addition, it should be noted that Credit
                                            Scores were developed to indicate a level of default
                                            probability over a two-year period, which does not
                                            correspond to the life of a mortgage loan. Furthermore,
                                            Credit Scores were not developed specifically for use in
                                            connection with origination of mortgage loans, but for
                                            consumer loans in general. Therefore, a Credit Score
                                            does not take into consideration the effect of mortgage
                                            loan characteristics on the probability of repayment by
                                            the borrower. The Credit Scores set forth in the tables
                                            in Annex A were obtained at either the time of
                                            origination of the related Mortgage Loan or more
                                            recently. Neither the Depositor nor any of the
                                            Originators makes any representations or warranties as
                                            to the actual performance of any Mortgage Loan or that a
                                            particular Credit Score should be relied upon as a basis
                                            for an expectation that the borrower will repay the
                                            Mortgage Loan according to its terms.

CUMULATIVE LOSS TRIGGER EVENT.............  A Cumulative Loss Trigger Event will have occurred if on any Distribution Date, the fraction, expressed as a
                                            percentage, obtained by dividing (x) the aggregate
                                            amount of cumulative Realized Losses incurred on the
                                            Mortgage Loans from the Cut-off Date through the last
                                            day of the related Collection Period by (y) the Cut-off
                                            Date Balance, exceeds the following applicable
                                            percentages with respect to such Distribution Date:

                                            DISTRIBUTION DATE  LOSS PERCENTAGE
                                            -----------------  ---------------
                                            June 2008 through
                                            May 2009.........  1.90% for the first month, plus an

                                            DISTRIBUTION DATE  LOSS PERCENTAGE
                                            -----------------  ---------------
                                                               additional 1/12th of 2.40% for each
                                                               month thereafter

                                            June 2009 through
                                            May 2010.........  4.30% for the first month, plus an
                                                               additional 1/12th of 2.35% for each
                                                               month thereafter

                                            June 2010 through
                                            May 2011.........  6.65% for the first month, plus an
                                                               additional 1/12th of 1.90% for each
                                                               month thereafter

                                            June 2011 through
                                            May 2012.........  8.55% for the first month, plus an
                                                               additional 1/12th of 0.70% for each
                                                               month thereafter

                                            June 2012 and
                                            thereafter.......  9.25%

CURRENT INTEREST..........................  For any class of Offered Certificates, the Class M2
                                            Certificates and the Class B Certificates and any
                                            Distribution Date, the aggregate amount of interest
                                            accrued at the applicable Interest Rate during the
                                            related Accrual Period on the Class Principal Amount or
                                            Class Notional Amount of such class immediately prior to
                                            such Distribution Date.

CUSTODIAL AGREEMENT.......................  The custodial agreements, each between the Trustee and a
                                            Custodian.

CUSTODIANS................................  On the Closing Date, LaSalle Bank National Association
                                            and U.S. Bank National Association, each in its
                                            respective capacity as a custodian, or any successor
                                            thereto.

CUT-OFF...................................  Date May 1, 2006.

CUT-OFF DATE BALANCE......................  The Scheduled Principal Balances of the Mortgage Loans
                                            as of the Cut-off Date.

DBRS......................................  Dominion Bond Rating Service, Inc.

DEFAULTING PARTY..........................  As defined in the Swap Agreement.

DEFERRED AMOUNT...........................  For each Distribution Date and for each class of Offered
                                            Subordinate Certificates, the Class M2 Certificates and
                                            the Class B Certificates, the amount by which (x) the
                                            aggregate of Applied Loss Amounts previously applied in
                                            reduction of the Class Principal Amount thereof exceeds
                                            (y) the sum of (1) the aggregate of amounts previously
                                            distributed in reimbursement thereof and (2) the amount
                                            by which the Class Principal Amount of such class has
                                            been increased due to any Subsequent Recovery.

DEFINITIVE CERTIFICATE....................  A physical certificate representing any Certificate.

DELINQUENCY EVENT.........................  Any Distribution Date on which the Rolling Three Month
                                            Delinquency Rate as of the last day of the immediately
                                            preceding calendar month equals or exceeds 10.00% of the
                                            Senior Enhancement Percentage for such Distribution
                                            Date.

DELINQUENCY RATE..........................  For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding
                                            principal

                                            balance of all Mortgage Loans 60 or more days delinquent
                                            (including all foreclosures, bankruptcies and REO
                                            Properties) as of the close of business on the last day
                                            of such month, and the denominator of which is the Pool
                                            Balance as of the close of business on the last day of
                                            such month.

DEPOSITOR.................................  Structured Asset Securities Corporation.

DESIGNATED TELERATE PAGE..................  The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as
                                            may be nominated by the BBA as the information vendor
                                            for the purpose of displaying the BBA's Interest
                                            Settlement Rates for deposits in U.S. dollars.

DISTRESSED MORTGAGE LOAN..................  Any Mortgage Loan which becomes more than 90 days delinquent or for which the applicable Servicer has
                                            accepted a deed in lieu of foreclosure.

DISTRIBUTION DATE.........................  The 25th day of each month or, if the 25th day is not a
                                            Business Day, on the next succeeding Business Day,
                                            beginning in June 2006.

DTC.......................................  The Depository Trust Company.

EARLY TERMINATION DATE....................  As defined in the applicable ISDA Master Agreement.

ERISA.....................................  The Employee Retirement Income Security Act of 1974, as
                                            amended.

ERISA RESTRICTED OFFERED CERTIFICATE......  An Offered Certificate which does not have the minimum required rating under the Exemption at the time of its
                                            acquisition by a Plan.

EUROCLEAR.................................  The Euroclear System.

EUROCLEAR OPERATOR........................  Euroclear Bank, S.A./N.V.

EUROCLEAR PARTICIPANTS....................  Participating organizations that utilize the services of
                                            Euroclear.

EVENT OF DEFAULT..........................  An Event of Default under the Trust Agreement.

EXEMPTION.................................  The individual exemption issued to Lehman Brothers Inc.
                                            (PTE 91-14 as most recently amended and restated by PTE
                                            2002-41).

FINAL SCHEDULED DISTRIBUTION DATE.........  The Distribution Date in June 2036.

FITCH.....................................  Fitch Ratings.

FIXED RATE CERTIFICATES...................  The Class A2, Class A-IO, Class M2, Class B3 and
                                            Class B4 Certificates.

GLOBAL SECURITIES.........................  The globally offered Certificates.

INITIAL OPTIONAL TERMINATION DATE.........  The Distribution Date following the month in which the
                                            Pool Balance initially declines to less than 5% of the
                                            Cut-off Date Balance.

INSURANCE PROCEEDS........................  Any amounts paid by an insurer, an insurance policy, any standard hazard insurance policy, flood insurance policy
                                            or any other insurance policy relating to the Mortgage
                                            Loans or related Mortgaged Properties other than amounts
                                            (i) to cover expenses incurred by the Servicer in
                                            connection with procuring such proceeds, (ii) applied to
                                            the restoration and repair of the related Mortgaged
                                            Property or (iii) to be paid to the borrower pursuant to
                                            the mortgage note or state law.

INTEREST RATE.............................  For each class of Offered Certificates, the applicable annual rate described under 'Summary of Terms -- The
                                            Certificates --

                                            Payments on the Certificates -- Interest Payments.' For
                                            the Class M2 Certificates and each class of Class B
                                            Certificates, the applicable annual rate described under
                                            'Description of the Certificates -- Distributions of
                                            Interest -- Calculation of Interest.'

INTEREST RATE SWAP ACCOUNT................  A Trust Account maintained on behalf of the Supplemental
                                            Interest Trust by the Trustee.

INTEREST RATE SWAP AMOUNT.................  For any Distribution Date, the sum of any Net Swap
                                            Payment and any Swap Termination Payment either
                                            (i) deposited into the Interest Rate Swap Account as
                                            described under 'Description of the
                                            Certificates -- Distributions of Interest -- Interest
                                            Distribution Priorities' and 'Description of the
                                            Certificates -- Distributions of Principal -- Principal
                                            Distribution Priorities' or (ii) received from the Swap
                                            Counterparty pursuant to the terms of the Swap Agreement
                                            as described under 'Description of the Certificates --
                                            Supplemental Interest Trust -- Interest Rate Swap
                                            Agreement,' together with any amounts deposited into the
                                            Interest Rate Swap Account as described under
                                            'Description of the Certificates -- Credit
                                            Enhancement -- Application of Monthly Excess Cashflow.'

INTEREST REMITTANCE AMOUNT................  For any Distribution Date, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads)
                                            or advanced in respect of Scheduled Payments on the
                                            Mortgage Loans during the related Collection Period by
                                            the Servicer, the Master Servicer or the Trustee minus
                                            (x) the Servicing Fee with respect to such Mortgage
                                            Loans and (y) previously unreimbursed Advances,
                                            unreimbursed servicing advances and other amounts due to
                                            the Master Servicer, the Servicer or the Trustee with
                                            respect to the Mortgage Loans, to the extent allocable
                                            to interest, (2) all Compensating Interest paid by the
                                            Servicer with respect to such Mortgage Loans with
                                            respect to the related Prepayment Period, (3) the
                                            portion of any purchase price or Substitution Amount
                                            paid with respect to such Mortgage Loans during the
                                            related Prepayment Period allocable to interest and
                                            (4) all Net Liquidation Proceeds, Insurance Proceeds,
                                            any Subsequent Recovery and any other recoveries
                                            collected with respect to such Mortgage Loans during the
                                            related Prepayment Period, to the extent allocable to
                                            interest, as reduced by (b) other costs, expenses or
                                            liabilities reimbursable to the Master Servicer, the
                                            Servicer, the Custodians or (up to the specified dollar
                                            limitation provided in the Trust Agreement) the Trustee.

INTEREST SETTLEMENT RATE..................  As set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page
                                            3750, as of 11:00 a.m. (London time) on such LIBOR
                                            Determination Date.

IRS.......................................  The Internal Revenue Service.

ISDA MASTER AGREEMENT.....................  The International Swaps and Derivatives Association,
                                            Inc. Master Agreement (Multicurrency -- Cross Border).

ISSUING ENTITY............................  Structured Asset Securities Corporation Mortgage Loan
                                            Trust 2006-S2, a common law trust formed under the laws
                                            of the State of New York.

LBB.......................................  Lehman Brothers Bank, FSB.

LBB UNDERWRITING GUIDELINES...............  The Underwriting Guidelines applied by Aurora, as agent for the Bank, and described in this prospectus
                                            supplement under

                                            'Origination of the Mortgage Loans and Underwriting
                                            Guidelines -- LBB Underwriting Guidelines.'

LBH.......................................  Lehman Brothers Holdings Inc, a Delaware corporation.

LEHMAN ORIGINATED MORTGAGE LOANS..........  Mortgage Loans originated by the Bank or an affiliate thereof and subsequently assigned to the Seller.

LIBOR.....................................  The London Interbank Offered Rate. Generally, references to 'LIBOR' in this prospectus will refer to One-Month
                                            LIBOR.

LIBOR BUSINESS DAY........................  Any day on which banks in London and New York are open for conducting transactions in foreign currency and
                                            exchange.

LIBOR CERTIFICATES........................  The Class A1, Class M1, Class M3, Class M4, Class M5,
                                            Class M6, Class M7, Class M8, Class M9, Class B1 and
                                            Class B2 Certificates.

LIBOR DETERMINATION DATE..................  The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual
                                            Period).

LIQUIDATED MORTGAGE LOAN..................  In general, any Charged-off Loan or a defaulted Mortgage
                                            Loan as to which the Master Servicer or the Servicer has
                                            determined that all amounts that it expects to recover
                                            in respect of such Mortgage Loan have been recovered
                                            (exclusive of any possibility of a deficiency judgment).

LOWER TIER REMIC..........................  Each lower tier REMIC comprising the Trust Fund.

M2 EXCESS AMOUNT..........................  For any Distribution Date so long as the
                                            Class Principal Amount of the Class M2 Certificates has
                                            not been reduced to zero, (a) with respect to the
                                            distribution of Monthly Excess Cashflow, all Monthly
                                            Excess Cashflow remaining after distributions pursuant
                                            to priorities (1) through (5) under 'Description of the
                                            Certificates -- Credit Enhancement -- Application of
                                            Monthly Excess Cashflow' and (b) with respect to the
                                            distribution of the Interest Rate Swap Amount, all
                                            Interest Rate Swap Amount remaining after distributions
                                            pursuant to priorities (1) through (10) under
                                            'Description of the Certificates -- Supplemental
                                            Interest Trust -- Application of Deposits and Payments
                                            Received by the Supplemental Interest Trust.'

M2 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the aggregate Class Principal Amount of
                                            the Class M1 and Class M2 Certificates immediately prior
                                            to such Distribution Date exceeds (y) the M2 Target
                                            Amount.

M2 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 63.10% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M3 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1 and Class M2
                                            Certificates, in each case after giving effect to

                                            distributions on such Distribution Date, and (ii) the
                                            Class Principal Amount of the Class M3 Certificates
                                            immediately prior to such Distribution Date exceeds
                                            (y) the M3 Target Amount.

M3 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 67.30% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M4 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2 and
                                            Class M3 Certificates, in each case after giving effect
                                            to distributions on such Distribution Date, and
                                            (ii) the Class Principal Amount of the Class M4
                                            Certificates immediately prior to such Distribution Date
                                            exceeds (y) the M4 Target Amount.

M4 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 72.60% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M5 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3 and Class M4 Certificates, in each case after
                                            giving effect to distributions on such Distribution
                                            Date, and (ii) the Class Principal Amount of the
                                            Class M5 Certificates immediately prior to such
                                            Distribution Date exceeds (y) the M5 Target Amount.

M5 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 77.10% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M6 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4 and Class M5 Certificates, in each
                                            case after giving effect to distributions on such
                                            Distribution Date, and (ii) the Class Principal Amount
                                            of the Class M6 Certificates immediately prior to such
                                            Distribution Date exceeds (y) the M6 Target Amount.

M6 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 79.90% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M7 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5 and Class M6 Certificates,
                                            in each case after giving effect to distributions on
                                            such Distribution Date, and (ii) the Class Principal
                                            Amount of the Class M7 Certificates immediately prior to
                                            such Distribution Date exceeds (y) the M7 Target Amount.

M7 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 82.60% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M8 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5, Class M6 and Class M7
                                            Certificates, in each case after giving effect to
                                            distributions on such Distribution Date, and (ii) the
                                            Class Principal Amount of the Class M8 Certificates
                                            immediately prior to such Distribution Date exceeds
                                            (y) the M8 Target Amount.

M8 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 84.60% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by which (1) the Pool
                                            Balance for such Distribution Date determined as of the
                                            last day of the related Collection Period exceeds
                                            (2) the Overcollateralization Floor.

M9 PRINCIPAL DISTRIBUTION AMOUNT..........  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with
                                            respect to such Distribution Date, the amount, if any,
                                            by which (x) the sum of (i) the aggregate
                                            Class Principal Amount of the Class M1, Class M2,
                                            Class M3, Class M4, Class M5, Class M6, Class M7 and
                                            Class M8 Certificates, in each case after giving effect
                                            to distributions on such Distribution Date, and
                                            (ii) the Class Principal Amount of the Class M9
                                            Certificates immediately prior to such Distribution Date
                                            exceeds (y) the M9 Target Amount.

M9 TARGET AMOUNT..........................  For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 86.60% and
                                            (2) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period and (b) the amount, if any, by

                                            which (1) the Pool Balance for such Distribution Date
                                            determined as of the last day of the related Collection
                                            Period exceeds (2) the Overcollateralization Floor.

MASTER SERVICER...........................  Aurora, or any successor thereto.

MASTER SERVICER REMITTANCE DATE...........  The Business Day that occurs two Business Days immediately before each Distribution Date.

MONTHLY EXCESS CASHFLOW...................  For any Distribution Date, the sum of Monthly Excess
                                            Interest, the Aggregate Overcollateralization Release
                                            Amount and any remaining Principal Distribution Amount
                                            for such Distribution Date.

MONTHLY EXCESS INTEREST...................  Any remaining Interest Remittance Amount after application pursuant to clauses (i) through (v) under
                                            'Description of the Certificates -- Distributions of
                                            Interest -- Interest Distribution Priorities.'

MOODY'S...................................  Moody's Investors Service, Inc.

MORTGAGE LOANS............................  The conventional, fixed rate, fully amortizing and balloon, second lien residential mortgage loans included
                                            in the Trust Fund as of the Closing Date. Any Released
                                            Mortgage Loan will not be considered a Mortgage Loan.

MORTGAGE RATE.............................  For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by
                                            any application of the Relief Act.

MORTGAGED PROPERTY........................  The real property securing a Mortgage Loan.

NET FUNDS CAP.............................  With respect to the Offered Certificates (other than the
                                            Class A-IO Certificates), the Class M2 Certificates and
                                            the Class B Certificates and each Distribution Date will
                                            be an annual rate equal to (a) a fraction, expressed as
                                            a percentage, the numerator of which is the product of
                                            (1) the excess, if any, of (i) the Optimal Interest
                                            Remittance Amount for such Distribution Date over
                                            (ii) on or prior to the Distribution Date in August
                                            2007, the interest, if any, accrued on the Class A-IO
                                            Certificates for the related Accrual Period, and
                                            (2) 12, and the denominator of which is the Pool Balance
                                            as of the first day of the related Collection Period,
                                            multiplied by (b) a fraction, the numerator of which is
                                            30 and the denominator of which is the actual number of
                                            days in the Accrual Period; provided, however, that with
                                            respect to the Class A2, Class M2, Class B3 and
                                            Class B4 Certificates, clause (b) above will be equal to
                                            1.

NET LIQUIDATION PROCEEDS..................  All amounts, net of (1) unreimbursed expenses and (2)
                                            unreimbursed Advances and servicing advances, received
                                            and retained in connection with the liquidation of
                                            defaulted Mortgage Loans, through insurance or
                                            condemnation proceeds, by foreclosure or otherwise,
                                            together with any net proceeds received on a monthly
                                            basis with respect to any properties acquired on behalf
                                            of the Certificateholders by foreclosure or deed in lieu
                                            of foreclosure.

NET MORTGAGE RATE.........................  For any Mortgage Loan at any time, the Mortgage Rate thereof minus the Servicing Fee Rate.

NET PREPAYMENT INTEREST SHORTFALLS........  Any Prepayment Interest Shortfalls not funded by a
                                            Servicer.

NET SWAP PAYMENT..........................  The net payment required to be made one Business Day prior to each Distribution Date either by (a) the
                                            Supplemental Interest Trust to the Swap Counterparty, to
                                            the extent that the fixed amount exceeds the
                                            corresponding floating amount, or (b) the Swap
                                            Counterparty to the Supplemental Interest Trust, to the
                                            extent that the floating amount exceeds the
                                            corresponding fixed amount.

NOTIONAL AMOUNT...........................  With respect to each Class A-IO Certificate and any
                                            Distribution Date will be that Class A-IO Certificate's
                                            Percentage Interest of the Class Notional Amount of the
                                            Class A-IO Certificates for that Distribution Date.

OCWEN.....................................  Ocwen Loan Servicing, LLC, a Delaware limited liability company.

OFFERED CERTIFICATES......................  The Senior Certificates and the Offered Subordinate
                                            Certificates.

OFFERED SUBORDINATE CERTIFICATES..........  The Class M1, Class M3, Class M4, Class M5, Class M6,
                                            Class M7, Class M8 and Class M9 Certificates.

OID.......................................  Original issue discount.

ONE-MONTH LIBOR...........................  The average of the interbank offered rates for one-month
                                            U.S. dollar deposits in the London market.

OPTIMAL INTEREST REMITTANCE AMOUNT........  With respect to each Distribution Date will be the amount, if any, by which (1) the product of
                                            (A) (x) the weighted average of the Net Mortgage Rates
                                            of the Mortgage Loans, as of the first day of the
                                            related Collection Period, divided by (y) 12 and
                                            (B) the Pool Balance as of the first day of the related
                                            Collection Period exceeds (2) any Net Swap Payment or
                                            Swap Termination Payment due to the Swap Counterparty.

ORIGINATORS...............................  The Bank, together with the other originators of the
                                            Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT..............  For any Distribution Date, the amount, if any, by which
                                            (x) the Pool Balance for such Distribution Date exceeds
                                            (y) the aggregate Class Principal Amount of the Offered
                                            Certificates (other than the Class A-IO Certificates),
                                            the Class M2 Certificates and the Class B Certificates
                                            after giving effect to distributions on such
                                            Distribution Date.

OVERCOLLATERALIZATION DEFICIENCY..........  For any Distribution Date, the amount, if any, by which
                                            (x) the Targeted Overcollateralization Amount for such
                                            Distribution Date exceeds (y) the Overcollateralization
                                            Amount for such Distribution Date, calculated for this
                                            purpose after giving effect to the reduction on such
                                            Distribution Date of the Certificate Principal Amounts
                                            of the Offered Certificates, the Class M2 Certificates
                                            and the Class B Certificates resulting from the
                                            distribution of the Principal Distribution Amount on
                                            such Distribution Date, but prior to allocation of any
                                            Applied Loss Amount on such Distribution Date.

OVERCOLLATERALIZATION FLOOR...............  An amount equal to $3,281,077 (approximately 0.50% of the Cut-off Date Balance).

PARTICIPANT...............................  Participating organizations that utilize the services of
                                            DTC, including securities brokers and dealers, banks and
                                            trust companies and clearing corporations and certain
                                            other organizations.

PAYAHEAD..................................  Generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent
                                            to the Collection Period in which such payment was
                                            received.

PERCENTAGE INTEREST.......................  For any Offered Certificate (other than a Class A-IO
                                            Certificate), Class M2 Certificate or Class B
                                            Certificate, a fraction, expressed as a percentage, the
                                            numerator of which is that Certificate's Certificate
                                            Principal Amount and the denominator of which is the
                                            applicable Class Principal Amount. For any Class A-IO
                                            Certificate, a fraction, expressed as a percentage, the
                                            numerator of which is that Certificate's Notional Amount
                                            and the denominator of which is the Class Notional
                                            Amount.

PLAN......................................  Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975
                                            of the Code.

POOL BALANCE..............................  As of any date of determination, the aggregate of the
                                            Scheduled Principal Balances of the Mortgage Loans as of
                                            such date.

PREPAYMENT ASSUMPTION.....................  The constant prepayment rate model used in this prospectus supplement, as described under 'Yield,
                                            Prepayment and Weighted Average Life -- Weighted Average
                                            Life.'

PREPAYMENT INTEREST EXCESS................  With respect to any Mortgage Loan serviced by Ocwen, the amount of interest received on a Mortgage Loan that
                                            prepays from the first day of the month in which the
                                            related Distribution Date occurs through the fifteenth
                                            day of that month representing interest that accrued on
                                            such Mortgage Loan during such period.

PREPAYMENT INTEREST SHORTFALL.............  For any full or partial principal prepayment of a
                                            Mortgage Loan, the amount by which one month's interest
                                            at the Mortgage Rate (as reduced by the related
                                            Servicing Fee Rate with respect to principal prepayments
                                            in full) on a Mortgage Loan as to which a voluntary
                                            prepayment has been made in the portion of the
                                            Prepayment Period occurring during the calendar month
                                            preceding the month in which the related Servicer
                                            Remittance Date occurs exceeds the amount of interest
                                            actually received in connection with such prepayment.

PREPAYMENT PERIOD.........................  For each Distribution Date for Mortgage Loans prepaid in part and serviced by Aurora or Ocwen, or prepaid in full
                                            and serviced by Aurora, the calendar month immediately
                                            preceding the month in which such Distribution Date
                                            occurs.

                                            For each Distribution Date for Mortgage Loans prepaid in
                                            full and serviced by Ocwen, the period from the
                                            sixteenth (16th) day of the preceding calendar month
                                            through the fifteenth (15th) day of the calendar month
                                            in which the Distribution Date occurs (except in the
                                            case of the Distribution Date following the transfer of
                                            servicing from Aurora to Ocwen, for which the related
                                            Prepayment Period will be the period from the first
                                            (1st) day of the preceding calendar month through the
                                            fifteenth (15th) day of the calendar month in which such
                                            Distribution Date occurs).

PREPAYMENT PREMIUM........................  A prepayment premium payable by the borrower in connection with certain full or partial prepayments of
                                            principal on a Mortgage Loan.

PREPAYMENT PREMIUM PERIOD.................  The period of time specified in the related mortgage note during which the related Mortgage Loan provides for
                                            payment of a

                                            Prepayment Premium in connection with certain voluntary,
                                            full or partial prepayments of that Mortgage Loan.

PRINCIPAL DISTRIBUTION AMOUNT.............  For any Distribution Date, an amount equal to the
                                            Principal Remittance Amount for such date minus the
                                            Aggregate Overcollateralization Release Amount, if any.

PRINCIPAL REMITTANCE AMOUNT...............  For any Distribution Date, an amount equal to (a) the sum of (1) all principal collected (other than
                                            Payaheads) or advanced in respect of Scheduled Payments
                                            on the Mortgage Loans during the related Collection
                                            Period by the Servicer, the Master Servicer or the
                                            Trustee (less unreimbursed Advances due to the Master
                                            Servicer, the Servicer or the Trustee with respect to
                                            such Mortgage Loans, to the extent allocable to
                                            principal, and any unreimbursed servicing advances not
                                            reimbursed by a reduction from the Interest Remittance
                                            Amount), (2) the principal portion of all prepayments in
                                            full or in part received on the Mortgage Loans during
                                            the related Prepayment Period, (3) the outstanding
                                            principal balance of each Mortgage Loan that was
                                            repurchased by the Seller or the related Transferor
                                            during the related Prepayment Period, (4) the principal
                                            portion of any Substitution Amount paid with respect to
                                            any replaced Mortgage Loan during the related Prepayment
                                            Period and (5) all Net Liquidation Proceeds, Insurance
                                            Proceeds, any Subsequent Recovery and any other
                                            recoveries collected with respect to the Mortgage Loans
                                            during the related Prepayment Period, to the extent
                                            allocable to principal, minus (b) any other costs,
                                            expenses or liabilities reimbursable to the Master
                                            Servicer, the Servicer, the Custodians or (up to the
                                            specified dollar limitation provided in the Trust
                                            Agreement) the Trustee from the Interest Remittance
                                            Amount described in clause (b) of the definition thereof
                                            and not reimbursed therefrom or otherwise.

PTCE 95-60................................  Prohibited Transaction Class Exemption 95-60.

PTE.......................................  A Prohibited Transaction Exemption granted by the U.S.
                                            Department of Labor.

PURCHASE PRICE............................  An amount equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus
                                            accrued interest thereon at the applicable Mortgage
                                            Rate, (b) the fair market value of all other property
                                            being purchased (reduced, in the case of REO Property,
                                            by (1) reasonably anticipated disposition costs and
                                            (2) any amount by which the fair market value as so
                                            reduced exceeds the outstanding principal balance of the
                                            related Mortgage Loan plus accrued interest thereon at
                                            the applicable Mortgage Rate), (c) any unreimbursed
                                            servicing advances and certain amounts due to the
                                            Trustee for the related Distribution Date and (d) any
                                            Swap Termination Payment payable to the Swap
                                            Counterparty due to the exercise of the Master
                                            Servicer's option to purchase the Mortgage Loans.

RATE OF PAYMENT...........................  The applicable rate of payment under the Swap Agreement set forth in Annex C to this prospectus supplement.

RATING AGENCIES...........................  Each of Fitch, Moody's, S&P and DBRS.

REALIZED LOSS.............................  The excess of the outstanding principal balance of a
                                            Liquidated Mortgage Loan over the related Net
                                            Liquidation Proceeds, to the extent allocable to
                                            principal.

REGULATION AB.............................  Subpart 229.1100 -- Asset Backed Securities (Regulation
                                            AB), 17 C.F.R. 'SS''SS'229.1100-229.1123, as it may be
                                            amended from time to time, and subject to such
                                            clarification and interpretation as have been provided
                                            by the Commission in the adopting release (Asset-Backed
                                            Securities, Securities Act Release No. 33-8518, 70 Fed.
                                            Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
                                            Commission, or as may be provided by the Commission or
                                            its staff from time to time.

RELEASED MORTGAGE LOAN....................  As of any transfer date as set forth in the Servicing
                                            Agreement, any Mortgage Loan that was delinquent in
                                            payment for a period of time equal to the later to occur
                                            of (i) 210 days or more or (ii) 30 days or more after
                                            such Mortgage Loan became a Charged-off Loan, in each
                                            case as of the last calendar day of the month
                                            immediately preceding the month in which such transfer
                                            date occurs, without giving effect to any grace period
                                            permitted by the related mortgage note, and for which
                                            foreclosure proceedings have not been initiated.

RELEVANT DEPOSITARY.......................  Citibank, N.A. as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, National Association as
                                            depositary for Euroclear, individually.

RELIEF ACT................................  The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

RELIEF ACT REDUCTION......................  Any reduction of the applicable Mortgage Rate by application of the Relief Act.

REMIC NET FUNDS CAP.......................  For any Distribution Date and each REMIC regular interest component the excess, if any, of (i) the
                                            weighted average of the Net Mortgage Rates on all of the
                                            Mortgage Loans as of the beginning of the related
                                            Collection Period over (ii) the quotient of (a) the
                                            product of (I) the sum of (1) the Net Swap Payment made
                                            to the Swap Counterparty for such Distribution Date
                                            (computed for this purpose by assuming that the
                                            Scheduled Notional Amount under the Interest Rate Swap
                                            Agreement is for each Distribution Date not greater than
                                            the Pool Balance as of the beginning of the related
                                            Collection Period) plus (2) the interest payable on the
                                            Class A-IO Certificates for such Distribution Date,
                                            multiplied by (II) 12, divided by (b) the Pool Balance
                                            as of the beginning of the related Due Date.

REMIC REGULAR INTEREST COMPONENT..........  A regular interest in a REMIC.

RESIDUAL CERTIFICATE......................  The Class R and Class LT-R Certificate.

ROLLING THREE MONTH DELINQUENCY RATE......  For any Distribution Date, an amount equal to the average of the Delinquency Rates for each of the three
                                            (or one and two, in the case of the first and second
                                            Distribution Dates, respectively) immediately preceding
                                            months.

S&P.......................................  Standard & Poor's Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc.

SALE AGREEMENTS...........................  The transfer agreements pursuant to which the Seller or the Bank purchased Mortgage Loans directly from the
                                            Transferors.

SALE AND ASSIGNMENT AGREEMENT.............  The mortgage loan sale and assignment agreement dated as of May 1, 2006, between the Seller and the Depositor.

SALE DATE.................................  The applicable date a Mortgage Loan was purchased by the
                                            Seller of the Bank pursuant to the related Sale
                                            Agreement.

SCHEDULED NOTIONAL AMOUNT.................  For each Distribution Date and the Swap Agreement, the amount set forth in Annex C to this prospectus
                                            supplement. The initial Scheduled Notional Amount will
                                            be approximately $497,667,000.

SCHEDULED PAYMENT.........................  The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage
                                            Loan.

SCHEDULED PRINCIPAL BALANCE...............  For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal
                                            balance as of the Cut-off Date after giving effect to
                                            Scheduled Payments due on or before such date, whether
                                            or not received, as reduced by (1) the principal portion
                                            of all Scheduled Payments due on or before the due date
                                            in the Collection Period immediately preceding such date
                                            of determination, whether or not received and (2) all
                                            amounts allocable to unscheduled principal payments
                                            received on or before the last day of the Prepayment
                                            Period immediately preceding such date of determination.
                                            The Scheduled Principal Balance of a Liquidated Mortgage
                                            Loan will be equal to zero.

SECURITIES ACT............................  The Securities Act of 1933, as amended.

SELLER....................................  Lehman Brothers Holdings Inc.

SENIOR CERTIFICATES.......................  The Class A1, Class A2 and Class A-IO Certificates.

SENIOR ENHANCEMENT PERCENTAGE.............  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the
                                            aggregate Class Principal Amount of the Offered
                                            Subordinate Certificates, the Class M2 Certificates and
                                            the Class B Certificates and the Overcollateralization
                                            Amount (which, for purposes of this definition only,
                                            will not be less than zero) and the denominator of which
                                            is the Pool Balance for such Distribution Date, in each
                                            case after giving effect to distributions on such
                                            Distribution Date.

SENIOR PRIORITY...........................  To the Class A1 and Class A2 Certificates, sequentially, in that order.

SERVICER REMITTANCE DATE..................  The 18th day of each month (or if the 18th day is not a
                                            Business Day, either the next succeeding Business Day or
                                            the preceding Business Day, as specified in the
                                            applicable Servicing Agreement).

SERVICER..................................  On the Closing Date, Aurora. It is expected that the
                                            Mortgage Loans will be transferred for servicing, on or
                                            about July 1, 2006, to Ocwen. During the period that
                                            Aurora is servicing the Mortgage Loans, references in
                                            this prospectus supplement to 'Servicer' will mean
                                            Aurora, unless the context provides otherwise. During
                                            the period that Ocwen is servicing the Mortgage Loans,
                                            references in this prospectus supplement to 'Servicer'
                                            will mean Ocwen, unless the context provides otherwise.

SERVICING ACCOUNT.........................  A custodial account maintained by the Servicer established in the name of the Trustee and for the
                                            benefit of Certificateholders.

SERVICING AGREEMENT.......................  The servicing agreement between the Seller and the
                                            Servicer. During the period that Aurora is servicing the
                                            Mortgage Loans,

                                            references in this prospectus supplement to 'Servicing
                                            Agreement' will mean the servicing agreement with
                                            Aurora, unless the context provides otherwise. During
                                            the period that Ocwen is servicing the Mortgage Loans,
                                            references in this prospectus supplement to 'Servicing
                                            Agreement' will mean the servicing agreement with Ocwen,
                                            unless the context provides otherwise.

SERVICING FEE.............................  With respect to each Distribution Date and each Mortgage
                                            Loan (except a Charged-off Loan), a monthly fee paid to
                                            the Servicer out of interest collections received from
                                            the related Mortgage Loans equal to the product of
                                            (a) one-twelfth of the Servicing Fee Rate and (b) the
                                            outstanding principal balance of each Mortgage Loan as
                                            of the first day of the related Collection Period. No
                                            Servicing Fee will accrue with respect to any
                                            Charged-off Loan.

SERVICING FEE RATE........................  The annual rate with respect to the Servicer set forth under 'Fees and Expenses of the Trust Fund.'

SMMEA.....................................  The Secondary Mortgage Market Enhancement Act of 1984,
                                            as amended.

SPONSOR...................................  Lehman Brothers Holdings Inc.

STEPDOWN DATE.............................  The Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the
                                            Class A1 and Class A2 Certificates has been reduced to
                                            zero.

SUBORDINATE CERTIFICATES..................  The Offered Subordinate Certificates, the Class B
                                            Certificates and the Class M2, Class X, Class LT-R and
                                            Class R Certificates.

SUBORDINATE PRIORITY......................  To the Class M1, Class M2, Class M3, Class M4,
                                            Class M5, Class M6, Class M7, Class M8, Class M9,
                                            Class B1, Class B2, Class B3 and Class B4 Certificates,
                                            sequentially, in that order.

SUBSEQUENT RECOVERY.......................  Any amount recovered by the Servicer or the Master
                                            Servicer with respect to a Liquidated Mortgage Loan
                                            (other than a Released Mortgage Loan) for which a
                                            Realized Loss has been incurred after liquidation and
                                            disposition of such Mortgage Loan.

SUBSTITUTION AMOUNT.......................  Generally equal to the amount, if any, by which the
                                            Scheduled Principal Balance of a Mortgage Loan required
                                            to be removed due to a breach of a representation or
                                            warranty or defective documentation exceeds the
                                            principal balance of the related substitute Mortgage
                                            Loan, plus unpaid interest accrued thereon, any unpaid
                                            Advances or servicing advances, unpaid Servicing Fees
                                            (and related interest) and the costs and damages
                                            incurred by the Trust Fund in respect of such removed
                                            Mortgage Loan as a result of violations of any
                                            applicable federal, state or local predatory or abusive
                                            lending law with respect to such Mortgage Loan.

SUPPLEMENTAL INTEREST TRUST...............  A separate trust created under the Trust Agreement that will hold the Swap Agreement.

SWAP AGREEMENT............................  The interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and
                                            confirmation, between the Trustee, on behalf of the
                                            Supplemental Interest Trust, and the Swap Counterparty.

SWAP COUNTERPARTY.........................  HSBC Bank USA, National Association, or any successor thereto.

SWAP COUNTERPARTY TRIGGER EVENT...........  The occurrence of any of the following events: (i) a
                                            Swap Default with respect to which the Swap Counterparty
                                            is a Defaulting Party, (ii) a Termination Event with
                                            respect to which the Swap Counterparty is the sole
                                            Affected Party or (iii) an Additional Termination Event
                                            with respect to which the Swap Counterparty is the sole
                                            Affected Party.

SWAP DEFAULT..............................  The events of default under the Swap Agreement consisting of the following standard events under the
                                            ISDA Master Agreement:

                                               'Failure to Pay,'

                                               'Bankruptcy' and

                                               'Merger without Assumption,'

                                            as provided in Sections 5(a)(i), 5(a)(vii) and
                                            5(a)(viii) of the ISDA Master Agreement, respectively.

SWAP EARLY TERMINATION....................  The occurrence of an Early Termination Date under the
                                            Swap Agreement.

SWAP TERMINATION PAYMENT..................  Any termination payment that either the Supplemental
                                            Interest Trust or the Swap Counterparty may be liable to
                                            make to the other upon any Swap Early Termination.

TARGET AMOUNT.............................  For any Distribution Date, an amount equal to the Pool
                                            Balance as of such Distribution Date minus the Targeted
                                            Overcollateralization Amount for such Distribution Date.

TARGETED OVERCOLLATERALIZATION AMOUNT.....  For any Distribution Date prior to the Stepdown Date, an amount equal to approximately $9,843,417 (approximately
                                            1.50% of the Cut-off Date Balance). For any Distribution
                                            Date on or after the Stepdown Date and for which a
                                            Trigger Event is not in effect, an amount equal to the
                                            greater of (i) the lesser of (a) an amount equal to
                                            approximately $9,843,417 (approximately 1.50% of the
                                            Cut-off Date Balance) and (b) approximately 3.00% of
                                            the Pool Balance, after giving effect to distributions
                                            on that Distribution Date, and (ii) approximately
                                            $3,281,077 (approximately 0.50% of the Cut-off Date
                                            Balance). For any Distribution Date on or after the
                                            Stepdown Date and for which a Trigger Event is in
                                            effect, the Targeted Overcollateralization Amount for
                                            the immediately preceding Distribution Date.

TAX COUNSEL...............................  McKee Nelson LLP.

TERMINATION EVENT.........................  The events under the Swap Agreement consisting of the following standard events under the ISDA Master
                                            Agreement:

                                               'Illegality' (which generally relates to changes in
                                               law causing it to become unlawful for either party to
                                               perform its obligations under the Swap Agreement),

                                               'Tax Event' (which generally relates to either party
                                               to the Swap Agreement receiving a payment under the Swap
                                               Agreement from which an amount has been deducted or
                                               withheld for or on account of taxes), and

                                               'Tax Event Upon Merger' (which generally relates to
                                               either party to the Swap Agreement making a payment
                                               under the

                                               Swap Agreement from which an amount has been deducted
                                               or withheld for or on account of taxes resulting from
                                               a merger), as described in Sections 5(b)(i), 5(b)(ii)
                                               and 5(b)(iii) of the ISDA Master Agreement,
                                               respectively.

TERMS AND CONDITIONS......................  The Terms and Conditions Governing Use of Euroclear and
                                            the related Operating Procedures of the Euroclear System
                                            and applicable Belgian law.

TRANSFERORS...............................  The various entities from which the Seller or the Bank purchased Mortgage Loans pursuant to the Sale
                                            Agreements.

TRANSFERRED MORTGAGE LOANS................  The Mortgage Loans purchased by the Seller or the Bank from various Transferors under the Sale Agreements.

TRIGGER EVENT.............................  If on any Distribution Date, either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such
                                            Distribution Date.

TRUST ACCOUNTS............................  The Certificate Account, the Collection Account, any
                                            Servicing Account, the Interest Rate Swap Account and
                                            the Basis Risk Reserve Fund.

TRUST AGREEMENT...........................  The trust agreement dated as of May 1, 2006, among the
                                            Depositor, the Master Servicer, the Credit Risk Manager
                                            and the Trustee.

TRUST FUND................................  The trust fund created pursuant to the Trust Agreement, consisting primarily of those assets set forth in the
                                            first paragraph under the heading 'Description of the
                                            Certificates -- General.'

TRUSTEE...................................  Citibank, in its capacity as trustee under the Trust
                                            Agreement, or any successor thereto.

UNDERWRITER...............................  Lehman Brothers Inc.

UNDERWRITING AGREEMENT....................  Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.

UNDERWRITING GUIDELINES...................  The underwriting guidelines established by each
                                            Originator, in accordance with which the Mortgage Loans
                                            have been originated or acquired by the Originators.

UNPAID BASIS RISK SHORTFALL...............  For any class of Offered Certificates, the Class M2
                                            Certificates or the Class B Certificates on any
                                            Distribution Date, the aggregate of all Basis Risk
                                            Shortfalls for such class remaining unpaid from all
                                            previous Distribution Dates, together with interest
                                            thereon at the applicable Interest Rate, computed
                                            without regard to the Net Funds Cap or the Class A-IO
                                            Net Funds Cap, as applicable.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A:
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    The following tables set forth certain information as of the Cut-off Date for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the 'non-zero weighted average' of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                     S-A-1

                   CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES

                                                        AGGREGATE         PERCENTAGE OF
                                                        SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
        RANGE OF SCHEDULED            NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE
      PRINCIPAL BALANCES ($)        MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE
      ----------------------        --------------       -------        -----------------    ------------     ------------
      0.01 to  50,000.00..........       8,711       $259,692,700.90          39.57%            11.394%           708
 50,000.01 to 100,000.00..........       3,719        256,823,978.91          39.14             11.268            698
100,000.01 to 150,000.00..........         709         84,849,256.09          12.93             11.423            698
150,000.01 to 200,000.00..........         164         29,184,708.90           4.45             11.713            706
200,000.01 to 250,000.00..........          32          7,337,964.37           1.12             11.772            719
250,000.01 to 300,000.00..........          28          7,940,530.35           1.21             10.808            713
300,000.01 to 350,000.00..........          11          3,726,838.66           0.57             11.754            713
350,000.01 to 400,000.00..........          17          6,659,439.08           1.01             10.265            717
                                        ------       ---------------         ------             ------            ---
   Total..........................      13,391       $656,215,417.26         100.00%            11.350%           703
                                        ------       ---------------         ------             ------            ---
                                        ------       ---------------         ------             ------            ---

                                                         PERCENTAGE OF
                                                            MORTGAGE
        RANGE OF SCHEDULED          WEIGHTED AVERAGE       LOANS WITH
      PRINCIPAL BALANCES ($)         ORIGINAL CLTV     FULL DOCUMENTATION
      ----------------------         -------------     ------------------
      0.01 to  50,000.00..........       96.18%              33.14%
 50,000.01 to 100,000.00..........       97.71               23.61
100,000.01 to 150,000.00..........       97.35               12.41
150,000.01 to 200,000.00..........       94.86               13.16
200,000.01 to 250,000.00..........       95.20                9.56
250,000.01 to 300,000.00..........       87.91               13.94
300,000.01 to 350,000.00..........       92.13               17.38
350,000.01 to 400,000.00..........       83.83               17.84
                                         -----               -----
   Total..........................       96.61%              25.10%
                                         -----               -----
                                         -----               -----

 The average Cut-off Date Scheduled Principal Balance of the Mortgage Loans is
                             approximately $49,004.

                                 MORTGAGE RATES

                                                        AGGREGATE         PERCENTAGE OF
                                                        SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
                                      NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE
   RANGE OF MORTGAGE RATES (%)      MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE
   ---------------------------      --------------       -------        -----------------    ------------     ------------
 6.501 to  7.000..................           2       $     58,027.09           0.01%             6.875%           688
 7.001 to  7.500..................           9            450,841.81           0.07              7.323            735
 7.501 to  8.000..................          42          1,999,981.06           0.30              7.898            713
 8.001 to  8.500..................         176         10,082,282.48           1.54              8.379            732
 8.501 to  9.000..................         327         18,616,453.59           2.84              8.850            712
 9.001 to  9.500..................         604         31,870,896.19           4.86              9.342            717
 9.501 to 10.000..................       1,549         69,250,059.15          10.55              9.824            709
10.001 to 10.500..................       1,275         66,491,622.81          10.13             10.332            708
10.501 to 11.000..................       1,711         86,663,555.43          13.21             10.823            708
11.001 and above..................       7,696        370,731,697.65          56.50             12.344            697
                                        ------       ---------------         ------             ------            ---
   Total..........................      13,391       $656,215,417.26         100.00%            11.350%           703
                                        ------       ---------------         ------             ------            ---
                                        ------       ---------------         ------             ------            ---

                                                         PERCENTAGE OF
                                                            MORTGAGE
                                    WEIGHTED AVERAGE       LOANS WITH
   RANGE OF MORTGAGE RATES (%)       ORIGINAL CLTV     FULL DOCUMENTATION
   ---------------------------       -------------     ------------------
 6.501 to  7.000..................       89.18%              100.00%
 7.001 to  7.500..................       92.43                62.24
 7.501 to  8.000..................       92.84                70.96
 8.001 to  8.500..................       89.26                55.11
 8.501 to  9.000..................       90.18                39.29
 9.001 to  9.500..................       93.33                44.59
 9.501 to 10.000..................       95.82                35.82
10.001 to 10.500..................       96.26                29.77
10.501 to 11.000..................       96.99                23.94
11.001 and above..................       97.56                19.02
                                         -----               ------
   Total..........................       96.61%               25.10%
                                         -----               ------
                                         -----               ------

   The weighted average Mortgage Rate of the Mortgage Loans is approximately
                                    11.350%.

                                     S-A-2

                                   LOAN TYPE

                                                        AGGREGATE         PERCENTAGE OF
                                                        SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
                                      NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE
            LOAN TYPE               MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE
            ---------               --------------       -------        -----------------    ------------     ------------
Fully Amortizing..................       5,306       $261,069,498.63          39.78%            11.100%           704
Balloon...........................       8,085        395,145,918.63          60.22             11.516            702
                                        ------       ---------------         ------             ------            ---
   Total..........................      13,391       $656,215,417.26         100.00%            11.350%           703
                                        ------       ---------------         ------             ------            ---
                                        ------       ---------------         ------             ------            ---

                                                         PERCENTAGE OF
                                                            MORTGAGE
                                    WEIGHTED AVERAGE       LOANS WITH
            LOAN TYPE                ORIGINAL CLTV     FULL DOCUMENTATION
            ---------                -------------     ------------------
Fully Amortizing..................       96.70%              29.07%
Balloon...........................       96.55               22.48
                                         -----               -----
   Total..........................       96.61%              25.10%
                                         -----               -----
                                         -----               -----

                           ORIGINAL TERMS TO MATURITY

                                                        AGGREGATE         PERCENTAGE OF
                                                        SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
     RANGE OF ORIGINAL TERMS          NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE
       TO MATURITY (MONTHS)         MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE
       --------------------         --------------       -------        -----------------    ------------     ------------
  1 to 180........................       8,303       $402,560,441.85          61.35%            11.515%           702
181 to 240........................          63          2,175,673.40           0.33             11.637            705
241 to 360........................       5,025        251,479,302.01          38.32             11.083            705
                                        ------       ---------------         ------             ------            ---
   Total..........................      13,391       $656,215,417.26         100.00%            11.350%           703
                                        ------       ---------------         ------             ------            ---
                                        ------       ---------------         ------             ------            ---

                                                         PERCENTAGE OF
                                                            MORTGAGE
     RANGE OF ORIGINAL TERMS        WEIGHTED AVERAGE       LOANS WITH
       TO MATURITY (MONTHS)          ORIGINAL CLTV     FULL DOCUMENTATION
       --------------------          -------------     ------------------
  1 to 180........................       96.54%              22.60%
181 to 240........................       96.41               25.91
241 to 360........................       96.72               29.10
                                         -----               -----
   Total..........................       96.61%              25.10%
                                         -----               -----
                                         -----               -----

    The weighted average Original Term to Maturity of the Mortgage Loans is approximately 249 months.

                                     S-A-3

                          REMAINING TERMS TO MATURITY

                                                        AGGREGATE         PERCENTAGE OF
                                                        SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
     RANGE OF REMAINING TERMS         NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE
       TO MATURITY (MONTHS)         MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE
       --------------------         --------------       -------        -----------------    ------------     ------------
  1 to 180........................       8,303       $402,560,441.85          61.35%            11.515%           702
181 to 240........................          63          2,175,673.40           0.33             11.637            705
241 to 360........................       5,025        251,479,302.01          38.32             11.083            705
                                        ------       ---------------         ------             ------            ---
   Total..........................      13,391       $656,215,417.26         100.00%            11.350%           703
                                        ------       ---------------         ------             ------            ---
                                        ------       ---------------         ------             ------            ---

                                                         PERCENTAGE OF
                                                            MORTGAGE
     RANGE OF REMAINING TERMS       WEIGHTED AVERAGE       LOANS WITH
       TO MATURITY (MONTHS)          ORIGINAL CLTV     FULL DOCUMENTATION
       --------------------          -------------     ------------------
  1 to 180........................       96.54%              22.60%
181 to 240........................       96.41               25.91
241 to 360........................       96.72               29.10
                                         -----               -----
   Total..........................       96.61%              25.10%
                                         -----               -----
                                         -----               -----

    The weighted average Remaining Term to Maturity of the Mortgage Loans is approximately 247 months.

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

                                                        AGGREGATE         PERCENTAGE OF
                                                        SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
    RANGE OF ORIGINAL COMBINED        NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE
     LOAN-TO-VALUE RATIOS (%)       MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE
     ------------------------       --------------       -------        -----------------    ------------     ------------
Less than 60.001..................          13       $    763,606.18           0.12%            10.460%           680
60.001 to  70.000.................          14          1,297,171.03           0.20              9.349            690
70.001 to  80.000.................         185         16,911,913.32           2.58              9.218            720
80.001 to  85.000.................         233          9,880,973.59           1.51             10.075            692
85.001 to  90.000.................       2,348         90,792,835.76          13.84             11.023            700
90.001 to  95.000.................       3,021        128,951,837.87          19.65             11.514            713
95.001 to 100.000.................       7,577        407,617,079.51          62.12             11.499            700
                                        ------       ---------------         ------             ------            ---
   Total..........................      13,391       $656,215,417.26         100.00%            11.350%           703
                                        ------       ---------------         ------             ------            ---
                                        ------       ---------------         ------             ------            ---

                                                         PERCENTAGE OF
                                                            MORTGAGE
    RANGE OF ORIGINAL COMBINED      WEIGHTED AVERAGE       LOANS WITH
     LOAN-TO-VALUE RATIOS (%)        ORIGINAL CLTV     FULL DOCUMENTATION
     ------------------------        -------------     ------------------
Less than 60.001..................       43.12%              29.30%
60.001 to  70.000.................       65.88                8.15
70.001 to  80.000.................       78.56                7.81
80.001 to  85.000.................       84.05                5.05
85.001 to  90.000.................       89.81                7.50
90.001 to  95.000.................       94.84               15.87
95.001 to 100.000.................       99.94               33.19
                                         -----               -----
   Total..........................       96.61%              25.10%
                                         -----               -----
                                         -----               -----

The weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans is approximately 96.61%.

                                     S-A-4

                                DAYS DELINQUENT

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
        DAYS             NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
     DELINQUENT        MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
     ----------        --------------       -------        -----------------    ------------     ------------      -------------
Less than 30 days....      13,388       $656,060,796.61          99.98%            11.350%           703                96.61%
30 - 59 days.........           3            154,620.65           0.02             12.326            720               100.00
                           ------       ---------------         ------             ------            ---               ------
   Total: ...........      13,391       $656,215,417.26         100.00%            11.350%           703                96.61%
                           ------       ---------------         ------             ------            ---               ------
                           ------       ---------------         ------             ------            ---               ------

                       PERCENTAGE OF
                       MORTGAGE LOANS
        DAYS             WITH FULL
     DELINQUENT        DOCUMENTATION
     ----------        -------------
Less than 30 days....      25.10%
30 - 59 days.........      29.57
                           -----
   Total: ...........      25.10%
                           -----
                           -----

                     30-DAY DELINQUENCIES IN PAST 12 MONTHS

       30-DAY                              AGGREGATE         PERCENTAGE OF
    DELINQUENCIES                          SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
     IN PAST 12          NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
       MONTHS          MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
       ------          --------------       -------        -----------------    ------------     ------------      -------------
None.................      13,360       $654,790,366.62          99.78%            11.353%           703               96.61%
1....................          28          1,258,502.60           0.19             10.031            683               95.40
2....................           3            166,548.04           0.03             11.869            674               98.98
                           ------       ---------------         ------             ------            ---               -----
   Total: ...........      13,391       $656,215,417.26         100.00%            11.350%           703               96.61%
                           ------       ---------------         ------             ------            ---               -----
                           ------       ---------------         ------             ------            ---               -----

       30-DAY          PERCENTAGE OF
    DELINQUENCIES      MORTGAGE LOANS
     IN PAST 12          WITH FULL
       MONTHS          DOCUMENTATION
       ------          -------------
None.................      25.08%
1....................      39.81
2....................       0.00
                           -----
   Total: ...........      25.10%
                           -----
                           -----

                     60-DAY DELINQUENCIES IN PAST 12 MONTHS

       60-DAY                              AGGREGATE         PERCENTAGE OF
    DELINQUENCIES                          SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
     IN PAST 12          NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
       MONTHS          MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
       ------          --------------       -------        -----------------    ------------     ------------      -------------
None.................      13,387       $656,048,947.14          99.97%            11.351%           703                96.61%
1....................           4            166,470.12           0.03              8.971            594               100.00
                           ------       ---------------         ------             ------            ---               ------
   Total: ...........      13,391       $656,215,417.26         100.00%            11.350%           703                96.61%
                           ------       ---------------         ------             ------            ---               ------
                           ------       ---------------         ------             ------            ---               ------

       60-DAY          PERCENTAGE OF
    DELINQUENCIES      MORTGAGE LOANS
     IN PAST 12          WITH FULL
       MONTHS          DOCUMENTATION
       ------          -------------
None.................      25.09%
1....................      58.94
                           -----
   Total: ...........      25.10%
                           -----
                           -----

                                     S-A-5

                     90+DAY DELINQUENCIES IN PAST 12 MONTHS

       90+DAY                              AGGREGATE         PERCENTAGE OF
    DELINQUENCIES                          SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
     IN PAST 12          NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
       MONTHS          MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
       ------          --------------       -------        -----------------    ------------     ------------      -------------
None.................      13,389       $656,117,306.45          99.99%            11.351%           703                96.61%
2....................           2             98,110.81           0.01              8.253            605               100.00
                           ------       ---------------         ------             ------            ---               ------
   Total: ...........      13,391       $656,215,417.26         100.00%            11.350%           703                96.61%
                           ------       ---------------         ------             ------            ---               ------
                           ------       ---------------         ------             ------            ---               ------

       90+DAY          PERCENTAGE OF
    DELINQUENCIES      MORTGAGE LOANS
     IN PAST 12          WITH FULL
       MONTHS          DOCUMENTATION
       ------          -------------
None.................       25.09%
2....................      100.00
                           ------
   Total: ...........       25.10%
                           ------
                           ------

                            GEOGRAPHIC DISTRIBUTION

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY      WEIGHTED         NON-ZERO
                         NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED     AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
      LOCATION         MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE    GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
      --------         --------------       -------        -----------------    ------------     ------------      -------------
California...........       1,595       $137,378,698.62          20.94%            11.046%           697               95.93%
Florida..............       1,862         89,178,179.86          13.59             11.783            706               96.73
Arizona..............       1,316         62,975,364.28           9.60             11.404            709               96.74
Texas................       1,359         40,905,993.08           6.23             11.103            712               97.78
Nevada...............         585         35,715,509.23           5.44             11.434            698               96.93
Washington...........         586         29,169,497.52           4.45             11.175            699               97.39
Colorado.............         624         27,644,489.33           4.21             11.167            697               96.85
Virginia.............         435         26,419,969.28           4.03             11.315            693               96.79
Utah.................         525         20,315,391.23           3.10             11.474            716               97.55
Maryland.............         336         19,230,055.53           2.93             11.034            688               97.16
Other................       4,168        167,282,269.30          25.49             11.480            706               96.32
                           ------       ---------------         ------             ------            ---               -----
   Total: ...........      13,391       $656,215,417.26         100.00%            11.350%           703               96.61%
                           ------       ---------------         ------             ------            ---               -----
                           ------       ---------------         ------             ------            ---               -----

                       PERCENTAGE OF
                       MORTGAGE LOANS
                         WITH FULL
      LOCATION         DOCUMENTATION
      --------         -------------
California...........      12.73%
Florida..............      16.83
Arizona..............      23.77
Texas................      37.93
Nevada...............      18.35
Washington...........      43.03
Colorado.............      38.71
Virginia.............      24.61
Utah.................      39.59
Maryland.............      32.73
Other................      30.54
                           -----
   Total: ...........      25.10%
                           -----
                           -----

                                     S-A-6

                                 PROPERTY TYPE

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY       WEIGHTED         NON-ZERO
                         NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED      AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
    PROPERTY TYPE      MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
    -------------      --------------       -------        -----------------     ------------     ------------      -------------
Single Family........       7,019       $333,677,620.74           50.85%            11.271%           700                96.76%
Planned Unit
 Development.........       3,824        208,447,464.64           31.77             11.278            702                96.88
Two- to Four-Family..       1,289         60,053,057.31            9.15             11.765            718                94.88
Condominium..........       1,256         53,902,192.80            8.21             11.658            709                96.55
Modular Home.........           3            135,081.77            0.02             10.368            686               100.00
                           ------       ---------------          ------             ------            ---               ------
   Total:............      13,391       $656,215,417.26          100.00%            11.350%           703                96.61%
                           ------       ---------------          ------             ------            ---               ------
                           ------       ---------------          ------             ------            ---               ------

                       PERCENTAGE OF
                       MORTGAGE LOANS
                         WITH FULL
    PROPERTY TYPE      DOCUMENTATION
    -------------      -------------
Single Family........       24.52%
Planned Unit
 Development.........       23.49
Two- to Four-Family..       33.74
Condominium..........       25.15
Modular Home.........      100.00
                           ------
   Total:............       25.10%
                           ------
                           ------

                                  LOAN PURPOSE

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY       WEIGHTED         NON-ZERO
                         NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED      AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
    LOAN PURPOSE       MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
    ------------       --------------       -------        -----------------     ------------     ------------      -------------
Purchase.............      11,659       $573,038,117.96           87.32%            11.398%           707               97.26%
Cash Out Refinance...       1,330         67,842,083.92           10.34             11.086            677               91.83
Rate/Term Refinance..         402         15,335,215.38            2.34             10.748            679               93.43
                           ------       ---------------          ------             ------            ---               -----
   Total:............      13,391       $656,215,417.26          100.00%            11.350%           703               96.61%
                           ------       ---------------          ------             ------            ---               -----
                           ------       ---------------          ------             ------            ---               -----

                       PERCENTAGE OF
                       MORTGAGE LOANS
                         WITH FULL
    LOAN PURPOSE       DOCUMENTATION
    ------------       -------------
Purchase.............      24.65%
Cash Out Refinance...      26.83
Rate/Term Refinance..      34.19
                           -----
   Total:............      25.10%
                           -----
                           -----

                                     S-A-7

                               LOAN DOCUMENTATION

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY       WEIGHTED         NON-ZERO
        LOAN             NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED      AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
    DOCUMENTATION      MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
    -------------      --------------       -------        -----------------     ------------     ------------      -------------
Stated...............       7,654       $397,823,356.21           60.62%            11.560%           699               96.39%
Full.................       3,957        164,715,965.84           25.10             10.882            702               98.54
No Documentation.....       1,769         93,323,227.77           14.22             11.285            720               94.14
Limited..............          11            352,867.44            0.05             10.058            656               94.66
                           ------       ---------------          ------             ------            ---               -----
   Total:............      13,391       $656,215,417.26          100.00%            11.350%           703               96.61%
                           ------       ---------------          ------             ------            ---               -----
                           ------       ---------------          ------             ------            ---               -----

                       PERCENTAGE OF
                       MORTGAGE LOANS
        LOAN             WITH FULL
    DOCUMENTATION      DOCUMENTATION
    -------------      -------------
Stated...............        0.00%
Full.................      100.00
No Documentation.....        0.00
Limited..............        0.00
                           ------
   Total:............       25.10%
                           ------
                           ------

                                OCCUPANCY STATUS

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY       WEIGHTED         NON-ZERO
      OCCUPANCY          NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED      AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
       STATUS          MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
       ------          --------------       -------        -----------------     ------------     ------------      -------------
Primary Home.........       6,864       $414,681,366.74           63.19%            11.148%           686               97.31%
Investment...........       5,359        185,914,038.26           28.33             11.709            733               94.77
Second Home..........       1,168         55,620,012.26            8.48             11.658            728               97.59
                           ------       ---------------          ------             ------            ---               -----
   Total:............      13,391       $656,215,417.26          100.00%            11.350%           703               96.61%
                           ------       ---------------          ------             ------            ---               -----
                           ------       ---------------          ------             ------            ---               -----

                       PERCENTAGE OF
                       MORTGAGE LOANS
      OCCUPANCY          WITH FULL
       STATUS          DOCUMENTATION
       ------          -------------
Primary Home.........      19.69%
Investment...........      39.26
Second Home..........      18.09
                           -----
   Total:............      25.10%
                           -----
                           -----

                                     S-A-8

                                 CREDIT SCORES

                                           AGGREGATE         PERCENTAGE OF
                                           SCHEDULED       MORTGAGE LOANS BY       WEIGHTED         NON-ZERO
      RANGE OF           NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED      AVERAGE      WEIGHTED AVERAGE   WEIGHTED AVERAGE
    CREDIT SCORES      MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON     CREDIT SCORE      ORIGINAL CLTV
    -------------      --------------       -------        -----------------     ------------     ------------      -------------
541 to 560...........           6       $    308,000.83            0.05%             9.657%           556               97.05%
561 to 580...........          17            687,695.86            0.10             11.958            576               99.74
581 to 600...........          73          2,827,190.98            0.43             12.557            591               98.74
601 to 620...........          98          4,344,699.39            0.66             11.724            614               97.78
621 to 640...........         868         44,624,308.82            6.80             12.023            631               97.32
641 to 660...........       1,474         75,699,958.59           11.54             11.638            651               97.06
661 to 680...........       2,243        111,674,236.43           17.02             11.373            670               96.30
681 to 700...........       1,940        107,614,835.49           16.40             11.404            690               96.63
701 to 720...........       1,686         87,103,861.92           13.27             11.120            710               96.50
721 to 740...........       1,410         66,325,278.43           10.11             11.249            730               96.52
741 to 760...........       1,204         55,399,514.39            8.44             11.239            750               96.38
761 to 780...........       1,256         52,482,772.94            8.00             11.138            770               96.47
781 and above........       1,116         47,123,063.19            7.18             10.903            794               96.39
                           ------       ---------------          ------             ------            ---               -----
   Total:............      13,391       $656,215,417.26          100.00%            11.350%           703               96.61%
                           ------       ---------------          ------             ------            ---               -----
                           ------       ---------------          ------             ------            ---               -----

                       PERCENTAGE OF
                       MORTGAGE LOANS
      RANGE OF           WITH FULL
    CREDIT SCORES      DOCUMENTATION
    -------------      -------------
541 to 560...........      15.37%
561 to 580...........      77.79
581 to 600...........      84.75
601 to 620...........      63.79
621 to 640...........      39.64
641 to 660...........      32.75
661 to 680...........      23.49
681 to 700...........      14.07
701 to 720...........      13.72
721 to 740...........      18.14
741 to 760...........      22.05
761 to 780...........      33.68
781 and above........      45.05
                           -----
   Total:............      25.10%
                           -----
                           -----

 The weighted average Credit Score for the Mortgage Loans is approximately 703.

                      PREPAYMENT PREMIUM BY LOAN TYPE ($)

                                                                     PRINCIPAL       PRINCIPAL       PRINCIPAL      PRINCIPAL
                                                                     BALANCE OF     BALANCE OF      BALANCE OF      BALANCE OF
                                                     PRINCIPAL        MORTGAGE       MORTGAGE        MORTGAGE        MORTGAGE
                                                    BALANCE OF       LOANS WITH     LOANS WITH      LOANS WITH      LOANS WITH
                                                     MORTGAGE         PREMIUM         PREMIUM         PREMIUM        PREMIUM
                                                    LOANS WITH        TERMS OF       TERMS OF        TERMS OF        TERMS OF
                   LOAN TYPE                        NO PREMIUM      1-12 MONTHS    13-24 MONTHS    25-36 MONTHS    37-48 MONTHS
                   ---------                        ----------      -----------    ------------    ------------    ------------
Balloon.........................................  $388,970,754.10   $947,319.84    $3,117,951.46   $2,109,893.23      $0.00
Fixed Rate......................................   260,675,012.00     45,765.42        51,282.50      297,438.71       0.00
                                                  ---------------   -----------    -------------   -------------      -----
   Total:.......................................  $649,645,766.10   $993,085.26    $3,169,233.96   $2,407,331.94      $0.00
                                                  ---------------   -----------    -------------   -------------      -----
                                                  ---------------   -----------    -------------   -------------      -----

                                                   PRINCIPAL
                                                   BALANCE OF
                                                    MORTGAGE
                                                   LOANS WITH
                                                    PREMIUM
                                                    TERMS OF
                   LOAN TYPE                      49-60 MONTHS        TOTAL
                   ---------                      ------------        -----
Balloon.........................................     $0.00       $395,145,918.63
Fixed Rate......................................      0.00        261,069,498.63
                                                     -----       ---------------
   Total:.......................................     $0.00       $656,215,417.26
                                                     -----       ---------------
                                                     -----       ---------------

                                     S-A-9

                      PREPAYMENT PREMIUM BY LOAN TYPE (%)

                                                                     PERCENTAGE OF         PERCENTAGE OF         PERCENTAGE OF
                                               PERCENTAGE OF      MORTGAGE LOANS WITH   MORTGAGE LOANS WITH   MORTGAGE LOANS WITH
                                            MORTGAGE LOANS WITH    PREMIUM TERMS OF      PREMIUM TERMS OF      PREMIUM TERMS OF
                LOAN TYPE                       NO PREMIUM            1-12 MONTHS          13-24 MONTHS          25-36 MONTHS
                ---------                       ----------            -----------          ------------          ------------
Balloon...................................         98.44%                0.24%                 0.79%                 0.53%
Fixed Rate................................         99.85                 0.02                  0.02                  0.11
                                                   -----                 ----                  ----                  ----
   Total:.................................         99.00%                0.15%                 0.48%                 0.37%
                                                   -----                 ----                  ----                  ----
                                                   -----                 ----                  ----                  ----

                                               PERCENTAGE OF         PERCENTAGE OF
                                            MORTGAGE LOANS WITH   MORTGAGE LOANS WITH
                                             PREMIUM TERMS OF      PREMIUM TERMS OF
                LOAN TYPE                      37-48 MONTHS          49-60 MONTHS       TOTAL
                ---------                      ------------          ------------       -----
Balloon...................................         0.00%                 0.00%           60.22%
Fixed Rate................................         0.00                  0.00            39.78
                                                   ----                  ----           ------
   Total:.................................         0.00%                 0.00%          100.00%
                                                   ----                  ----           ------
                                                   ----                  ----           ------

                         PREPAYMENT PREMIUM DESCRIPTION

                                                                AGGREGATE         PERCENTAGE OF
                                                                SCHEDULED       MORTGAGE LOANS BY
                                              NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED   WEIGHTED AVERAGE
      PREPAYMENT PREMIUM DESCRIPTION        MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE      GROSS COUPON
      ------------------------------        --------------       -------        -----------------      ------------
None......................................      13,296       $649,645,766.10          99.00%              11.354%
6 Months' Interest on Amount Prepaid in
 Excess of 20% of the Original Balance....          95          6,569,651.16           1.00               10.954
                                                ------       ---------------         ------               ------
   Total:.................................      13,391       $656,215,417.26         100.00%              11.350%
                                                ------       ---------------         ------               ------
                                                ------       ---------------         ------               ------

                                                                                    PERCENTAGE OF
                                                NON-ZERO                               MORTGAGE
                                            WEIGHTED AVERAGE   WEIGHTED AVERAGE       LOANS WITH
      PREPAYMENT PREMIUM DESCRIPTION          CREDIT SCORE      ORIGINAL CLTV     FULL DOCUMENTATION
      ------------------------------          ------------      -------------     ------------------
None......................................        703               96.61%              25.12%
6 Months' Interest on Amount Prepaid in
 Excess of 20% of the Original Balance....        672               96.83               23.09
                                                  ---               -----               -----
   Total:.................................        703               96.61%              25.10%
                                                  ---               -----               -----
                                                  ---               -----               -----

                 DEBT-TO-INCOME RATIO (WITH FULL DOCUMENTATION)

   RANGE OF DEBT-
      TO-INCOME
       RATIOS
     OF MORTGAGE                           AGGREGATE         PERCENTAGE OF
     LOANS WITH                            SCHEDULED       MORTGAGE LOANS BY                           NON-ZERO
        FULL             NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED   WEIGHTED AVERAGE   WEIGHTED AVERAGE
    DOCUMENTATION      MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE      GROSS COUPON       CREDIT SCORE
    -------------      --------------       -------        -----------------      ------------       ------------
Not available........          6        $    205,678.16           0.03%              10.139%             721
 0.01 to  5.00.......          3              88,567.77           0.01               10.927              717
 5.01 to 10.00.......         11             347,935.57           0.05               10.734              746
10.01 to 15.00.......         39           1,410,350.36           0.21               10.784              748
15.01 to 20.00.......         72           2,983,932.73           0.45               10.786              747
20.01 to 25.00.......        172           5,636,242.11           0.86               11.018              740
25.01 to 30.00.......        316          10,745,638.39           1.64               10.917              724
30.01 to 35.00.......        520          19,458,299.99           2.97               10.982              711
35.01 to 40.00.......        805          33,342,881.86           5.08               10.804              710
40.01 to 45.00.......      1,239          55,008,367.34           8.38               10.768              699
45.01 to 50.00.......        690          31,057,017.25           4.73               11.147              679
50.01 to 55.00.......         69           3,699,336.65           0.56               10.643              671
55.01 to 60.00.......         13             576,444.86           0.09                9.804              679
60.01 to 65.00.......          2             155,272.80           0.02                9.273              675
                           -----        ---------------          -----               ------              ---
   Subtotal:.........      3,957        $164,715,965.84          25.10%              10.882%             702
                           -----        ---------------          -----               ------              ---

   RANGE OF DEBT-
      TO-INCOME
       RATIOS
     OF MORTGAGE                            PERCENTAGE OF
     LOANS WITH                                MORTGAGE
        FULL           WEIGHTED AVERAGE       LOANS WITH
    DOCUMENTATION       ORIGINAL CLTV     FULL DOCUMENTATION
    -------------       -------------     ------------------
Not available........       100.00%             100.00%
 0.01 to  5.00.......       100.00              100.00
 5.01 to 10.00.......        98.68              100.00
10.01 to 15.00.......        98.99              100.00
15.01 to 20.00.......        98.19              100.00
20.01 to 25.00.......        98.64              100.00
25.01 to 30.00.......        98.71              100.00
30.01 to 35.00.......        98.48              100.00
35.01 to 40.00.......        97.95              100.00
40.01 to 45.00.......        98.77              100.00
45.01 to 50.00.......        98.76              100.00
50.01 to 55.00.......        98.76              100.00
55.01 to 60.00.......        97.79              100.00
60.01 to 65.00.......        93.41              100.00
                            ------              ------
   Subtotal:.........        98.54%             100.00%
                            ------              ------

   The weighted average Debt-to-Income Ratio for the Mortgage Loans with full documentation is approximately 39.51%.

                                     S-A-10

               DEBT-TO-INCOME RATIO (WITH NON-FULL DOCUMENTATION)

                                                                AGGREGATE         PERCENTAGE OF
      RANGE OF DEBT-TO-INCOME RATIOS                            SCHEDULED       MORTGAGE LOANS BY
          OF MORTGAGE LOANS WITH              NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED   WEIGHTED AVERAGE
          NON-FULL DOCUMENTATION            MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE      GROSS COUPON
          ----------------------            --------------       -------        -----------------      ------------
Not available.............................       3,095       $173,973,755.43          26.51%              11.261%
 0.01 to  5.00............................           9            367,719.61           0.06               11.586
 5.01 to 10.00............................          13            359,827.86           0.05               12.316
10.01 to 15.00............................          69          2,089,742.41           0.32               11.832
15.01 to 20.00............................         139          4,651,585.74           0.71               11.769
20.01 to 25.00............................         278         10,280,427.85           1.57               11.734
25.01 to 30.00............................         496         19,308,844.04           2.94               11.767
30.01 to 35.00............................         938         42,321,578.49           6.45               11.733
35.01 to 40.00............................       1,618         83,499,572.78          12.72               11.534
40.01 to 45.00............................       2,079        113,952,313.28          17.37               11.548
45.01 to 50.00............................         677         39,103,644.26           5.96               11.943
50.01 to 55.00............................          21          1,295,865.53           0.20               11.181
55.01 to 60.00............................           2            294,574.14           0.04               11.835
                                                ------       ---------------         ------               ------
Subtotal:.................................       9,434       $491,499,451.42          74.90%              11.507%
                                                ------       ---------------         ------               ------
   Total:.................................      13,391       $656,215,417.26         100.00%              11.350%
                                                ------       ---------------         ------               ------
                                                ------       ---------------         ------               ------

                                                                                    PERCENTAGE OF
      RANGE OF DEBT-TO-INCOME RATIOS            NON-ZERO                            MORTGAGE LOANS
          OF MORTGAGE LOANS WITH            WEIGHTED AVERAGE   WEIGHTED AVERAGE          WITH
          NON-FULL DOCUMENTATION              CREDIT SCORE      ORIGINAL CLTV     FULL DOCUMENTATION
          ----------------------              ------------      -------------     ------------------
Not available.............................        715               95.41%               0.00%
 0.01 to  5.00............................        709               93.61                0.00
 5.01 to 10.00............................        734               95.94                0.00
10.01 to 15.00............................        718               94.65                0.00
15.01 to 20.00............................        720               94.23                0.00
20.01 to 25.00............................        715               95.33                0.00
25.01 to 30.00............................        706               95.55                0.00
30.01 to 35.00............................        700               95.20                0.00
35.01 to 40.00............................        697               96.01                0.00
40.01 to 45.00............................        694               96.99                0.00
45.01 to 50.00............................        682               96.89                0.00
50.01 to 55.00............................        682               94.64                0.00
55.01 to 60.00............................        719               90.80                0.00
                                                  ---               -----               -----
Subtotal:.................................        703               95.96%               0.00%
                                                  ---               -----               -----
   Total:.................................        703               96.61%              25.10%
                                                  ---               -----               -----
                                                  ---               -----               -----

 The weighted average Debt-to-Income Ratio for the Mortgage Loans with non-full documentation is approximately 38.73%.

                                     S-A-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX B-1:
                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                    S-B-1-1

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                              REMAINING    REMAINING     ORIGINAL
                                                                                               TERM TO    AMORTIZATION   TERM TO
                                               PRINCIPAL      GROSS MORTGAGE   NET MORTGAGE   MATURITY        TERM       MATURITY
            MORTGAGE LOAN TYPE                BALANCE ($)        RATE (%)        RATE (%)     (MONTHS)     (MONTHS)*     (MONTHS)
            ------------------                -----------        --------        --------     --------     ---------     --------
Fully Amortizing..........................  $  7,414,523.22      11.49368%       10.99368%       177          177          180
Balloon...................................   395,102,814.93      11.51626        11.01626        177          357          180
Fully Amortizing..........................     2,175,673.40      11.63671        11.13671        237          237          240
Fully Amortizing..........................   251,479,302.01      11.08324        10.58324        358          358          360
Balloon...................................        43,103.70       7.52500         7.02500         57          357           60
                                            ---------------      --------        --------        ---          ---          ---
   Total:.................................  $656,215,417.26      11.35020%       10.85020%       247          355          249
                                            ---------------      --------        --------        ---          ---          ---
                                            ---------------      --------        --------        ---          ---          ---

                                              ORIGINAL
                                            AMORTIZATION
                                                TERM
            MORTGAGE LOAN TYPE                (MONTHS)
            ------------------                --------
Fully Amortizing..........................      180
Balloon...................................      360
Fully Amortizing..........................      240
Fully Amortizing..........................      360
Balloon...................................      360
                                                ---
   Total:.................................      358
                                                ---
                                                ---

---------

* Each Mortgage Loan has an Original Amortization Term that is the same as its original term to maturity, except for Balloon Loans which have an original amortization term of 360 months.

                                    S-B-1-2

                                   ANNEX B-2:
                       PRINCIPAL AMOUNT DECREMENT TABLES

                                    S-B-2-1

       PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                        CLASS A1 CERTIFICATES AT THE FOLLOWING        CLASS A2 CERTIFICATES AT THE FOLLOWING
                                       PERCENTAGES OF THE PREPAYMENT ASSUMPTION      PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                      -------------------------------------------   -------------------------------------------
                                         0%       50%      100%     150%     200%      0%       50%      100%     150%     200%
                                         --       ---      ----     ----     ----      --       ---      ----     ----     ----
Initial Percentage................       100      100      100      100      100       100      100      100      100      100
May 25, 2007......................        99       65       31        0        0       100      100      100       91        0
May 25, 2008......................        98       32        0        0        0       100      100       31        0        0
May 25, 2009......................        97        4        0        0        0       100      100        0        0        0
May 25, 2010......................        95        0        0        0        0       100       44        0        0        0
May 25, 2011......................        94        0        0        0        0       100        0        0        0        0
May 25, 2012......................        92        0        0        0        0       100        0        0        0        0
May 25, 2013......................        90        0        0        0        0       100        0        0        0        0
May 25, 2014......................        87        0        0        0        0       100        0        0        0        0
May 25, 2015......................        85        0        0        0        0       100        0        0        0        0
May 25, 2016......................        82        0        0        0        0       100        0        0        0        0
May 25, 2017......................        79        0        0        0        0       100        0        0        0        0
May 25, 2018......................        75        0        0        0        0       100        0        0        0        0
May 25, 2019......................        72        0        0        0        0       100        0        0        0        0
May 25, 2020......................        67        0        0        0        0       100        0        0        0        0
May 25, 2021......................         0        0        0        0        0         0        0        0        0        0
May 25, 2022......................         0        0        0        0        0         0        0        0        0        0
May 25, 2023......................         0        0        0        0        0         0        0        0        0        0
May 25, 2024......................         0        0        0        0        0         0        0        0        0        0
May 25, 2025......................         0        0        0        0        0         0        0        0        0        0
May 25, 2026......................         0        0        0        0        0         0        0        0        0        0
May 25, 2027......................         0        0        0        0        0         0        0        0        0        0
May 25, 2028......................         0        0        0        0        0         0        0        0        0        0
May 25, 2029......................         0        0        0        0        0         0        0        0        0        0
May 25, 2030......................         0        0        0        0        0         0        0        0        0        0
May 25, 2031......................         0        0        0        0        0         0        0        0        0        0
May 25, 2032......................         0        0        0        0        0         0        0        0        0        0
May 25, 2033......................         0        0        0        0        0         0        0        0        0        0
May 25, 2034......................         0        0        0        0        0         0        0        0        0        0
May 25, 2035......................         0        0        0        0        0         0        0        0        0        0
May 25, 2036......................         0        0        0        0        0         0        0        0        0        0

Weighted Average Life in Years:
Without Optional Termination......     12.78     1.53     0.78     0.52     0.39     14.75     3.96     1.91     1.21     0.86
With Optional Termination.........     12.78     1.53     0.78     0.52     0.39     14.75     3.96     1.91     1.21     0.86

                                      CLASS M1 CERTIFICATES AT THE FOLLOWING
                                     PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                    -------------------------------------------
                                       0%       50%      100%     150%     200%
                                       --       ---      ----     ----     ----
Initial Percentage................     100      100      100      100      100
May 25, 2007......................     100      100      100      100       88
May 25, 2008......................     100      100      100       66       11
May 25, 2009......................     100      100       79       14        0
May 25, 2010......................     100      100       40        0        0
May 25, 2011......................     100       96       14        0        0
May 25, 2012......................     100       88        0        0        0
May 25, 2013......................     100       66        0        0        0
May 25, 2014......................     100       48        0        0        0
May 25, 2015......................     100       33        0        0        0
May 25, 2016......................     100       21        0        0        0
May 25, 2017......................     100       11        0        0        0
May 25, 2018......................     100        3        0        0        0
May 25, 2019......................     100        0        0        0        0
May 25, 2020......................     100        0        0        0        0
May 25, 2021......................      53        0        0        0        0
May 25, 2022......................      53        0        0        0        0
May 25, 2023......................      53        0        0        0        0
May 25, 2024......................      53        0        0        0        0
May 25, 2025......................      53        0        0        0        0
May 25, 2026......................      53        0        0        0        0
May 25, 2027......................      53        0        0        0        0
May 25, 2028......................      53        0        0        0        0
May 25, 2029......................      49        0        0        0        0
May 25, 2030......................      41        0        0        0        0
May 25, 2031......................      31        0        0        0        0
May 25, 2032......................      21        0        0        0        0
May 25, 2033......................       9        0        0        0        0
May 25, 2034......................       0        0        0        0        0
May 25, 2035......................       0        0        0        0        0
May 25, 2036......................       0        0        0        0        0
Weighted Average Life in Years:
Without Optional Termination......   20.42     8.22     3.86     2.35     1.56
With Optional Termination.........   20.42     8.22     3.86     2.35     1.56

                                    S-B-2-2

         PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                        CLASS M3 CERTIFICATES AT THE FOLLOWING        CLASS M4 CERTIFICATES AT THE FOLLOWING
                                       PERCENTAGES OF THE PREPAYMENT ASSUMPTION      PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                      -------------------------------------------   -------------------------------------------
                                         0%       50%      100%     150%     200%      0%       50%      100%     150%     200%
                                         --       ---      ----     ----     ----      --       ---      ----     ----     ----
Initial Percentage................       100      100      100      100      100       100      100      100      100      100
May 25, 2007......................       100      100      100      100      100       100      100      100      100      100
May 25, 2008......................       100      100      100       51       23       100      100      100       51       23
May 25, 2009......................       100      100       58       24        7       100      100       58       24        7
May 25, 2010......................       100      100       37       11        0       100      100       37       11        0
May 25, 2011......................       100      100       24        5        0       100      100       24        5        0
May 25, 2012......................       100       62       15        0        0       100       62       15        0        0
May 25, 2013......................       100       51       10        0        0       100       51       10        0        0
May 25, 2014......................       100       42        6        0        0       100       42        6        0        0
May 25, 2015......................       100       34        4        0        0       100       34        4        0        0
May 25, 2016......................       100       28        0        0        0       100       28        0        0        0
May 25, 2017......................       100       22        0        0        0       100       22        0        0        0
May 25, 2018......................       100       18        0        0        0       100       18        0        0        0
May 25, 2019......................       100       15        0        0        0       100       15        0        0        0
May 25, 2020......................       100       12        0        0        0       100       12        0        0        0
May 25, 2021......................       100        4        0        0        0       100        4        0        0        0
May 25, 2022......................       100        2        0        0        0       100        0        0        0        0
May 25, 2023......................       100        0        0        0        0       100        0        0        0        0
May 25, 2024......................       100        0        0        0        0       100        0        0        0        0
May 25, 2025......................       100        0        0        0        0       100        0        0        0        0
May 25, 2026......................       100        0        0        0        0       100        0        0        0        0
May 25, 2027......................       100        0        0        0        0        72        0        0        0        0
May 25, 2028......................        72        0        0        0        0        46        0        0        0        0
May 25, 2029......................        42        0        0        0        0        42        0        0        0        0
May 25, 2030......................        38        0        0        0        0        38        0        0        0        0
May 25, 2031......................        33        0        0        0        0        33        0        0        0        0
May 25, 2032......................        27        0        0        0        0        27        0        0        0        0
May 25, 2033......................        21        0        0        0        0        21        0        0        0        0
May 25, 2034......................        15        0        0        0        0        15        0        0        0        0
May 25, 2035......................         7        0        0        0        0         7        0        0        0        0
May 25, 2036......................         0        0        0        0        0         0        0        0        0        0
Weighted Average Life in Years:
Without Optional Termination......     24.09     8.48     4.18     2.52     1.68     23.54     8.41     4.14     2.50     1.68
With Optional Termination.........     24.04     8.44     4.03     2.43     1.63     23.50     8.39     4.00     2.42     1.63

                                      CLASS M5 CERTIFICATES AT THE FOLLOWING
                                     PERCENTAGES OF THE PREPAYMENT ASSUMPTION
                                    -------------------------------------------
                                       0%       50%      100%     150%     200%
                                       --       ---      ----     ----     ----
Initial Percentage................     100      100      100      100      100
May 25, 2007......................     100      100      100      100      100
May 25, 2008......................     100      100      100       51       23
May 25, 2009......................     100      100       58       24        7
May 25, 2010......................     100      100       37       11        0
May 25, 2011......................     100      100       24        5        0
May 25, 2012......................     100       62       15        0        0
May 25, 2013......................     100       51       10        0        0
May 25, 2014......................     100       42        6        0        0
May 25, 2015......................     100       34        3        0        0
May 25, 2016......................     100       28        0        0        0
May 25, 2017......................     100       22        0        0        0
May 25, 2018......................     100       18        0        0        0
May 25, 2019......................     100       15        0        0        0
May 25, 2020......................     100       12        0        0        0
May 25, 2021......................     100        *        0        0        0
May 25, 2022......................     100        0        0        0        0
May 25, 2023......................     100        0        0        0        0
May 25, 2024......................     100        0        0        0        0
May 25, 2025......................     100        0        0        0        0
May 25, 2026......................      71        0        0        0        0
May 25, 2027......................      50        0        0        0        0
May 25, 2028......................      46        0        0        0        0
May 25, 2029......................      42        0        0        0        0
May 25, 2030......................      38        0        0        0        0
May 25, 2031......................      33        0        0        0        0
May 25, 2032......................      27        0        0        0        0
May 25, 2033......................      21        0        0        0        0
May 25, 2034......................      15        0        0        0        0
May 25, 2035......................       7        0        0        0        0
May 25, 2036......................       0        0        0        0        0
Weighted Average Life in Years:
Without Optional Termination......   23.03     8.35     4.11     2.48     1.67
With Optional Termination.........   22.98     8.35     3.97     2.40     1.63

---------

* Indicates a value greater than 0.0% and less than 0.5%.

                                    S-B-2-3

         PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                         CLASS M6 CERTIFICATES AT THE        CLASS M7 CERTIFICATES AT THE        CLASS M8 CERTIFICATES AT THE
                         FOLLOWING PERCENTAGES OF THE        FOLLOWING PERCENTAGES OF THE        FOLLOWING PERCENTAGES OF THE
                             PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION
                       ---------------------------------   ---------------------------------   --------------------------------
                        0%     50%    100%   150%   200%    0%     50%    100%   150%   200%    0%    50%    100%   150%   200%
                        --     ---    ----   ----   ----    --     ---    ----   ----   ----    --    ---    ----   ----   ----
Initial Percentage...    100   100   100    100    100      100    100   100    100    100      100   100    100    100    100
May 25, 2007.........    100   100   100    100    100      100    100   100    100    100      100   100    100    100    100
May 25, 2008.........    100   100   100     51     23      100    100   100     51     23      100   100    100     51     23
May 25, 2009.........    100   100    58     24      7      100    100    58     24      7      100   100     58     24      7
May 25, 2010.........    100   100    37     11      0      100    100    37     11      0      100   100     37     11      0
May 25, 2011.........    100   100    24      5      0      100    100    24      3      0      100   100     24      0      0
May 25, 2012.........    100    62    15      0      0      100     62    15      0      0      100    62     15      0      0
May 25, 2013.........    100    51    10      0      0      100     51    10      0      0      100    51     10      0      0
May 25, 2014.........    100    42     6      0      0      100     42     6      0      0      100    42      6      0      0
May 25, 2015.........    100    34     0      0      0      100     34     0      0      0      100    34      0      0      0
May 25, 2016.........    100    28     0      0      0      100     28     0      0      0      100    28      0      0      0
May 25, 2017.........    100    22     0      0      0      100     22     0      0      0      100    22      0      0      0
May 25, 2018.........    100    18     0      0      0      100     18     0      0      0      100    18      0      0      0
May 25, 2019.........    100    15     0      0      0      100     15     0      0      0      100    15      0      0      0
May 25, 2020.........    100    12     0      0      0      100     12     0      0      0      100    12      0      0      0
May 25, 2021.........    100     0     0      0      0      100      0     0      0      0      100     0      0      0      0
May 25, 2022.........    100     0     0      0      0      100      0     0      0      0      100     0      0      0      0
May 25, 2023.........    100     0     0      0      0      100      0     0      0      0      100     0      0      0      0
May 25, 2024.........    100     0     0      0      0      100      0     0      0      0       88     0      0      0      0
May 25, 2025.........     87     0     0      0      0       56      0     0      0      0       56     0      0      0      0
May 25, 2026.........     53     0     0      0      0       53      0     0      0      0       53     0      0      0      0
May 25, 2027.........     50     0     0      0      0       50      0     0      0      0       50     0      0      0      0
May 25, 2028.........     46     0     0      0      0       46      0     0      0      0       46     0      0      0      0
May 25, 2029.........     42     0     0      0      0       42      0     0      0      0       42     0      0      0      0
May 25, 2030.........     38     0     0      0      0       38      0     0      0      0       38     0      0      0      0
May 25, 2031.........     33     0     0      0      0       33      0     0      0      0       33     0      0      0      0
May 25, 2032.........     27     0     0      0      0       27      0     0      0      0       27     0      0      0      0
May 25, 2033.........     21     0     0      0      0       21      0     0      0      0       21     0      0      0      0
May 25, 2034.........     15     0     0      0      0       15      0     0      0      0       15     0      0      0      0
May 25, 2035.........      7     0     0      0      0        7      0     0      0      0        7     0      0      0      0
May 25, 2036.........      0     0     0      0      0        0      0     0      0      0        0     0      0      0      0
Weighted Average Life
 in Years:
   Without Optional
    Termination......  22.67  8.32  4.08   2.47   1.64    22.42   8.30  4.05   2.46   1.63    22.21  8.29   4.03   2.43   1.63
   With Optional
   Termination......   22.63  8.32  3.97   2.40   1.61    22.39   8.30  3.95   2.40   1.61    22.18  8.29   3.94   2.38   1.61

                                    S-B-2-4

         PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                         CLASS M9 CERTIFICATES AT THE
                         FOLLOWING PERCENTAGES OF THE
                             PREPAYMENT ASSUMPTION
                       ---------------------------------
                        0%     50%    100%   150%   200%
                        --     ---    ----   ----   ----
Initial Percentage...    100    100   100    100    100
May 25, 2007.........    100    100   100    100    100
May 25, 2008.........    100    100   100     51     23
May 25, 2009.........    100    100    58     24      2
May 25, 2010.........    100    100    37     11      0
May 25, 2011.........    100    100    24      0      0
May 25, 2012.........    100     62    15      0      0
May 25, 2013.........    100     51    10      0      0
May 25, 2014.........    100     42     0      0      0
May 25, 2015.........    100     34     0      0      0
May 25, 2016.........    100     28     0      0      0
May 25, 2017.........    100     22     0      0      0
May 25, 2018.........    100     18     0      0      0
May 25, 2019.........    100     15     0      0      0
May 25, 2020.........    100     12     0      0      0
May 25, 2021.........    100      0     0      0      0
May 25, 2022.........    100      0     0      0      0
May 25, 2023.........    100      0     0      0      0
May 25, 2024.........     58      0     0      0      0
May 25, 2025.........     56      0     0      0      0
May 25, 2026.........     53      0     0      0      0
May 25, 2027.........     50      0     0      0      0
May 25, 2028.........     46      0     0      0      0
May 25, 2029.........     42      0     0      0      0
May 25, 2030.........     38      0     0      0      0
May 25, 2031.........     33      0     0      0      0
May 25, 2032.........     27      0     0      0      0
May 25, 2033.........     21      0     0      0      0
May 25, 2034.........     15      0     0      0      0
May 25, 2035.........      4      0     0      0      0
May 25, 2036.........      0      0     0      0      0
Weighted Average Life
 in Years:
   Without Optional
    Termination......  22.04   8.27  4.01   2.42   1.62
   With Optional
    Termination......  22.01   8.27  3.94   2.38   1.61

                                    S-B-2-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C
         SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS AND RATES OF PAYMENT

                                                              SCHEDULED NOTIONAL     RATE OF
              DISTRIBUTION DATE OCCURRING IN:                     AMOUNT($):       PAYMENT(%):
              -------------------------------                     ----------       -----------
June 2006...................................................              0.00        0.00
July 2006...................................................    497,667,000.00        5.85
August 2006.................................................    475,129,000.00        5.85
September 2006..............................................    453,390,000.00        5.85
October 2006................................................    432,425,000.00        5.85
November 2006...............................................    412,205,000.00        5.85
December 2006...............................................    392,703,000.00        5.85
January 2007................................................    373,893,000.00        5.85
February 2007...............................................    355,751,000.00        5.85
March 2007..................................................    338,256,000.00        5.85
April 2007..................................................    318,346,000.00        5.85
May 2007....................................................    299,272,000.00        5.85
June 2007...................................................    279,328,000.00        5.85
July 2007...................................................    255,903,000.00        5.85
August 2007.................................................    233,802,000.00        5.85
September 2007..............................................    225,738,000.00        5.85
October 2007................................................    225,738,000.00        5.85
November 2007...............................................    225,738,000.00        5.85
December 2007...............................................    225,738,000.00        5.85
January 2008................................................    225,738,000.00        5.85
February 2008...............................................    223,498,000.00        5.85
March 2008..................................................    208,783,000.00        5.85
April 2008..................................................    176,673,000.00        5.85
May 2008....................................................    150,406,000.00        5.85
June 2008...................................................    130,642,000.00        5.85
July 2008...................................................    115,616,000.00        5.85
August 2008.................................................    103,903,000.00        5.85
September 2008..............................................     94,601,000.00        5.85
October 2008................................................     87,120,000.00        5.85
November 2008...............................................     81,048,000.00        5.85
December 2008...............................................     75,368,000.00        5.85
January 2009................................................     70,057,000.00        5.85
February 2009...............................................     65,090,000.00        5.85
March 2009..................................................     60,444,000.00        5.85
April 2009..................................................     56,099,000.00        5.85
May 2009....................................................     52,034,000.00        5.85
June 2009...................................................     48,235,000.00        5.85
July 2009...................................................     44,680,000.00        5.85
August 2009.................................................     41,357,000.00        5.85
September 2009..............................................     38,248,000.00        5.85
October 2009................................................     35,341,000.00        5.85
November 2009...............................................     32,623,000.00        5.85
December 2009...............................................     30,080,000.00        5.85
January 2010................................................     27,703,000.00        5.85
February 2010...............................................     25,480,000.00        5.85
March 2010..................................................     23,399,000.00        5.85
April 2010..................................................     21,454,000.00        5.85
May 2010....................................................     19,637,000.00        5.85
June 2010...................................................     17,936,000.00        5.85
July 2010...................................................     16,345,000.00        5.85
August 2010.................................................     14,858,000.00        5.85
September 2010..............................................     13,467,000.00        5.85
October 2010................................................     12,167,000.00        5.85
November 2010...............................................     10,950,000.00        5.85
December 2010...............................................      9,813,000.00        5.85
January 2011................................................      8,748,000.00        5.85
February 2011...............................................      7,754,000.00        5.85
March 2011..................................................      6,825,000.00        5.85
April 2011..................................................      5,955,000.00        5.85
May 2011....................................................      5,141,000.00        5.85
June 2011 and thereafter....................................              0.00        0.00

                                     S-C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                              -------------------

EACH TRUST FUND:

    may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

        will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

            mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four-family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

            mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

            private mortgage backed certificates, as described in this prospectus; and

            payments due on those mortgage loans and mortgage backed certificates.

    The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

    will be offered for sale pursuant to a prospectus supplement;

    will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

    may have one or more forms of credit enhancement.

    The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

    The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

    The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                LEHMAN BROTHERS

                  The date of this prospectus is April 3, 2006

                                  INTRODUCTION

    Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

    Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

      mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four-family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

      mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

      private mortgage backed certificates; and

      payments due on those mortgage loans and mortgage backed certificates.

    These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See 'The Sponsor,' 'The Depositor' and 'The Trust Funds.' The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to:
(1) with respect to each series of certificates, a trust agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

    Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under 'Description of the Securities' and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

    The depositor's only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See 'Servicing of Loans.'

    If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See 'Credit Support.'

    The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See 'Yield, Prepayment and Maturity Considerations.'

    With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See 'Material Federal Income Tax Considerations' in this prospectus.

    The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under 'Plan of Distribution' in this prospectus and under 'Underwriting' in the related prospectus supplement.

    There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See 'Risk Factors' in this prospectus and in the related prospectus supplement.

             TABLE OF CONTENTS

                                         PAGE
                                         ----
Introduction..........................     2
Risk Factors..........................     6
Description of the Securities.........    37
  General.............................    37
  Distributions on the Securities.....    38
  Optional Termination................    41
  Optional Purchase of Securities.....    41
  Other Purchases.....................    41
  Book-Entry Registration.............    41
The Trust Funds.......................    42
  General.............................    42
  The Mortgage Loans..................    43
  Multifamily and Mixed Use Mortgage
    Loans.............................    50
  Private Mortgage-Backed
    Securities........................    52
  Ginnie Mae Certificates.............    55
  Fannie Mae Certificates.............    56
  Freddie Mac Certificates............    58
  Pre-Funding Arrangements............    60
  Revolving Period Arrangements.......    60
  Collection Account, Securities
    Administration Account and
    Distribution Account..............    61
  Other Funds or Accounts.............    62
Loan Underwriting Procedures and
  Standards...........................    62
  Underwriting Standards..............    62
  Loss Experience.....................    63
  Representations and Warranties......    63
  Substitution of Primary Assets......    65
The Sponsor...........................    65
  General.............................    65
  Securitization Activities of the
    Sponsor...........................    67
The Depositor.........................    68
Aurora Loan Services LLC..............    69
  General.............................    69
  Servicing...........................    69
  Master Servicing....................    71
Servicing of Loans....................    72
  General.............................    72
  The Master Servicer.................    72
  The Servicers.......................    73
  Collection Procedures; Escrow
    Accounts..........................    73
  Deposits to and Withdrawals from the
    Collection Account................    73
  Servicing Accounts..................    75
  Buy-Down Loans, GPM Loans and Other
    Subsidized Loans..................    76
  Advances and Other Payments, and
    Limitations Thereon...............    77
  Maintenance of Insurance Policies
    and Other Servicing Procedures....    78
  Presentation of Claims; Realization
    Upon Defaulted Loans..............    81
  Enforcement of Due-On-Sale
    Clauses...........................    82
  Certain Rights Related to
    Foreclosure.......................    82
  Servicing Compensation and Payment
    of Expenses.......................    83
  Evidence as to Compliance...........    84
  Certain Matters Regarding the Master
    Servicer..........................    84
Credit Support........................    85
  General.............................    85
  Subordinate Securities;
    Subordination Reserve Fund........    86
  Allocation of Losses................    87
  Cross-Support Features..............    87
  Overcollateralization...............    87
  Excess Interest.....................    87
  Insurance...........................    88
  Letter of Credit....................    88
  Financial Guaranty Insurance
    Policy............................    88
  Reserve Funds.......................    88
  Derivative Instruments..............    89
  Description of Mortgage and Other
    Insurance.........................    89
  Mortgage Insurance on the Loans.....    90
  Hazard Insurance on the Loans.......    95
  Bankruptcy Bond.....................    97
  Repurchase Bond.....................    97
Derivatives...........................    97
The Agreements........................    99
  Issuance of Securities..............    99
  Assignment of Primary Assets........    99
  Repurchase and Substitution of Non-
    Conforming Loans..................   101
  Reports to Securityholders..........   102
  Investment of Funds.................   104
  Event of Default; Rights Upon Event
    of Default........................   104
  The Trustee.........................   107
  Duties of the Trustee...............   107
  Resignation of Trustee..............   107
  Distribution Account................   108
  The Securities Administrator........   108
  Duties of the Securities
    Administrator.....................   108
  Resignation of Securities
    Administrator.....................   108
  Securities Administration Account...   109
  Expense Reserve Fund................   109
  Amendment of Agreement..............   109
  Voting Rights.......................   110
  REMIC Administrator.................   110
  Administration Agreement............   110
  Periodic Reports....................   110
  Termination.........................   110

                                         PAGE
                                         ----
Legal Aspects of Loans................   112
  Mortgages...........................   112
  Junior Mortgages; Rights of Senior
    Mortgages.........................   112
  Cooperative Loans...................   114
  Foreclosure on Mortgages............   115
  Realizing Upon Cooperative Loan
    Security..........................   116
  Rights of Redemption................   117
  Anti-Deficiency Legislation and
    Other Limitations on Lenders......   118
  Servicemembers Civil Relief Act.....   120
  Environmental Considerations........   120
  Due-on-Sale Clauses in Mortgage
    Loans.............................   122
  Enforceability of Prepayment
    Charges, Late Payment Fees and
    Debt-Acceleration Clauses.........   123
  Equitable Limitations on Remedies...   123
  Applicability of Usury Laws.........   123
  Multifamily and Mixed Use Loans.....   124
  Leases and Rents....................   124
  Default Interest and Limitations on
    Prepayment........................   125
  Secondary Financing; Due-on-
    Encumbrance Provisions............   125
  Certain Laws and Regulations........   126
  Americans with Disabilities Act.....   126
  Personal Property...................   126
  Adjustable Interest Rate Loans......   126
  Manufactured Home Loans.............   127
Yield, Prepayment and Maturity
  Considerations......................   129
  Payment Delays......................   129
  Principal Prepayments...............   130
  Timing of Reduction of Principal
    Amount............................   130
  Interest or Principal Weighted
    Securities........................   130
  Certain Derivative Instruments......   130
  Final Scheduled Distribution Date...   131
  Prepayments and Weighted Average
    Life..............................   131
  Other Factors Affecting Weighted
    Average Life......................   132
Material Federal Income Tax
  Considerations......................   133
  Types of Securities.................   134
  Taxation of Securities Treated as
    Debt Instruments..................   136
  REMIC Residual Certificates.........   142
  Grantor Trust Certificates..........   149
  Partner Certificates................   151
  Special Tax Attributes..............   153
  Backup Withholding..................   155
  Reportable Transactions.............   155
State and Local Tax Considerations....   156
ERISA Considerations..................   156
  General.............................   156
  The Underwriter Exemption...........   157
  Additional Considerations for
    Securities which are Notes........   161
  Additional Fiduciary
    Considerations....................   161
Legal Investment Considerations.......   161
Legal Matters.........................   162
Use of Proceeds.......................   162
Plan of Distribution..................   163
Static Pool Information...............   164
Additional Information................   164
Incorporation of Certain Documents by
  Reference...........................   165
Reports to Securityholders............   165
Index of Principal Terms..............   166
Annex A Book-Entry Procedures.........   A-1
Annex B Global Clearance, Settlement
  and Tax Documentation Procedures....   B-1

                                  RISK FACTORS

    THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED SECURITIES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS ORIGINATED ACCORDING TO
NON-AGENCY UNDERWRITING GUIDELINES MAY HAVE
HIGHER EXPECTED DELINQUENCIES...................  If specified in the related prospectus supplement, the mortgage loans may have been originated
                                                  according to underwriting guidelines that do not
                                                  comply with Fannie Mae or Freddie Mac guidelines.
                                                  These types of mortgage loans are sometimes
                                                  referred to as 'subprime,' 'non- prime' or
                                                  'non-conforming' mortgage loans. Whereas 'prime'
                                                  loans are typically made to borrowers who have a
                                                  strong credit history and can demonstrate a
                                                  capacity to repay their loans, subprime loans are
                                                  typically made to borrowers who are perceived as
                                                  deficient in either or both of these respects. The
                                                  borrowers may have imperfect credit histories,
                                                  ranging from minor delinquencies to bankruptcy, or
                                                  relatively high ratios of monthly mortgage payments
                                                  to income or relatively high ratios of total
                                                  monthly credit payments to income. While lenders
                                                  consider a borrower's credit history when
                                                  determining whether a loan is other than prime,
                                                  they also consider the mortgage loan
                                                  characteristics, such as loan-to-value ratio, or
                                                  attributes of the property that may cause the loan
                                                  to carry elevated credit risk.

                                                  Compared with prime loans, subprime loans typically
                                                  have higher loan-to-value ratios, reflecting the
                                                  greater difficulty that subprime borrowers have in
                                                  making down payments and the propensity of these
                                                  borrowers to extract equity during refinancing.
                                                  Historically, subprime borrowers pay higher rates
                                                  of interest, go into delinquency more often, and
                                                  have their properties foreclosed at a higher rate
                                                  than either prime borrowers or borrowers of
                                                  mortgage loans originated in accordance with Fannie
                                                  Mae or Freddie Mac guidelines. A significant
                                                  portion of the mortgage loans in the trust fund may
                                                  have been classified in these relatively low (i.e.,
                                                  relatively higher risk) credit categories.

                                                  Rising unemployment, higher interest rates, or a
                                                  decline in housing prices generally or in certain
                                                  regions of the United States may have a greater
                                                  effect on the delinquency, foreclosure, bankruptcy
                                                  and loss experience of subprime mortgage loans and
                                                  other mortgage loans of relatively low credit
                                                  quality than on mortgage loans originated under
                                                  stricter guidelines. We cannot assure you that the
                                                  values of the mortgaged properties have remained or
                                                  will remain at levels in effect on the dates of
                                                  origination of the related mortgage loans. These
                                                  risks are magnified with respect to adjustable
                                                  payment mortgage loans, interest-only mortgage
                                                  loans, loans with balloon payments and loans which
                                                  provide for negative amortization. See ' -- Changes
                                                  in U.S. Economic

                                                  Conditions May Adversely Affect the Performance of
                                                  Mortgage Loans, Particularly Adjustable Payment
                                                  Loans of Various Types' for a discussion of risks
                                                  related to economic conditions generally and
                                                  adjustable payment mortgage loans.

                                                  Consequently, mortgage loans originated according
                                                  to underwriting guidelines that are not as strict
                                                  as Fannie Mae or Freddie Mac guidelines may be
                                                  likely to experience rates of delinquency,
                                                  foreclosure and bankruptcy that are higher, and
                                                  that may be substantially higher, than those
                                                  experienced by mortgage loans underwritten in
                                                  accordance with higher standards.

                                                  'ALT-A' MORTGAGE LOANS: If specified in the related
                                                  prospectus supplement, the trust fund may include
                                                  mortgage loans originated according to
                                                  'Alternative-A' or 'Alt-A' underwriting guidelines.
                                                  Although Alt-A loans are typically made to
                                                  borrowers who have a strong credit history and can
                                                  demonstrate a capacity to repay their loans, Alt-A
                                                  mortgage loans may have some of the characteristics
                                                  and risks of subprime mortgage loans described
                                                  above. In particular, Alt-A mortgage loans (1) are
                                                  often originated under underwriting guidelines with
                                                  more limited and reduced documentation
                                                  requirements, (2) have higher loan-to-value ratios
                                                  than prime loans, (3) are more likely to be secured
                                                  by properties not primarily occupied by the related
                                                  borrower than prime loans and (4) often have
                                                  prepayment penalties. You should consider the risks
                                                  discussed above if the trust fund contains Alt-A
                                                  mortgage loans.

                                                  See 'Loan Underwriting Procedures and Standards' in
                                                  this prospectus and see the prospectus supplement
                                                  for a description of the characteristics of the
                                                  related mortgage loans and for a general
                                                  description of the underwriting guidelines applied
                                                  in originating the related mortgage loans.

ASPECTS OF THE MORTGAGE LOAN ORIGINATION PROCESS
MAY RESULT IN HIGHER EXPECTED DELINQUENCIES.....  Various factors in the process of originating the mortgage loans in the trust fund may have the
                                                  effect of increasing delinquencies and defaults on
                                                  the mortgage loans. These factors may include any
                                                  or all of the following:

                                                  APPRAISAL QUALITY: During the mortgage loan
                                                  underwriting process, appraisals are generally
                                                  obtained on each prospective mortgaged property.
                                                  The quality of these appraisals may vary widely in
                                                  accuracy and consistency. Because in most cases the
                                                  appraiser is selected by the mortgage loan broker
                                                  or lender, the appraiser may feel pressure from
                                                  that broker or lender to provide an appraisal in
                                                  the amount necessary to enable the originator to
                                                  make the loan, whether or not the value of the
                                                  property justifies such an appraised value.
                                                  Inaccurate or inflated appraisals

                                                  may result in an increase in the number and
                                                  severity of losses on the mortgage loans.

                                                  STATED INCOME UNDERWRITING GUIDELINES: Most
                                                  underwriting guidelines applied in the origination
                                                  of mortgage loans have several different levels of
                                                  documentation requirements applicable to
                                                  prospective borrowers. There has recently been an
                                                  increasing number of mortgage loans originated
                                                  under 'stated income' programs, which permit an
                                                  applicant to qualify for a mortgage loan based upon
                                                  monthly income as stated on the mortgage loan
                                                  application, if the applicant meets certain
                                                  criteria. Typically no verification of monthly
                                                  income is required under stated income programs,
                                                  which increases the risk that these borrowers have
                                                  overstated their income and may not have sufficient
                                                  income to make their monthly mortgage loan
                                                  payments. You should consider the risk that a
                                                  higher number of mortgage loans originated under
                                                  stated income programs may result in increased
                                                  delinquencies and defaults on the mortgage loans in
                                                  the trust fund.

                                                  UNDERWRITING GUIDELINE EXCEPTIONS: Although
                                                  mortgage originators generally underwrite mortgage
                                                  loans in accordance with their pre-determined loan
                                                  underwriting guidelines, from time to time and in
                                                  the ordinary course of business, originators will
                                                  make exceptions to these guidelines. Loans
                                                  originated with exceptions may result in a higher
                                                  number of delinquencies and loss severities than
                                                  loans originated in strict compliance with the
                                                  designated underwriting guidelines.

                                                  NON-OWNER OCCUPIED PROPERTIES: Mortgage Loans
                                                  secured by properties acquired by investors for the
                                                  purposes of rental income or capital appreciation,
                                                  or properties acquired as second homes, tend to
                                                  have higher severities of default than properties
                                                  that are regularly occupied by the related
                                                  borrowers. In a default, real property investors
                                                  who do not reside in the mortgaged property may be
                                                  more likely to abandon the related mortgaged
                                                  property, increasing the severity of the default.

                                                  BROKER AND CORRESPONDENT ORIGINATION VERSUS RETAIL
                                                  ORIGINATION: Mortgage loans that have been
                                                  originated on behalf of the originators by
                                                  unaffiliated brokers or correspondents rather than
                                                  directly by the originators themselves may
                                                  experience a higher rate of delinquencies and
                                                  defaults. In particular, a substantial number of
                                                  subprime mortgage loans are originated by brokers
                                                  rather than directly by the related originators.

                                                  FRAUD: Fraud committed in the origination process
                                                  may increase delinquencies and defaults on the
                                                  mortgage loans. For example, a borrower may present
                                                  fraudulent documentation to a lender during the
                                                  mortgage loan underwriting process, which may
                                                  enable the borrower to qualify for a higher balance
                                                  or lower interest rate

                                                  mortgage loan than the borrower would otherwise
                                                  qualify for. In addition, increasingly frequent
                                                  incidences of identity theft involving borrowers,
                                                  particularly in the case of mortgage loans
                                                  originated by brokers and under streamlined
                                                  origination programs, may result in an increased
                                                  number of fraudulent mortgage loans that are not
                                                  secured by a mortgaged property. To the extent that
                                                  the trust fund includes any mortgage loans
                                                  originated electronically over the Internet, these
                                                  originations are more likely to be fraudulent. You
                                                  should consider the potential effect of fraud by
                                                  borrowers, brokers and other third parties on the
                                                  yield on your securities.

                                                  SELF-EMPLOYED BORROWERS: Self-employed borrowers
                                                  may be more likely to default on their mortgage
                                                  loans than salaried or commissioned borrowers and
                                                  generally have less predictable income. In
                                                  addition, many self-employed borrowers are small
                                                  business owners who may be personally liable for
                                                  their business debt. Consequently, you should
                                                  consider that a higher number of self-employed
                                                  borrowers may result in increased defaults on the
                                                  mortgage loans in the trust fund.

                                                  FIRST TIME BORROWERS: First time home buyers are
                                                  often younger, have shorter credit histories, are
                                                  more highly leveraged and have less experience with
                                                  undertaking mortgage debt and maintaining a
                                                  residential property than other borrowers. The
                                                  presence of loans with first time buyers in the
                                                  mortgage pool may increase the number of defaults
                                                  on the mortgage loans.

                                                  Although the aspects of the mortgage loan
                                                  origination process described above may be
                                                  indicative of the performance of the mortgage
                                                  loans, information regarding these factors may not
                                                  be available for the mortgage loans in the trust
                                                  fund, unless specified in the prospectus
                                                  supplement.

                                                  See 'Loan Underwriting Procedures and Standards' in
                                                  this prospectus and see the prospectus supplement
                                                  for a description of the characteristics of the
                                                  related mortgage loans and for a general
                                                  description of the underwriting guidelines applied
                                                  in originating the related mortgage loans.

CHANGES IN U.S. ECONOMIC CONDITIONS MAY
ADVERSELY AFFECT THE PERFORMANCE OF MORTGAGE
LOANS, PARTICULARLY ADJUSTABLE PAYMENT LOANS OF
VARIOUS TYPES...................................  Recently, an increasingly large proportion of residential mortgage loans originated in the United
                                                  States have been adjustable payment mortgage loans,
                                                  including loans that have interest-only or negative
                                                  amortization features. Mortgage loans that are
                                                  referred to generally as adjustable payment or
                                                  adjustable rate mortgage loans may include any of
                                                  the following types of loans:

                                                      mortgage loans whose interest rate adjusts on
                                                      the basis of a variable index plus a margin, with
                                                      the initial adjustment typically occurring six
                                                      months after origination of the related
                                                      mortgage loan and adjustments occurring every
                                                      six months thereafter; these loans may or may
                                                      not have a low introductory interest rate;

                                                      'hybrid' mortgage loans, whose interest rate is
                                                      fixed for the initial period specified in the
                                                      related mortgage note, and thereafter adjusts
                                                      periodically based on the related index;

                                                      'interest-only' mortgage loans, which provide
                                                      for payment of interest at the related mortgage
                                                      interest rate, but no payment of principal, for
                                                      the period specified in the related mortgage
                                                      note; thereafter, the monthly payment is
                                                      increased to an amount sufficient to amortize
                                                      the principal balance of the mortgage loan over
                                                      the remaining term and to pay interest at the
                                                      applicable mortgage interest rate;

                                                      'negative amortization' mortgage loans, which
                                                       may have a low introductory interest rate, and
                                                      thereafter have a mortgage interest rate which
                                                      adjusts periodically based on the related
                                                      index; however, the borrower is only required
                                                      to make a minimum monthly payment which may not
                                                      be sufficient to pay the monthly interest
                                                      accrued, resulting in an increase to the
                                                      principal balance of the mortgage loan by the
                                                      amount of unpaid interest; and

                                                      'option ARMs,' which combine several of the
                                                      features described above and permit the borrower to
                                                      elect whether to make a monthly payment
                                                      sufficient to pay accrued interest and amortize
                                                      the principal balance, make an interest-only
                                                      payment or make a minimum payment that may be
                                                      insufficient to pay accrued interest (with the
                                                      unpaid interest added to the principal balance
                                                      of the loan).

                                                  If specified in the related prospectus supplement,
                                                  the trust fund may include significant
                                                  concentrations of these types of adjustable payment
                                                  mortgage loans, which present special default and
                                                  prepayment risks.

                                                  The primary attraction to borrowers of these
                                                  adjustable payment mortgage loan products is that
                                                  initial monthly mortgage loan payments can be
                                                  significantly lower than fixed rate or level pay
                                                  mortgage loans under which the borrower pays both
                                                  principal and interest at an interest rate fixed
                                                  for the life of the mortgage loan. As a result,
                                                  many borrowers are able to incur substantially
                                                  greater mortgage debt using one of these adjustable
                                                  payment mortgage loan products than if they used a
                                                  standard amortizing fixed rate mortgage loan.

                                                  In addition, a substantial number of these
                                                  adjustable payment mortgage loans have been
                                                  originated in regions of the United States that
                                                  have seen substantial residential housing price
                                                  appreciation over the past few years, such as
                                                  California and major metropolitan areas in other
                                                  states. Many borrowers in these markets have used
                                                  adjustable payment mortgage loan products to
                                                  purchase homes that are comparatively larger or
                                                  more expensive than they would otherwise have
                                                  purchased with a fixed rate mortgage loan with
                                                  relatively higher monthly payments. These borrowers
                                                  may have taken out these mortgage loan products in
                                                  the expectation that either (1) their income will
                                                  rise by the time their fixed rate period or
                                                  interest-only period expires, thus enabling them to
                                                  make the higher monthly payments, or (2) in an
                                                  appreciating real estate market, they will be able
                                                  to sell their property for a higher price or will
                                                  be able to refinance the mortgage loan before the
                                                  expiration of the fixed rate or interest-only
                                                  period.

                                                  Borrowers with adjustable payment mortgage loans
                                                  will likely be exposed to increased monthly
                                                  payments (1) when the mortgage interest rate
                                                  adjusts upward from a low introductory rate to the
                                                  rate computed in accordance with the applicable
                                                  index and margin, (2) if interest rates rise
                                                  significantly, (3) in the case of interest-only
                                                  mortgage loans, from the large increases in monthly
                                                  payments when the interest-only terms expire and
                                                  the monthly payments on these loans are
                                                  recalculated to amortize the outstanding principal
                                                  balance over the remaining term or (4) in the case
                                                  of loans with negative amortization features, from
                                                  the large increases in monthly payments when the
                                                  payments are recalculated to amortize the
                                                  outstanding principal balance.

                                                  When evaluating a mortgage loan application from a
                                                  prospective borrower for an adjustable payment or
                                                  interest-only mortgage loan, many mortgage
                                                  originators determine the amount of loan that
                                                  borrower can afford based on the borrower's initial
                                                  scheduled monthly payments, or the scheduled
                                                  monthly payments on the first mortgage interest
                                                  rate reset date, rather than based on the adjusted
                                                  monthly payments as of future mortgage interest
                                                  reset dates (in the case of adjustable rate
                                                  mortgage loans) or the principal amortization date
                                                  (in the case of interest-only mortgage loans).
                                                  Unless otherwise specified in the related
                                                  prospectus supplement, mortgage loan
                                                  characteristics and debt-to-income ratios set forth
                                                  in the prospectus supplement will reflect the
                                                  scheduled mortgage loan payments due or being made
                                                  as of the 'cut-off date,' and will not reflect the
                                                  mortgage loan payment resets that will occur during
                                                  the life of the mortgage loan. These origination
                                                  practices may increase the sensitivity of mortgage
                                                  loan performance and defaults to changes in U.S.
                                                  economic conditions.

                                                  In recent years, mortgage interest rates have been
                                                  at historically low levels. Although short-term
                                                  interest rates have increased from their lowest
                                                  levels, long-term interest rates have remained low.
                                                  If mortgage interest rates rise, borrowers will
                                                  experience increased monthly payments on their
                                                  adjustable rate mortgage loans. As the fixed
                                                  interest rates on hybrid mortgage loans expire and
                                                  convert to adjustable rates, borrowers may find
                                                  that the new minimum monthly payments are
                                                  considerably higher and they may not be able to
                                                  make those payments.

                                                  In addition, without regard to changes in interest
                                                  rates, the monthly payments on mortgage loans with
                                                  interest-only or negative amortization features
                                                  will increase substantially when the principal must
                                                  be repaid.

                                                  Any of these factors, or a combination of these
                                                  factors, could cause mortgage loan defaults to
                                                  increase substantially.

                                                  Borrowers who intend to avoid increased monthly
                                                  payments by refinancing their mortgage loans may
                                                  find that lenders may not in the future be willing
                                                  or able to offer these adjustable payment mortgage
                                                  loan products, or to offer these products at
                                                  relatively low interest rates. A decline in housing
                                                  prices generally or in certain regions of the
                                                  United States could also leave borrowers with
                                                  insufficient equity in their homes to permit them
                                                  to refinance. In addition, if the recent rapid
                                                  increase in house prices ceases or housing prices
                                                  decline, borrowers who intend to sell their
                                                  properties on or before the expiration of the fixed
                                                  rate periods or interest-only periods on their
                                                  mortgage loans may find that they cannot sell their
                                                  properties for an amount equal to or greater than
                                                  the unpaid principal balance of their loans,
                                                  especially in the case of negative amortization
                                                  mortgage loans. These events could cause borrowers
                                                  to default on their mortgage loans.

                                                  Rising unemployment and slow wage growth in certain
                                                  regions of the United States or generally could
                                                  also impact the ability of many borrowers with
                                                  adjustable payment mortgage loans to make the
                                                  higher monthly payments resulting from the
                                                  expiration of fixed rate periods or interest-only
                                                  periods, or from increases in interest rates. If
                                                  borrowers become unemployed in a slowing economy,
                                                  or if they find that expected increases in personal
                                                  income have not occurred, they may be unable to
                                                  make the higher monthly mortgage payments.

                                                  It is likely that borrowers with adjustable payment
                                                  mortgage loans will over the next several years be
                                                  required to spend a larger proportion of their
                                                  income to service their mortgage debt. This
                                                  increase could, in the absence of strong wage
                                                  growth, come at the expense of other expenditures
                                                  by these borrowers, particularly consumer spending.
                                                  It is possible that a decline in

                                                  consumer spending could cause the U.S. economy to
                                                  slow or decline, which could give rise to increased
                                                  unemployment and falling property values. These
                                                  factors would negatively impact the ability of many
                                                  borrowers to meet their increased monthly mortgage
                                                  payments as described above. As a consequence,
                                                  defaults on adjustable payment mortgage loans may
                                                  increase significantly.

                                                  Any of the factors described above, alone or in
                                                  combination, could adversely affect the yield on
                                                  your securities. Depending upon the type of
                                                  security purchased and the price paid, the adverse
                                                  yield effect could be substantial.

                                                  These risks are magnified with respect to mortgage
                                                  loans made on the basis of relatively low credit
                                                  standards. See '--Mortgage Loans Originated
                                                  According to Non-Agency Underwriting Guidelines May
                                                  Have Higher Expected Delinquencies' for a
                                                  discussion of risks related to mortgage loans that
                                                  are sometimes referred to as 'subprime,'
                                                  'non-conforming' or 'alt-A,' or are otherwise
                                                  originated in accordance with credit standards that
                                                  do not conform to those of Fannie Mae or Freddie
                                                  Mac.

                                                  Several types of adjustable payment mortgage loans
                                                  discussed above, in particular 'option ARMs' and
                                                  interest-only mortgage loans, have only been
                                                  originated in any significant numbers in relatively
                                                  recent years. Consequently, there is no material
                                                  statistical information showing payment and default
                                                  trends under a variety of macroeconomic conditions.
                                                  In particular, it is unclear how these mortgage
                                                  loan products will perform in a declining housing
                                                  market or under other negative macroeconomic
                                                  conditions.

                                                  See '--Risks Related to Mortgage Loans with
                                                  Interest-Only Payments' and '--Risks Related to
                                                  Mortgage Loans that Provide for Negative
                                                  Amortization' for further discussion of mortgage
                                                  loans with interest-only or negative amortization
                                                  features, respectively.

RISKS RELATED TO MORTGAGE LOANS WITH
INTEREST-ONLY PAYMENTS..........................  If specified in the related prospectus supplement, some of the mortgage loans to be included in the
                                                  trust fund may provide for payment of interest at
                                                  the related mortgage interest rate, but no payment
                                                  of principal, for the period following origination
                                                  specified in the related prospectus supplement.
                                                  Following the applicable interest-only period, the
                                                  monthly payment with respect to each of these
                                                  mortgage loans will be increased to an amount
                                                  sufficient to amortize the principal balance of the
                                                  mortgage loan over the remaining term and to pay
                                                  interest at the applicable mortgage interest rate.

                                                  If applicable, the presence of these mortgage
                                                  loans in the trust fund will, absent other
                                                  considerations, result in longer weighted average
                                                  lives of the related securities than would

                                                  have been the case had these loans not been
                                                  included in the trust fund. In addition, borrowers
                                                  may view the absence of any obligation to make a
                                                  payment of principal during the interest-only
                                                  period following origination specified in the
                                                  related prospectus supplement as a disincentive to
                                                  prepayment. Conversely, however, borrowers may be
                                                  more likely to refinance their mortgage loans when
                                                  the related interest-only period expires, resulting
                                                  in increased prepayments.

                                                  After a borrower's monthly payment has been
                                                  increased to include principal amortization, and
                                                  assuming the borrower does not refinance the
                                                  related mortgage loan, delinquency or default may
                                                  be more likely.

                                                  See also '--Changes in U.S. Economic Conditions
                                                  May Adversely Affect the Performance of Mortgage
                                                  Loans, Particularly Adjustable Payment Loans of
                                                  Various Types' for a discussion of risks related to
                                                  interest-only mortgage loans and economic
                                                  conditions.

RISKS RELATED TO MORTGAGE LOANS THAT PROVIDE FOR
NEGATIVE AMORTIZATION...........................  If specified in the related prospectus supplement, the trust fund may include mortgage loans that
                                                  provide for so-called 'negative amortization.'
                                                  Negative amortization mortgage loans generally
                                                  provide the borrower with a low initial
                                                  introductory interest rate. Thereafter, the
                                                  mortgage interest rate is calculated at the index
                                                  specified in the related mortgage note plus the
                                                  applicable margin. However, the borrower is only
                                                  required to make (or may elect to make) for the
                                                  period specified in the related mortgage note a
                                                  minimum monthly payment on the mortgage loan that
                                                  may be sufficient to amortize the principal balance
                                                  of the mortgage loan over the remaining term but
                                                  not to pay all accrued interest, or may be
                                                  insufficient to pay accrued interest and not
                                                  amortize the principal balance at all.

                                                  At the end of this initial period, and periodically
                                                  thereafter, the borrower's minimum monthly payment
                                                  is adjusted to reflect the prevailing interest
                                                  rate, consisting of the current applicable index
                                                  plus the applicable margin, plus a principal amount
                                                  sufficient to amortize the mortgage loan over the
                                                  remaining applicable term. Typically, the
                                                  borrower's monthly payment will not be increased or
                                                  decreased by more than a periodic cap and is
                                                  subject to a maximum interest rate, as specified in
                                                  the related mortgage note. Nevertheless, although
                                                  each year's recalculated monthly payment will be
                                                  based on the prevailing rate of the applicable
                                                  index at the time of the annual payment adjustment
                                                  date, this index may continue to adjust up or down
                                                  throughout the course of the year.

                                                  During a period of rising interest rates, as well
                                                  as before the annual adjustment to the minimum
                                                  monthly payment made by the borrower, the amount of
                                                  interest accruing on the principal balance of the
                                                  related mortgage loan may

                                                  exceed the amount of the scheduled monthly payment.
                                                  As a result, a portion of the accrued interest on
                                                  the related mortgage loan may become deferred
                                                  interest that will be added to its principal
                                                  balance and will also bear interest at the
                                                  applicable interest rate.

                                                  In addition, the amount by which a monthly payment
                                                  may be adjusted on an annual payment adjustment
                                                  date is generally limited and may not be sufficient
                                                  to amortize fully the unpaid principal balance of a
                                                  negative amortization mortgage loan over its
                                                  remaining term to maturity.

                                                  Generally, under the circumstances and at the
                                                  intervals provided in the related mortgage note,
                                                  the monthly payment due on a negative amortization
                                                  mortgage loan will be 'recast' without regard to
                                                  the related payment cap in order to provide for
                                                  payment of the outstanding balance of the mortgage
                                                  loan over its remaining term.

                                                  In summary, then, as interest rates increase (or,
                                                  in some cases, even if market interest rates remain
                                                  stable), the principal balance of a negative
                                                  amortization mortgage loan will increase over time,
                                                  thereby increasing the monthly payments to be paid
                                                  by the borrower when principal must be repaid,
                                                  making refinancing more difficult and increasing
                                                  the potential adverse effect of macroeconomic
                                                  trends. See '--Changes in U.S. Economic
                                                  Conditions May Adversely Affect the Performance of
                                                  Mortgage Loans, Particularly Adjustable Payment
                                                  Loans of Various Types' above.

                                                  In addition, any deferral of interest on negative
                                                  amortization mortgage loans will result in a
                                                  reduction of the amount of interest available to be
                                                  distributed as interest to the securities. If
                                                  specified in the related prospectus supplement, the
                                                  reduction in interest collections may be offset, in
                                                  part, by applying certain prepayments received on
                                                  the mortgage loans to interest payments on the
                                                  securities. In that case, the excess of any
                                                  deferred interest on the mortgage loans over the
                                                  prepayments received on the mortgage loans, or net
                                                  deferred interest, will be allocated among the
                                                  classes of securities in an amount equal to the
                                                  excess of the interest accrued on each such class
                                                  at its applicable interest rate over the amount of
                                                  interest that would have accrued if the applicable
                                                  interest rate for each class had been equal to a
                                                  rate adjusted for net deferred interest on the
                                                  related mortgage loans, as described in the related
                                                  prospectus supplement. Any such allocation of net
                                                  deferred interest could, as a result, affect the
                                                  weighted average maturity of the affected class of
                                                  securities.

EARLY OR MULTIPLE PAYMENT DEFAULTS MAY BE
INDICATIVE OF HIGHER RATES OF DELINQUENCIES AND
LOSSES IN THE FUTURE............................  As specified in the related prospectus supplement, a certain number of mortgage loans included in the
                                                  trust

                                                  fund may be delinquent as of the applicable cut-off
                                                  date or may have been delinquent in payment in the
                                                  last twelve months on one or more due dates.

                                                  Prior delinquencies and, in particular, first or
                                                  early payment defaults, may be an indication of
                                                  underwriting errors in assessing the financial
                                                  means and/or credit history of the borrower or of
                                                  an adverse change in the financial status of the
                                                  borrower. These mortgage loans are likely to
                                                  experience rates of delinquency, foreclosure and
                                                  bankruptcy that are higher, and that may be
                                                  substantially higher, than those experienced by
                                                  mortgage loans whose borrowers have more favorable
                                                  payment histories.

MORTGAGE LOANS WITH HIGH ORIGINAL LOAN-TO-VALUE
RATIOS MAY PRESENT A GREATER RISK OF LOSS.......  As specified in the related prospectus supplement, some of the mortgage loans included in the trust
                                                  fund may have original loan-to-value ratios of
                                                  greater than 80%. Mortgage loans with high
                                                  loan-to-value ratios, particularly those in excess
                                                  of 100%, may be more likely to experience default
                                                  and foreclosure than mortgage loans with low
                                                  original loan-to-value ratios.

                                                  Moreover, mortgage loans with high original
                                                  loan-to-value ratios are more likely to be subject
                                                  to a judicial reduction of the loan amount in
                                                  bankruptcy or other proceedings than mortgage loans
                                                  with lower original loan-to-value ratios. If a
                                                  court relieves a borrower's obligation to repay
                                                  amounts otherwise due on a mortgage loan, none of
                                                  the servicers or the master servicer will be
                                                  required to advance funds in respect of relieved
                                                  amounts, and any related loss may reduce the amount
                                                  available to be paid to securityholders. In such
                                                  event, holders of subordinate classes of securities
                                                  may suffer losses.

SPECIAL DEFAULT RISK OF SECOND LIEN MORTGAGE
LOANS...........................................  If the related prospectus supplement specifies that the trust fund includes mortgage loans that are
                                                  secured by second liens on the related mortgaged
                                                  properties, these second lien mortgage loans will
                                                  be subordinate to the rights of the mortgagee under
                                                  the related first mortgages. Generally, the holder
                                                  of a second lien mortgage loan will be subject to a
                                                  loss of its mortgage if the holder of the first
                                                  mortgage is successful in foreclosure of its
                                                  mortgage, because no second liens or encumbrances
                                                  survive such a foreclosure. In addition, due to the
                                                  priority of the first mortgage, the holder of the
                                                  second lien mortgage may not be able to control the
                                                  timing, method or procedure of any foreclosure
                                                  action relating to the mortgaged property.
                                                  Furthermore, any liquidation, insurance or
                                                  condemnation proceeds received on the second lien
                                                  mortgage will be available to satisfy the
                                                  outstanding balance of the mortgage loan only to
                                                  the extent that the claim of the related first
                                                  mortgage has been satisfied in full, including any
                                                  foreclosure costs. Accordingly, if liquidation
                                                  proceeds are insufficient to

                                                  satisfy the mortgage loan secured by the second
                                                  lien and all prior liens in the aggregate, and if
                                                  the credit enhancement provided by any excess
                                                  interest and overcollateralization (if applicable)
                                                  has been exhausted or is otherwise unavailable to
                                                  cover the loss, securityholders will bear the risk
                                                  of delay in payments while any deficiency judgment
                                                  against the borrower is sought and the risk of loss
                                                  if the deficiency judgment is not pursued, cannot
                                                  be obtained or is not realized for any other
                                                  reason.

RISKS RELATED TO SIMULTANEOUS SECOND LIENS AND
OTHER BORROWER DEBT.............................  At the time of origination of any first lien mortgage loans in the trust fund, the originators
                                                  or other lenders may also have made second lien
                                                  loans to the same borrowers that will not be
                                                  included in the trust fund. In addition, other
                                                  borrowers whose first lien loans are included in
                                                  the trust fund may have obtained secondary mortgage
                                                  financing following origination of the first lien
                                                  loans. In addition, borrowers may increase their
                                                  aggregate indebtedness substantially by assuming
                                                  consumer debt of various types. Consequently,
                                                  investors should consider that borrowers who have
                                                  less equity in their homes, or who have substantial
                                                  mortgage and consumer indebtedness, may be more
                                                  likely to default and may be more likely to submit
                                                  to foreclosure proceedings.

                                                  In addition, the nature of any second lien may
                                                  influence the prepayment characteristics of the
                                                  first lien included in the trust fund. Borrowers
                                                  may be more likely to refinance and prepay the
                                                  first lien when any secondary mortgage financing
                                                  becomes due in full, and consequently investors
                                                  should be aware that the rate of prepayment of the
                                                  first lien mortgage loans in the trust fund may be
                                                  affected by any associated second lien loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS......  The mortgage loans to be included in the trust fund may be concentrated in one or more states, as
                                                  specified in the related prospectus supplement. The
                                                  rate of delinquencies, defaults and losses on the
                                                  mortgage loans may be higher than if fewer of the
                                                  mortgage loans were concentrated in those states
                                                  because the following conditions will have a
                                                  disproportionate impact on the mortgage loans in
                                                  general:

                                                      Weak economic conditions in those states, which
                                                      may or may not affect real property values, may
                                                      affect the ability of borrowers to repay their
                                                      loans on time.

                                                      Declines in the residential real estate market
                                                      in those states may reduce the values of properties
                                                      located in those states, which would result in
                                                      an increase in the loan-to-value ratios of the
                                                      related mortgage loans.

                                                      Properties in California, Florida and the Gulf
                                                      of Mexico coast, in particular, may be more
                                                      susceptible than homes located in other parts
                                                      of the country to certain types of uninsurable
                                                      hazards, such as

                                                      hurricanes, as well as earthquakes, floods,
                                                      wildfires, mudslides and other natural
                                                      disasters.

                                                      Predatory lending laws or other laws which tend
                                                      to restrict the availability of credit in certain
                                                      cities, counties or states may limit a
                                                      borrower's refinancing options and increase the
                                                      chances of default and foreclosure.

                                                  Natural disasters affect regions of the United
                                                  States from time to time, and may result in
                                                  increased losses on mortgage loans in those
                                                  regions, or in insurance payments that will
                                                  constitute prepayments of principal of those
                                                  mortgage loans.

                                                  For additional information regarding the geographic
                                                  concentration of the mortgage loans to be included
                                                  in the trust fund, see the geographic distribution
                                                  table or tables in the prospectus supplement.

BALLOON LOANS...................................  If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund
                                                  may include balloon loans. Balloon loans pose a
                                                  special payment risk because the borrower must pay
                                                  a large lump sum payment of principal at the end of
                                                  the loan term. If the borrower is unable to pay the
                                                  lump sum or refinance such amount, you may suffer a
                                                  loss if the collateral for the loan is insufficient
                                                  and the other forms of credit enhancement are
                                                  insufficient or unavailable to cover the loss.

DEFAULT RISK ON HIGH BALANCE MORTGAGE LOANS.....  If specified in the related prospectus supplement, a certain percentage of the mortgage loans included
                                                  in the trust fund may have a principal balance as
                                                  of the cut-off date in excess of $1,000,000. You
                                                  should consider the risk that the loss and
                                                  delinquency experience on these high balance loans
                                                  may have a disproportionate effect on the trust
                                                  fund as a whole.

SPECIAL RISKS ASSOCIATED WITH MULTIFAMILY AND
MIXED USE MORTGAGE LOANS........................  If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by
                                                  liens on multifamily properties and mixed
                                                  residential/commercial properties. Mixed use loans
                                                  and multifamily loans may have a greater likelihood
                                                  of delinquency and foreclosure, and therefore a
                                                  greater likelihood of loss, than mortgage loans
                                                  secured by single-family residential properties.
                                                  The ability of a borrower to repay a single-family
                                                  loan typically depends primarily on the borrower's
                                                  household income rather than on the capacity of the
                                                  property to produce income, and (other than in
                                                  geographic areas where employment is dependent upon
                                                  a particular employer or industry) the borrower's
                                                  income tends not to reflect directly the value of
                                                  their property. A decline in the income of a
                                                  borrower on a loan secured by a single family
                                                  property may therefore adversely affect the

                                                  performance of the loan, but may not affect the
                                                  liquidation value of that property. In contrast,
                                                  the ability of a borrower to repay a loan secured
                                                  by an income-producing property typically depends
                                                  primarily on the successful operation and
                                                  management of that property rather than on any
                                                  independent income or assets of the borrower and
                                                  thus, in general, the value of the income-producing
                                                  property also is directly related to the net
                                                  operating income derived from that property. In
                                                  some cases, the borrower may have no material
                                                  assets other than the mortgaged property.
                                                  Consequently, if the net operating income of the
                                                  property is reduced (for example, if rental or
                                                  occupancy rates decline, competition increases or
                                                  real estate tax rates or other operating expenses
                                                  increase), the borrower's ability to repay the loan
                                                  may be impaired, and the liquidation value of the
                                                  related property also may be adversely affected. In
                                                  addition, in some cases the loans will have been
                                                  made on a nonrecourse basis, so that in the event
                                                  of default by the borrower, the only source of
                                                  repayment will be the proceeds of liquidation of
                                                  the related property.

                                                  There are various risks associated with multifamily
                                                  and mixed use loans. In general, factors such as
                                                  location, changing demographics or traffic
                                                  patterns, increases in operating expenses,
                                                  competitive factors and economic conditions
                                                  generally, may affect the value of a commercial or
                                                  mixed use property. Factors such as the management
                                                  skill, experience and financial resources of the
                                                  operator (which may be other than the borrower),
                                                  national and regional economic conditions and other
                                                  factors may affect the ability of borrowers to make
                                                  payments when due. Hospitals, nursing homes and
                                                  other health care properties may receive a
                                                  substantial portion of their revenues from
                                                  government programs, which are subject to statutory
                                                  and regulatory changes and funding limitations. In
                                                  addition, you should consider the following risks:

                                                  MULTIFAMILY LOANS. The performance of a multifamily
                                                  loan and the value of the related mortgaged
                                                  property may be affected by factors such as local
                                                  and regional economic conditions, the physical
                                                  condition of the property, the types of services
                                                  and amenities provided, the tenant population (for
                                                  example, predominantly students or elderly persons,
                                                  or workers in a particular industry), availability
                                                  of alternative rental properties, changes in the
                                                  surrounding neighborhood, management, the level of
                                                  mortgage interest rates, dependence upon government
                                                  rent subsidies, any applicable rent control laws
                                                  and state and local regulations.

                                                  The risk that a mortgaged property may be, or
                                                  become, contaminated with hazardous materials is
                                                  greater with respect to mixed use loans than with
                                                  respect to residential mortgage loans. See
                                                  '--Environmental Risks' below.

ENVIRONMENTAL RISKS.............................  Real property pledged as security for a mortgage loan may be subject to certain environmental risks.
                                                  Under the laws of certain states, contamination of
                                                  a property may give rise to a lien on the property
                                                  to assure the costs of cleanup. In several states,
                                                  such a lien has priority over the lien of an
                                                  existing mortgage against the related property. In
                                                  addition, under the laws of some states and under
                                                  the federal Comprehensive Environmental Response,
                                                  Compensation and Liability Act of 1980 ('CERCLA'),
                                                  a lender may be liable, as an 'owner' or
                                                  'operator,' for the costs of addressing releases or
                                                  threatened releases of hazardous substances that
                                                  require remedy at a property, if agents or
                                                  employees of the lender have become sufficiently
                                                  involved in the operations of the borrower,
                                                  regardless of whether or not the environmental
                                                  damage or threat was caused by a prior owner. A
                                                  lender also risks such liability on foreclosure of
                                                  the mortgage. Any such lien arising with respect to
                                                  a mortgaged property would adversely affect the
                                                  value of that mortgaged property and could make
                                                  impracticable the foreclosure on that mortgaged
                                                  property in the event of a default by the related
                                                  borrower. In addition, some environmental laws
                                                  impose liability for releases of asbestos into the
                                                  air. Third parties may seek recovery from owners or
                                                  operators of real property for personal injury
                                                  associated with exposure to asbestos.

MORTGAGE LOAN INTEREST RATES MAY LIMIT INTEREST
RATES ON THE VARIABLE RATE SECURITIES...........  The securities generally will have either fixed or variable interest rates. However, as specified in
                                                  the related prospectus supplement, the interest
                                                  rates on your securities may be subject to certain
                                                  limitations, generally based on the weighted
                                                  average interest rates of the mortgage loans in the
                                                  trust fund or as otherwise described in the related
                                                  prospectus supplement, net of certain allocable
                                                  fees and expenses of the trust fund and any
                                                  payments owed on derivative instruments. The
                                                  mortgage loans to be included in the trust fund
                                                  will have interest rates that either are fixed or
                                                  adjust based on a variable index, as described in
                                                  the related prospectus supplement.

                                                  Any adjustable rate mortgage loans in the trust
                                                  fund may also have periodic maximum and minimum
                                                  limitations on adjustments to their interest rates,
                                                  and may have the first adjustment to their interest
                                                  rates a number of years after their first payment
                                                  dates. In addition, adjustable rate mortgage loans
                                                  generally have lifetime maximum interest rates. As
                                                  a result, your variable rate securities may accrue
                                                  less interest than they would accrue if their
                                                  interest rates were solely based on the specified
                                                  index plus the specified margin.

                                                  A variety of factors could limit the interest rates
                                                  and adversely affect the yields to maturity on the
                                                  variable rate securities. Some of these factors are
                                                  described below.

                                                      The interest rates for your securities may
                                                      adjust monthly based on the one-month LIBOR index
                                                      or another index, while the interest rates on
                                                      the mortgage loans to be included in the trust
                                                      fund may either adjust less frequently, adjust
                                                      based on a different index or not adjust at
                                                      all. Consequently, the limits on the interest
                                                      rates on these securities may prevent increases
                                                      in the interest rates for extended periods in a
                                                      rising interest rate environment.

                                                      The interest rates on adjustable rate mortgage
                                                      loans may respond to economic and market factors
                                                      that differ from those that affect the
                                                      one-month LIBOR index or the index applicable
                                                      to your variable rate securities. It is
                                                      possible that the interest rates on any
                                                      adjustable rate mortgage loans may decline
                                                      while the interest rates on the related
                                                      securities are stable or rising. It is also
                                                      possible that the interest rates on any
                                                      adjustable rate mortgage loans and the interest
                                                      rates on the related securities may both
                                                      decline or increase during the same period, but
                                                      that the interest rates on your securities may
                                                      decline or may increase more slowly or rapidly.

                                                      To the extent that fixed rate or adjustable
                                                      rate mortgage loans are subject to default or
                                                      prepayment, the interest rates on the related
                                                      securities may be reduced as a result of the
                                                      net funds cap limitations described in the
                                                      related prospectus supplement.

                                                  See 'Yield, Prepayment and Maturity Considerations'
                                                  in this prospectus and see the prospectus
                                                  supplement for a description of the interest rates
                                                  applicable to your securities and for a general
                                                  description of the interest rates of the related
                                                  mortgage loans.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT......  If specified in the related prospectus supplement, the features of subordination and loss allocation,
                                                  excess interest, overcollateralization and limited
                                                  cross-collateralization, together with any primary
                                                  mortgage insurance and financial guaranty insurance
                                                  policies, are intended to enhance the likelihood
                                                  that holders of more senior classes of securities
                                                  will receive regular payments of interest and
                                                  principal, but are limited in nature and may be
                                                  insufficient to cover all losses on the related
                                                  mortgage loans.

                                                  SUBORDINATION AND ALLOCATION OF LOSSES. If the
                                                  applicable subordination is insufficient to absorb
                                                  losses, then securityholders will likely incur
                                                  losses and may never receive all of their principal
                                                  payments. You should consider that

                                                      if you buy a subordinate security and losses on
                                                      the related mortgage loans exceed the total
                                                      principal amount of any securities subordinate
                                                      to your securities (if any), plus, if
                                                      applicable to the trust fund and as

                                                      specified in the related prospectus
                                                      supplement, any excess interest and any
                                                      overcollateralization that has been created,
                                                      the principal amount of your securities will be
                                                      reduced proportionately with the principal
                                                      amounts of the other securities of your class
                                                      by the amount of that excess; and

                                                      if specified in the related prospectus
                                                      supplement, after the total principal amount of
                                                      the subordinate securities has been reduced zero,
                                                      losses on the mortgage loans may reduce the
                                                      principal amounts (or notional amounts) of the
                                                      senior securities.

                                                  Losses on the related mortgage loans will reduce
                                                  the loss protection provided by the subordinate
                                                  securities to the senior securities and will
                                                  increase the likelihood that the senior securities
                                                  will not receive all of their expected principal
                                                  payments.

                                                  If the securities have the benefit of
                                                  overcollateralization and excess interest, and if
                                                  overcollateralization is maintained at the required
                                                  amount and the related mortgage loans generate
                                                  interest in excess of the amount needed to pay
                                                  interest and principal on your securities, the fees
                                                  and expenses of the trust fund and any payments
                                                  owed to a derivatives counterparty, then excess
                                                  interest may be used to pay you and the other
                                                  securityholders of the related securities the
                                                  amount of any reduction in the aggregate principal
                                                  balance of the mortgage loans caused by application
                                                  of losses. These payments will generally be made in
                                                  order of seniority. We cannot assure you, however,
                                                  that any excess interest will be generated and, in
                                                  any event, unless otherwise specified in the
                                                  related prospectus supplement, no interest will be
                                                  paid to you on the amount by which the principal
                                                  amount of your securities was reduced because of
                                                  the application of losses.

                                                  See 'Credit Support' in this prospectus and see the
                                                  descriptions of credit enhancement, subordination
                                                  and application of realized losses in the
                                                  prospectus supplement.

                                                  EXCESS INTEREST AND OVERCOLLATERALIZATION. If the
                                                  securities have the benefit of excess interest and
                                                  overcollateralization, as specified in the related
                                                  prospectus supplement, then in order to create and
                                                  maintain overcollateralization, it will be
                                                  necessary that the mortgage loans generate more
                                                  interest than is needed to pay interest on the
                                                  related securities, as well as any fees and
                                                  expenses of the trust fund and any payments owed to
                                                  a derivative counterparty. If the securities
                                                  have the benefit of excess interest and/or
                                                  overcollateralization, we expect that the mortgage
                                                  loans will generate more interest than is needed to
                                                  pay those amounts, at least during certain periods,
                                                  because the weighted average of the interest rates
                                                  on the mortgage loans is expected to be higher than
                                                  the weighted average of the interest rates on the
                                                  related securities plus the

                                                  weighted average aggregate expense rate. Any
                                                  remaining interest generated by the mortgage loans
                                                  will be used to absorb losses on the mortgage loans
                                                  and to maintain overcollateralization. In addition,
                                                  on the closing date, the total scheduled principal
                                                  balance of the mortgage loans may exceed the total
                                                  principal amount of the securities. This excess is
                                                  referred to as 'overcollateralization' and will be
                                                  available to absorb losses. We cannot assure you,
                                                  however, that the mortgage loans will generate
                                                  enough excess interest to maintain this
                                                  overcollateralization level as set by the
                                                  applicable rating agencies. In addition, there may
                                                  be no amounts available from any interest rate
                                                  derivative agreement described in the related
                                                  prospectus supplement to cover shortfalls. The
                                                  following factors will affect the amount of excess
                                                  interest that the related mortgage loans will
                                                  generate:

                                                      Prepayments. Every time a mortgage loan is
                                                      prepaid in whole or in part, total excess interest
                                                      after the date of prepayment will be reduced
                                                      because that mortgage loan will no longer be
                                                      outstanding and generating interest or, in the
                                                      case of a partial prepayment, will be
                                                      generating less interest. The effect of this
                                                      reduction on your securities will be influenced
                                                      by the amount of prepaid loans and the
                                                      characteristics of the prepaid loans.
                                                      Prepayment of a disproportionately high number
                                                      of high interest rate mortgage loans would have
                                                      a greater negative effect on future excess
                                                      interest.

                                                      Defaults, Delinquencies and Liquidations. If
                                                      the rates of delinquencies, defaults or losses on
                                                      the mortgage loans turn out to be higher than
                                                      expected, excess interest available for
                                                      overcollateralization or to absorb losses will
                                                      be reduced. Every time a mortgage loan is
                                                      liquidated or charged off, excess interest will
                                                      be reduced because that mortgage loan will no
                                                      longer be outstanding and generating interest.

                                                  See 'Credit Support' in this prospectus and see the
                                                  descriptions of excess interest and
                                                  overcollateralization in the prospectus supplement.

                                                  LIMITED CROSS-COLLATERALIZATION. The trust fund may
                                                  contain two or more separate mortgage pools, as
                                                  specified in the related prospectus supplement.
                                                  Principal payments on the senior securities will
                                                  depend, for the most part, on collections on the
                                                  mortgage loans in the related pool. However, as
                                                  specified in the related prospectus supplement, the
                                                  senior securities may have the benefit of credit
                                                  enhancement in the form of subordination from one
                                                  or more of the other pools. That means that even if
                                                  the rate of losses on mortgage loans in the pool
                                                  related to your class of senior securities is low,
                                                  losses in an unrelated pool may reduce the loss
                                                  protection for your securities.

                                                  INTEREST RATE DERIVATIVE AGREEMENTS. If specified
                                                  in the related prospectus supplement, any amounts
                                                  received under any interest rate cap or swap
                                                  agreement will generally be applied as described in
                                                  the related prospectus supplement to pay interest
                                                  shortfalls and, if applicable, to maintain
                                                  overcollateralization and cover losses. However, we
                                                  cannot assure you that any amounts will be received
                                                  under that interest rate derivative agreement, or
                                                  that any such amounts that are received will be
                                                  sufficient to maintain any required
                                                  overcollateralization or to cover interest
                                                  shortfalls and losses on the mortgage loans.

                                                  See 'Credit Support' in this prospectus and see the
                                                  description of any interest rate cap agreement or
                                                  swap agreement, as applicable, in the prospectus
                                                  supplement.

                                                  PRIMARY MORTGAGE INSURANCE. If specified in the
                                                  related prospectus supplement, some of the first
                                                  lien mortgage loans which have original
                                                  loan-to-value ratios greater than 80% may be
                                                  covered by existing borrower-paid primary mortgage
                                                  insurance policies. The existing borrower-paid
                                                  primary mortgage insurance policies will generally
                                                  have the effect of reducing the original
                                                  loan-to-value ratios of those covered mortgage
                                                  loans to 60%.

                                                  In addition, if specified in the related prospectus
                                                  supplement, one or more loan-level primary mortgage
                                                  insurance policies may be acquired on behalf of the
                                                  trust fund from primary mortgage insurance
                                                  providers, providing the initial insurance coverage
                                                  specified in the related prospectus supplement for
                                                  those first lien mortgage loans with original
                                                  loan-to-value ratios greater than 80%.

                                                  These loan-level primary mortgage insurance
                                                  policies will generally have the effect of reducing
                                                  the original loan-to-value ratios of those covered
                                                  mortgage loans to approximately 60%.

                                                  However, these policies will only cover first lien
                                                  mortgage loans and will be subject to various other
                                                  limitations and exclusions. In addition,
                                                  borrower-paid primary mortgage insurance may be
                                                  subject to cancellation by the related borrower. As
                                                  a result, coverage may be rescinded or denied on
                                                  some mortgage loans. Primary mortgage insurance
                                                  providers will generally curtail the insured
                                                  payments on a foreclosed mortgage loan if the
                                                  related servicer does not foreclose that mortgage
                                                  loan within a limited time period determined by the
                                                  insurance provider. In addition, because the amount
                                                  of coverage under these policies depends on the
                                                  loan-to-value ratio of the related mortgaged
                                                  property at the inception of these policies, a
                                                  decline in the value of the related mortgaged
                                                  property will not result in increased coverage, and
                                                  the trust fund may still suffer a loss on a covered
                                                  mortgage loan. Accordingly, these primary mortgage
                                                  insurance policies

                                                  will provide only limited protection against losses
                                                  on the mortgage loans.

                                                  See 'Credit Support -- Insurance' and 'Description
                                                  of Mortgage and Other Insurance -- Mortgage
                                                  Insurance on the Loans' in this prospectus and see
                                                  the descriptions of any primary mortgage insurance
                                                  policies in the prospectus supplement.

EFFECT OF CREDITWORTHINESS OF PRIMARY MORTGAGE
INSURERS ON RATINGS OF SECURITIES...............  If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance
                                                  policies have been acquired on behalf of the trust
                                                  fund from one or more primary mortgage insurance
                                                  providers, then the ratings assigned to your
                                                  securities by the applicable rating agencies will
                                                  be based in part on the financial strength ratings
                                                  assigned to the insurer or insurers providing the
                                                  primary mortgage insurance coverage described
                                                  above. However, these financial strength ratings
                                                  assigned to the insurer or insurers could be
                                                  qualified, reduced or withdrawn at any time. In
                                                  addition, you should consider that a credit rating
                                                  does not assure you that the insurer or insurers
                                                  will not default on their obligations.

                                                  Any qualification, reduction or withdrawal of the
                                                  financial strength ratings assigned to the insurer
                                                  or insurers could result in reduction of the
                                                  ratings assigned to your securities, which could in
                                                  turn affect the liquidity and market value of your
                                                  securities.

                                                  See 'Credit Support -- Insurance' and 'Description
                                                  of Mortgage and Other Insurance -- Mortgage
                                                  Insurance on the Loans' in this prospectus and see
                                                  the descriptions of any primary mortgage insurance
                                                  providers in the prospectus supplement.

RISKS RELATED TO ANY INTEREST RATE SWAP
AGREEMENT.......................................  If the related prospectus supplement specifies that the trust fund or related supplemental interest
                                                  trust includes one or more interest rate swap
                                                  agreements, then any net swap payment payable to
                                                  the swap counterparty under the terms of those
                                                  interest rate swap agreements will reduce amounts
                                                  available for payment to securityholders, and may
                                                  reduce payments of interest on the securities. If
                                                  the rate of prepayments on the mortgage loans is
                                                  faster than anticipated, the scheduled notional
                                                  amounts on which payments due under the interest
                                                  rate swap agreements are calculated may exceed the
                                                  total principal balance of the mortgage loans,
                                                  thereby increasing the relative proportion of
                                                  interest collections on the mortgage loans that
                                                  must be applied to make swap payments to the swap
                                                  counterparty and, under certain circumstances,
                                                  requiring application of principal received on the
                                                  mortgage loans to make net swap payments to the
                                                  swap counterparty. Therefore, a rapid rate of
                                                  prepayments during periods in which the trust fund

                                                  makes net payments to a swap counterparty could
                                                  adversely affect the yields on the securities.

EFFECT OF CREDITWORTHINESS OF SWAP COUNTERPARTY
ON RATINGS OF SECURITIES........................  If the related prospectus supplement specifies that the trust fund includes one or more interest rate
                                                  swap agreements, in the event that the trust fund,
                                                  after application of all interest and principal
                                                  received on the related mortgage loans, cannot
                                                  make the required swap payments to the swap
                                                  counterparty, a swap termination payment as
                                                  described in the related prospectus supplement may
                                                  be owed to the swap counterparty. Any termination
                                                  payment payable to the swap counterparty in the
                                                  event of early termination of any interest rate
                                                  swap agreement will likely reduce amounts available
                                                  for payment to securityholders.

                                                  If the related prospectus supplement specifies that
                                                  the trust fund includes one or more interest rate
                                                  swap agreements, the ratings on your securities
                                                  will be dependent in part upon the credit ratings
                                                  of the swap counterparty or its credit support
                                                  provider. If a credit rating of the swap
                                                  counterparty or its credit support provider is
                                                  qualified, reduced or withdrawn, or if the swap
                                                  counterparty or its credit support provider
                                                  defaults on its obligations, and a substitute
                                                  counterparty or credit support provider is not
                                                  obtained in accordance with the terms of the
                                                  interest rate swap agreement, the ratings of your
                                                  securities may be qualified, reduced or withdrawn.
                                                  In such event, the value and marketability of those
                                                  securities will be adversely affected.

                                                  See the descriptions of any interest rate swap
                                                  agreement and the swap counterparty in the
                                                  prospectus supplement.

SPECIAL RISKS FOR CERTAIN CLASSES OF
SECURITIES......................................  The related prospectus supplement may specify that certain classes of securities are interest-only or
                                                  principal-only securities. These securities will
                                                  have yields to maturity (or early termination) --
                                                  the yield you will receive if you hold a security
                                                  until it has been paid in full -- that are highly
                                                  sensitive to prepayments on the related mortgage
                                                  loans.

                                                  If you purchase any of these classes of securities,
                                                  you should consider the risk that you may receive a
                                                  lower than expected yield under the following
                                                  circumstances:

                                                      in the case of any interest-only securities, a
                                                      faster than expected rate of prepayments on the
                                                      mortgage loans in the trust fund; and

                                                      in the case of any principal-only securities, a
                                                      slower than expected rate of prepayments on the
                                                      mortgage loans in the trust fund.

                                                  Prepayments on the mortgage loans, including
                                                  liquidations, purchases and insurance payments,
                                                  could result in the failure of investors in any
                                                  interest-only securities to fully

                                                  recover their initial investments. Prepayments on
                                                  the mortgage loans may occur as a result of
                                                  solicitations of the borrowers by mortgage loan
                                                  providers, including the seller and its affiliates
                                                  and any master servicer or servicer.

                                                  Exercise by a party that has a right to purchase
                                                  the mortgage loans, as described in the related
                                                  prospectus supplement, will adversely affect the
                                                  yields on any interest-only securities.

SPECIAL RISKS ASSOCIATED WITH UNDERLYING
SECURITIES......................................  If specified in the related prospectus supplement, the trust fund may include other publicly- or
                                                  privately-offered securities, representing
                                                  beneficial ownership interests in separate trust
                                                  funds. As described in the prospectus supplement,
                                                  these underlying securities may be senior
                                                  securities or subordinate securities, and may not
                                                  have the benefit of credit enhancement.

                                                  Losses on the underlying securities will not be
                                                  transferred to, allocated to or shared by any other
                                                  underlying trust fund. Each allocation of a
                                                  realized loss to a class of underlying securities
                                                  will reduce both the amount of interest that will
                                                  accrue on that class and the amount of principal
                                                  that will be distributable on that class.
                                                  Therefore, the aggregate amount of payments on your
                                                  securities, the yield to maturity of your
                                                  securities and the rate of payments of principal on
                                                  your securities may be affected by the rate and the
                                                  timing of realized losses on the assets of the
                                                  trust funds represented by the underlying
                                                  securities. To the extent that the amount of
                                                  realized losses experienced on the assets of the
                                                  trust funds represented by the underlying
                                                  securities reduces distributions in respect of the
                                                  underlying securities, the yield on your securities
                                                  may be lower than anticipated.

                                                  Certain parties may have the option to purchase the
                                                  mortgage loans and other property in the related
                                                  underlying trust funds once the underlying mortgage
                                                  loans decline to a fixed percentage of the initial
                                                  principal balance. As specified in the prospectus
                                                  supplement, some or all of the underlying
                                                  securities (by principal balance) may be issued
                                                  from underlying trust funds that have paid down or
                                                  are approaching the level necessary to exercise of
                                                  these optional termination rights. In the event
                                                  that any such party exercises its right to purchase
                                                  the related mortgage loans, the related underlying
                                                  securities will be retired. This retirement of
                                                  underlying securities will have the same effect as
                                                  a prepayment of all of the related mortgage loans
                                                  in the related underlying trust fund.

MILITARY ACTION AND TERRORIST ATTACKS...........  The effects that military action by U.S. forces in
                                                  Iraq, Afghanistan or other regions, terrorist
                                                  attacks in the United States or other incidents and
                                                  related military action may have on the performance
                                                  of the mortgage loans in the trust fund or on the
                                                  values of mortgaged properties cannot

                                                  be determined at this time. Investors should
                                                  consider the possible effects on delinquency,
                                                  default and prepayment experience of the related
                                                  mortgage loans. Federal agencies and non-government
                                                  lenders may defer, reduce or forgive payments and
                                                  delay foreclosure proceedings in respect of loans
                                                  to borrowers affected in some way by possible
                                                  future events. In addition, the activation of
                                                  additional U.S. military reservists or members of
                                                  the National Guard may significantly increase the
                                                  proportion of mortgage loans whose mortgage rates
                                                  are reduced by application of the Servicemembers
                                                  Civil Relief Act or similar state or local laws.
                                                  The amount of interest available for payment to
                                                  securityholders will be reduced by any reductions
                                                  in the amount of interest collectible as a result
                                                  of application of the Servicemembers Civil Relief
                                                  Act or similar state or local laws and no servicer,
                                                  master servicer nor any other party will be
                                                  required to fund any interest shortfall caused by
                                                  any such reduction.

UNPREDICTABILITY AND EFFECT OF PREPAYMENTS......  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.
                                                  Generally, if prevailing interest rates decline,
                                                  mortgage loan prepayments may increase due to the
                                                  availability of refinancing at lower interest
                                                  rates. If prevailing interest rates rise,
                                                  prepayments on the mortgage loans may decrease.

                                                  Borrowers may prepay their mortgage loans in whole
                                                  or in part at any time; however, some or all of the
                                                  mortgage loans to be included in the trust fund may
                                                  require the payment of a prepayment premium in
                                                  connection with any voluntary prepayments in full,
                                                  and certain voluntary prepayments in part, made
                                                  during periods ranging from the periods specified
                                                  in the related prospectus supplement. These
                                                  prepayment premiums may discourage borrowers from
                                                  prepaying their mortgage loans during the
                                                  applicable period.

                                                  Prepayments on the mortgage loans may occur as a
                                                  result of solicitations of the borrowers by
                                                  mortgage loan originators, including the seller and
                                                  its affiliates, the servicer or servicers, as
                                                  applicable, and any master servicer. In addition,
                                                  the availability of newer mortgage products with
                                                  more flexible payment terms or that require lower
                                                  monthly payments, such as 'option ARMs,' may result
                                                  in an increase in the number of borrowers who
                                                  prepay their mortgage loans to take advantage of
                                                  new products.

                                                  The timing of prepayments of principal may also be
                                                  affected by liquidations of or insurance payments
                                                  on the mortgage loans. In addition, Lehman Brothers
                                                  Holdings Inc., as a seller of the mortgage loans to
                                                  the depositor, or the party from which Lehman
                                                  Brothers Holdings Inc. acquired a particular
                                                  mortgage loan, or such other seller as specified in
                                                  the related prospectus supplement, may be

                                                  required to purchase mortgage loans from the trust
                                                  fund in the event that certain breaches of
                                                  representations and warranties made with respect to
                                                  the mortgage loans are not cured. These purchases
                                                  will have the same effect on securityholders as
                                                  prepayments of mortgage loans.

                                                  A prepayment of a mortgage loan will usually result
                                                  in a payment of principal on the securities:

                                                      If you purchase securities at a discount,
                                                      especially any principal-only securities, and
                                                      principal prepayments on the related mortgage
                                                      loans are received at a rate slower than you
                                                      anticipate, then your yield may be lower than
                                                      you anticipate.

                                                      If you purchase securities at a premium,
                                                      especially any interest-only securities, and
                                                      principal prepayments on the related mortgage
                                                      loans are received at a rate faster than you
                                                      anticipate, then your yield may be lower than
                                                      you anticipate.

                                                  The prepayment experience of the mortgage loans to
                                                  be included in the trust fund may differ
                                                  significantly from that of other first and second
                                                  lien residential mortgage loans.

                                                  See 'Yield, Prepayment and Maturity Considerations'
                                                  in this prospectus and prospectus supplement for a
                                                  description of factors that may influence the rate
                                                  and timing of prepayments on the mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS;
LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE
BALANCE.........................................  Substantial delays could be encountered in connection with the liquidation of delinquent
                                                  mortgage loans. Further, reimbursement of advances
                                                  made by a servicer and liquidation expenses such as
                                                  legal fees, real estate taxes and maintenance and
                                                  preservation expenses may reduce the portion of
                                                  liquidation proceeds payable to securityholders. If
                                                  a mortgaged property fails to provide adequate
                                                  security for the related mortgage loan, you could
                                                  incur a loss on your investment if the applicable
                                                  credit enhancement is insufficient to cover the
                                                  loss.

ORIGINATORS AND SERVICERS MAY BE SUBJECT TO
LITIGATION OR GOVERNMENTAL PROCEEDINGS..........  The mortgage lending and servicing business involves the collection of numerous accounts and
                                                  compliance with various federal, state and local
                                                  laws that regulate consumer lending. Lenders and
                                                  servicers may be subject from time to time to
                                                  various types of claims, legal actions (including
                                                  class action lawsuits), investigations, subpoenas
                                                  and inquiries in the course of their business. It
                                                  is impossible to predict the outcome of any
                                                  particular actions, investigations or inquiries or
                                                  the resulting legal and financial liability. If any
                                                  such proceeding were determined adversely to an
                                                  originator or servicer of mortgage loans included
                                                  in the trust fund and were to have a material
                                                  adverse effect on

                                                  its financial condition, the ability of the
                                                  affected servicer to service the mortgage loans in
                                                  accordance with the applicable servicing agreement,
                                                  or the ability of the affected originator to
                                                  fulfill its obligation to repurchase or substitute
                                                  for defective mortgage loans, could be impaired.

THE SERVICERS' COLLECTIONS PROCEDURES MAY AFFECT
THE TIMING OF COLLECTIONS ON THE MORTGAGE
LOANS...........................................  In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing
                                                  and collections practices that have the effect of
                                                  accelerating or deferring prepayments or borrower
                                                  defaults of mortgage loans. The servicers may
                                                  generally waive, modify or vary any term of any
                                                  mortgage loan, or postpone strict compliance by the
                                                  borrower with any term of any mortgage loan, so
                                                  long as that waiver, modification or postponement
                                                  is not materially adverse to the trust fund. For
                                                  example, qualifying borrowers might be permitted to
                                                  skip a payment or be offered other benefits that
                                                  have the effect of deferring or otherwise altering
                                                  the timing of the trust fund's receipt of interest
                                                  or principal payments.

                                                  See 'Servicing of Loans' in this prospectus.

RISKS RELATING TO DEFAULTS OR RESIGNATION OF THE
MASTER SERVICER OR SERVICER.....................  If the master servicer or servicer were to default in their obligations under the related master
                                                  servicing or servicing agreement, the trustee or
                                                  the seller may attempt to terminate the defaulting
                                                  party. However, certain aspects of the servicing
                                                  of mortgage loans are subject to various
                                                  interpretations of what actions are 'accepted' or
                                                  'market standard' practices, and the parties'
                                                  determination of what servicing actions are in the
                                                  best interest for the securityholders may, at such
                                                  times, be in disagreement between the trustee, the
                                                  sponsor and the seller on the one hand, and the
                                                  master servicer or servicer, as applicable, on the
                                                  other. As a consequence, if the trustee or the
                                                  seller attempts to terminate a defaulting master
                                                  servicer or servicer, the master servicer or
                                                  servicer may challenge that termination. While such
                                                  a dispute is being resolved, the performance of the
                                                  servicing function of the master servicer or
                                                  servicer may continue to suffer and may adversely
                                                  affect the mortgage loans.

                                                  If the master servicer or servicer were to become a
                                                  debtor in a bankruptcy proceeding, it could seek to
                                                  reject its obligations under the relevant
                                                  agreements under the bankruptcy laws, thus forcing
                                                  the trustee to appoint a successor servicer or
                                                  master servicer.

                                                  If the master servicer or servicer resigns or is in
                                                  default and the cost of servicing the mortgage
                                                  loans has increased, the trustee may not be able to
                                                  find a successor master servicer or servicer
                                                  willing to service the loans for the master
                                                  servicing fee or servicing fee specified in the
                                                  relevant governing agreement. These circumstances
                                                  might

                                                  cause the trustee to seek authority from
                                                  securityholders to increase the applicable fee to
                                                  an amount necessary to provide acceptable
                                                  compensation to the then current master servicer or
                                                  servicer or any replacement master servicer or
                                                  servicer. If that approval was not granted by
                                                  securityholders, under the law generally applicable
                                                  to trusts the trustee could seek approval for such
                                                  an increase from a court if such increase were
                                                  necessary for the preservation or continued
                                                  administration of the trust. Any increase in the
                                                  master servicing fee or servicing fee would reduce
                                                  amounts available for distribution to
                                                  securityholders, particularly holders of
                                                  subordinate securities.

DELINQUENCIES DUE TO SERVICING TRANSFERS........  Servicing of mortgage loans may be transferred in the future to other servicers in accordance with
                                                  the provisions of the trust agreement or transfer
                                                  and servicing agreement, as applicable, and the
                                                  related servicing agreement as a result of, among
                                                  other things, (1) the occurrence of unremedied
                                                  events of default in servicer performance under a
                                                  servicing agreement or (2) the exercise by the
                                                  seller of its right to terminate a servicer without
                                                  cause.

                                                  All transfers of servicing involve some risk of
                                                  disruption in collections due to data input errors,
                                                  misapplied or misdirected payments, inadequate
                                                  borrower notification, system incompatibilities and
                                                  other reasons. As a result, the affected mortgage
                                                  loans may experience increased delinquencies and
                                                  defaults, at least for a period of time, until all
                                                  of the borrowers are informed of the transfer and
                                                  the related servicing mortgage files and records
                                                  and all the other relevant data has been obtained
                                                  by the new servicer. There can be no assurance as
                                                  to the extent or duration of any disruptions
                                                  associated with the transfer of servicing or as to
                                                  the resulting effects on the yields on the
                                                  securities.

                                                  See 'Servicing of Loans' in this prospectus.

RISKS RELATING TO OPTIONAL OR MANDATORY
PURCHASES OF SECURITIES.........................  If specified in the related prospectus supplement, one or more classes of the related series of
                                                  securities may be purchased, in whole or in part,
                                                  at the option of the depositor, the servicer or
                                                  master servicer, or another designated person or
                                                  entity, at specified times and purchase prices, and
                                                  under particular circumstances, or may be subject
                                                  to mandatory purchase or redemption.

                                                  In the event that any of those parties exercises
                                                  its right to purchase the related securities, the
                                                  purchase of the related securities will have the
                                                  same effect as a prepayment of the related mortgage
                                                  loans in the trust fund. If you purchase securities
                                                  at a premium, especially any interest-only
                                                  securities, and the related securities are
                                                  purchased as described above sooner than you
                                                  anticipate, then your yield may be lower than you
                                                  anticipate. Similarly, if you purchase securities
                                                  at a discount, especially any principal-only
                                                  securities, and the related securities are
                                                  purchased as

                                                  described above later than you anticipate (or not
                                                  purchased at all), then your yield may be lower
                                                  than you anticipate.

                                                  See 'Description of the Securities -- Optional
                                                  Purchase of Securities' and '--Other Purchases'
                                                  in this prospectus.

RIGHTS OF A NIMS INSURER MAY AFFECT
SECURITIES......................................  If specified in the related prospectus supplement, it may be anticipated that one or more insurance
                                                  companies, referred to as the 'NIMS Insurer,' may
                                                  issue a financial guaranty insurance policy
                                                  covering certain payments to be made on any net
                                                  interest margin securities to be issued by a
                                                  separate trust or other special purpose entity and
                                                  to be secured by all or a portion of the securities
                                                  specified in the related prospectus supplement. If
                                                  such an insurance policy is issued, the trust
                                                  agreement and the servicing agreements for this
                                                  transaction will provide that, unless there exists
                                                  a continuance of any failure by the NIMS Insurer to
                                                  make a required payment under the policy insuring
                                                  the net interest margin securities or there exists
                                                  an insolvency proceeding by or against the NIMS
                                                  Insurer, the NIMS Insurer, if any, will be entitled
                                                  to exercise, among others, the following rights,
                                                  without the consent of the holders of the
                                                  securities, and the holders of the securities may
                                                  exercise these rights only with the prior written
                                                  consent of the NIMS Insurer: (1) the right to
                                                  provide notices of servicer or master servicer
                                                  defaults and the right to direct the trustee and
                                                  the master servicer to terminate the rights and
                                                  obligations of the master servicer and the
                                                  servicers, respectively, under the trust agreement
                                                  and the servicing agreements in the event of a
                                                  default by any master servicer or servicer, (2) the
                                                  right to remove the trustee or any co-trustee
                                                  pursuant to the trust agreement and (3) the right
                                                  to direct the trustee to make investigations and
                                                  take actions pursuant to the trust agreement. In
                                                  addition, unless the NIMS Insurer defaults or there
                                                  exists an insolvency proceeding as described above,
                                                  the NIMS Insurer's consent will be required prior
                                                  to, among other things, (1) the waiver of any
                                                  default by any master servicer, any servicer or the
                                                  trustee, (2) the appointment of any successor
                                                  trustee or any co-trustee or (3) any amendment to
                                                  the trust agreement or any servicing agreement. The
                                                  NIMS Insurer will also have additional rights under
                                                  the trust agreement and in each the servicing
                                                  agreement.

                                                  Investors in the related securities should note
                                                  that any insurance policy issued by the NIMS
                                                  Insurer will not cover, and will not benefit in any
                                                  manner whatsoever, those securities. Furthermore,
                                                  the rights granted to the NIMS Insurer, if any, may
                                                  be extensive and the interests of the NIMS Insurer
                                                  may be inconsistent with, and adverse to, the
                                                  interests of the holders of those securities. The
                                                  NIMS Insurer has no obligation or duty to consider
                                                  the interests of the holders of the securities in
                                                  connection

                                                  with the exercise or non-exercise of the NIMS
                                                  Insurer's rights.

                                                  The NIMS Insurer's exercise of the rights and
                                                  consents set forth above may negatively affect the
                                                  securities and the existence of the NIMS Insurer's
                                                  rights, whether or not exercised, may adversely
                                                  affect the liquidity of the securities, relative to
                                                  other asset-backed securities backed by comparable
                                                  mortgage loans and with comparable payment
                                                  priorities and ratings.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL
LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS...........................................  Applicable state laws generally regulate interest rates and other charges, require certain
                                                  disclosure, and require licensing of brokers and
                                                  lenders. In addition, other state laws, public
                                                  policy and general principles of equity relating to
                                                  the protection of consumers, unfair and deceptive
                                                  practices and debt collection practices may apply
                                                  to the origination, servicing and collection of
                                                  mortgage loans.

                                                  Mortgage loans are also subject to various federal
                                                  laws, including:

                                                      the federal Truth-in-Lending Act and Regulation Z
                                                      promulgated thereunder, which require certain
                                                      disclosures to borrowers regarding the terms of
                                                      their mortgage loans;

                                                      the Equal Credit Opportunity Act and Regulation B
                                                      promulgated thereunder, which prohibit
                                                      discrimination on the basis of age, race,
                                                      color, sex, religion, marital status, national
                                                      origin, receipt of public assistance or the
                                                      exercise of any right under the Consumer Credit
                                                      Protection Act, in the extension of credit; and

                                                      the Fair Credit Reporting Act, which regulates
                                                      the use and reporting of information related to the
                                                      borrower's credit experience.

                                                  Violations of certain provisions of these federal
                                                  laws may limit the ability of the servicers to
                                                  collect all or part of the principal of or interest
                                                  on the related mortgage loans and in addition could
                                                  subject the trust fund to damages and
                                                  administrative enforcement.

                                                  The related seller of the mortgage loans will
                                                  represent in the mortgage loan sale agreement
                                                  described in the related prospectus supplement that
                                                  each mortgage loan was originated in compliance
                                                  with applicable federal, state and local laws and
                                                  regulations. In the event of a breach of this
                                                  representation, that seller will be obligated to
                                                  cure the breach or repurchase or replace the
                                                  affected mortgage loan in the manner described in
                                                  the related prospectus supplement and under 'The
                                                  Agreements -- Repurchase and Substitution of
                                                  Non-Conforming Loans' in this prospectus.

PREDATORY LENDING LAWS/HIGH COST LOANS..........  Various federal, state and local laws have been enacted that are designed to discourage predatory
                                                  lending practices. The federal Home Ownership and
                                                  Equity Protection Act of 1994, commonly known as
                                                  HOEPA, prohibits inclusion of certain provisions in
                                                  mortgage loans that have mortgage rates or
                                                  origination costs in excess of prescribed levels,
                                                  and requires that borrowers be given certain
                                                  disclosures prior to the origination of mortgage
                                                  loans. Some states have enacted, or may enact,
                                                  similar laws or regulations, which in some cases
                                                  impose restrictions and requirements greater than
                                                  those in HOEPA.

                                                  In addition, under the anti-predatory lending laws
                                                  of some states, the origination of certain mortgage
                                                  loans (including loans that are not classified as
                                                  'high cost' loans under applicable law) must
                                                  satisfy a net tangible benefits test with respect
                                                  to the related borrower. This test may be highly
                                                  subjective and open to interpretation. As a result,
                                                  a court may determine that a mortgage loan does not
                                                  meet the test even if the related originator
                                                  reasonably believed that the test was satisfied.

                                                  Failure to comply with these laws, to the extent
                                                  applicable to any of the mortgage loans, could
                                                  subject the trust fund, as an assignee of the
                                                  related mortgage loans, to monetary penalties and
                                                  could result in the borrowers rescinding the
                                                  affected mortgage loans. Lawsuits have been brought
                                                  in various states making claims against assignees
                                                  of high cost loans for violations of state law.
                                                  Named defendants in these cases have included
                                                  numerous participants within the secondary mortgage
                                                  market, including some securitization trusts.

                                                  The seller will represent that the trust fund does
                                                  not include any mortgage loans that are subject to
                                                  HOEPA or that would be classified as 'high cost'
                                                  loans under any similar state or local predatory or
                                                  abusive lending law. There may be mortgage loans in
                                                  the trust fund that are subject to the state or
                                                  local requirement that the loan provide a net
                                                  tangible benefit (however denominated) to the
                                                  borrower; the seller will represent that these
                                                  mortgage loans are in compliance with applicable
                                                  requirements. If it is determined that the trust
                                                  fund includes loans subject to HOEPA or otherwise
                                                  classified as high cost loans, or which do not
                                                  comply with applicable net tangible benefit
                                                  requirements, the seller will be required to
                                                  repurchase the affected loans and to pay any
                                                  liabilities incurred by the trust fund due to any
                                                  violations of these laws. If the loans are found to
                                                  have been originated in violation of predatory or
                                                  abusive lending laws and the seller does not
                                                  repurchase the affected loans and pay any related
                                                  liabilities, securityholders could incur losses.

BANKRUPTCY OR INSOLVENCY PROCEEDINGS COULD DELAY
OR REDUCE PAYMENTS ON THE SECURITIES............  Each transfer of a mortgage loan to Lehman Brothers

                                                  Holdings Inc. (or to such other seller specified in
                                                  the related prospectus supplement), from the seller
                                                  to the depositor and, in connection with the
                                                  issuance of any asset-backed notes, from the
                                                  depositor to the issuing entity, will be intended
                                                  to be an absolute and unconditional sale of that
                                                  mortgage loan and will be reflected as such in the
                                                  applicable documents. However, in the event of the
                                                  bankruptcy or insolvency of a prior owner of a
                                                  mortgage loan, a trustee in bankruptcy or a
                                                  receiver or creditor of the insolvent party could
                                                  attempt to recharacterize the sale of that mortgage
                                                  loan by the insolvent party as a borrowing secured
                                                  by a pledge of the mortgage loan. Such an attempt,
                                                  even if unsuccessful, could result in delays in
                                                  payments on the securities. If such an attempt were
                                                  successful, it is possible that the affected
                                                  mortgage loans could be sold in order to liquidate
                                                  the assets of the insolvent entity. In the case of
                                                  the bankruptcy or insolvency of the applicable
                                                  seller, there can be no assurance that the proceeds
                                                  of such a liquidation would be sufficient to repay
                                                  the securities in full.

LIMITED ABILITY TO RESELL SECURITIES............  The underwriter will not be required to assist in resales of the securities, although it may do so. A
                                                  secondary market for any class of securities may
                                                  not develop. If a secondary market does develop, it
                                                  might not continue or it might not be sufficiently
                                                  liquid to allow you to resell any of your
                                                  securities.

LIMITED OBLIGATIONS.............................  The assets of the trust fund are the sole source of payments on the related securities. The securities
                                                  are not the obligations of any other entity. None
                                                  of the sponsor, the seller, the depositor, any
                                                  underwriter, the trustee, any administrator, any
                                                  master servicer, any servicer or any of their
                                                  affiliates will have any obligation to replace or
                                                  supplement the credit enhancement, or take any
                                                  other action to maintain the applicable ratings of
                                                  the securities. If credit enhancement is not
                                                  available, holders of securities may suffer losses
                                                  on their investments.

RATINGS ON THE SECURITIES ARE DEPENDENT ON
ASSESSMENTS BY THE RATING AGENCIES..............  The ratings on the securities depend primarily on an assessment by the rating agencies of the
                                                  mortgage loans and other assets of the trust fund,
                                                  any credit enhancement and the ability of the
                                                  servicers and the master servicer to service the
                                                  loans. The ratings of the securities by the rating
                                                  agencies:

                                                      only address the likelihood of receipt by
                                                      holders of securities of distributions in the
                                                      amount of scheduled payments on the mortgage
                                                      loans;

                                                      do not take into consideration any of the tax
                                                      aspects associated with the securities;

                                                      do not address the possibility that, as a
                                                      result of principal prepayments, the yield on your
                                                      securities may be lower than anticipated;

                                                      do not address the payment of any basis risk
                                                      shortfalls with respect to the securities; and

                                                      do not comment as to the market price or
                                                      suitability of the securities for a particular
                                                      investor.

                                                  Ratings are not recommendations to buy, sell or
                                                  hold the securities. A rating may be changed or
                                                  withdrawn at any time by the assigning rating
                                                  agency.

THE SECURITIES MAY NOT BE SUITABLE
INVESTMENTS.....................................  The securities may not be a suitable investment if you require a regular or predictable schedule of
                                                  payment, or payment on any specific date. Because
                                                  the mortgage loans in the trust fund may include a
                                                  substantial proportion of loans as to which the
                                                  borrowers have blemished credit histories
                                                  (including prior bankruptcy proceedings) or loans
                                                  whose future performance is difficult to predict,
                                                  such as adjustable payment mortgage loans,
                                                  interest-only loans, and for the other factors
                                                  relating to the mortgage loans discussed above, the
                                                  yields and the aggregate amount and timing of
                                                  distributions on your securities may be subject to
                                                  substantial variability from period to period and
                                                  over the lives of the securities. An investment in
                                                  these types of securities involves significant
                                                  risks and uncertainties and should only be
                                                  considered by sophisticated investors who, either
                                                  alone or with their financial, tax and legal
                                                  advisors, have carefully analyzed the mortgage
                                                  loans and the securities and understand the risks.
                                                  In addition, investors should not purchase classes
                                                  of securities that are susceptible to special
                                                  risks, such as subordinate securities,
                                                  interest-only securities and principal-only
                                                  securities, unless the investors have the financial
                                                  ability to absorb a substantial loss on their
                                                  investment.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The asset-backed certificates (the 'Certificates') of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the 'Notes,' and together with the Certificates, the 'Securities') that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See 'The Agreements.'

    Each series of Securities will consist of one or more classes of Securities, one or more of which may:

      accrue interest based on a fixed rate ('Fixed Rate Securities');

      accrue interest based on a variable or adjustable rate ('Floating Rate Securities');

      be entitled to principal payments from the accreted interest from specified classes of Accrual Securities ('Accretion Directed Securities'). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

      provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security ('Accrual Securities');

      be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ('Interest Weighted Securities');

      be entitled to principal, but no interest ('Principal Only Securities');

      be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ('Principal Weighted Securities');

      be entitled to interest, but no principal ('Interest Only Securities');

      have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class 'Component Securities'). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

      be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a 'Planned Balance') specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities ('Planned Amortization Certificates' or 'PACs');

      be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a 'Targeted Balance') specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities ('Targeted Amortization Certificates' or 'TACs');

      be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a 'Scheduled Balance') specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC ('Scheduled Securities');

      be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ('Subordinate Securities'); and/or have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

    If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an 'Asset Group').

    Each class of Securities offered by this prospectus and the prospectus supplement (the 'Offered Securities') will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ('Definitive Securities') or issued in book-entry form only ('Book-Entry Securities') Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See ' -- Book-Entry Registration.'

DISTRIBUTIONS ON THE SECURITIES

    General

    Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

    Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as 'basis risk shortfalls' or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

    If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the 'Interest Rate') may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

    A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

    If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

       CMT;

       CODI;

       COFI;

       COSI;

       Fed Funds Rate;

       FHLB Index;

       GBP LIBOR;

       LIBOR;

       LIBORSWAP;

       MTA;

       National Average Contract Mortgage Rate;

       National Monthly Median COFI;

       Prime Rate;

       SIBOR;

       SWAPLIBOR; and

       T-Bill.

    Each of these indices is described in more detail under 'The Trust Funds -- The Mortgage Loans -- General' below.

    Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

    The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

    For a description of the reports to be furnished to securityholders concerning a distribution, see 'The Agreements -- Reports to Securityholders.'

    Single Class Securities Generally

    With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the 'Percentage Interest') evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See ' -- Subordinate Securities' below.

    If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

    Multi-Class Series

    A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a 'Multi-Class Series'). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See ' -- Subordinate Securities' below and 'Credit Support -- Subordinate Securities; Subordination Reserve Fund.'

    Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The 'Compound Value' of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

    Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the 'Principal Distribution Amount' for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The 'Minimum Principal Distribution Amount' is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

    Subordinate Securities

    A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the 'Subordinate Securities') to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the 'Senior Securities') but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a 'Rating Agency'), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See 'Credit
Support -- Subordinate Securities; Subordination Reserve Fund.'

OPTIONAL TERMINATION

    If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

      'Asset Principal Balance' means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

      'Aggregate Asset Principal Balance' means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

    The optional termination described in this section will be in addition to terminations that may result from other events. See 'The Agreements -- Event of Default; Rights Upon Event of Default' and ' -- Termination.'

OPTIONAL PURCHASE OF SECURITIES

    The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

    If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

    The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

      call protection for any class of Securities of a series;

      a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

      certain other guarantees described in the prospectus supplement.

BOOK-ENTRY REGISTRATION

    If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ('DTC') and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg ('Clearstream') or The Euroclear System ('Euroclear'). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

    No person acquiring an interest in a Book-Entry Security (each, a 'Beneficial Owner') will be entitled to receive a Definitive Security, except as set forth under 'Book-Entry Procedures -- Definitive Securities' in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

    For a description of the book-entry registration procedures applicable to Book-Entry Securities, see 'Book-Entry Procedures' in Annex A of this prospectus.

                                THE TRUST FUNDS

GENERAL

    The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

    The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

      amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the 'Cut-off Date');

      amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

      Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

      any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

      any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

      any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

      any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

      any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

      investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

      any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

    The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the 'Retained Interest'). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

    The 'Primary Assets' in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

      Mortgage Loans;

      Manufactured Home Loans;

      mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ('Private Mortgage-Backed Securities');

      Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

      Fannie Mae certificates; and

      Freddie Mac certificates.

    To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ('Assistance Loans') made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

    Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as 'Loans.' Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See 'The Agreements -- Assignment of Primary Assets.'

    Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as 'Agency Certificates.'

THE MORTGAGE LOANS

    General

    The Primary Assets in a trust fund for a series of Securities will include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus ('Mortgage Loans'). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

    The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ('FHA Loans') or VA Loans, with the following interest rate and payment characteristics:

      fixed interest rate Mortgage Loans;

      adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

          Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

          'hybrid' Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

          'interest-only' Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan ('Mortgage Rates');

          'negative amortization' Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

          'option ARMs,' which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

      'balloon' Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a 'Scheduled Payment') that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

      'GPM Loans,' which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

      'GEM Loans,' which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

      Buy-Down Loans;

      'Bi-Weekly Loans,' which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

      'Reverse Mortgage Loans,' which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

      any combination of the foregoing; or

      Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

    The Mortgage Loans may also include:

      'Cooperative Loans,' which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ('Cooperative Dwellings');

      'Condominium Loans,' which are secured by a mortgage on an individual housing unit (a 'Condominium Unit') in which the owner of the real property (the 'Condominium') is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements;

      Mixed Use or Multifamily Mortgage Loans; or

      'Home Equity Loans,' which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

    Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the 'Mortgaged Property'). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

    The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

    Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See 'Legal Aspects of Loans.'

    The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

    The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

      each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

      no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

      no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

    The initial 'Loan-to-Value Ratio' of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the 'Appraised Value'). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

    Multifamily Properties are generally subject to the following requirements:

      no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

      no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

      Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

      the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

    As specified in the prospectus supplement, 'ARMs' or 'Adjustable Rate Mortgages,' which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

    Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the 'Lifetime Mortgage Rate Cap'), if any, or below the applicable lifetime minimum mortgage rate (the 'Minimum Mortgage Rate'), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the 'Maximum Mortgage Rate Adjustment'). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ('Negatively Amortizing ARMs') instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

    These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, 'Deferred Interest') which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

    The adjustable or variable index (the 'Index') applicable to any ARM comprising the Primary Assets may be one of the following indices:

      U.S. Dollar LIBOR ('LIBOR'), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      EURIBOR ('EURIBOR'), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      GBP LIBOR ('GBP LIBOR'), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      London Interbank Offer Swap Rate ('LIBORSWAP'), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      SIBOR ('SIBOR'), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      Constant Maturity Treasury ('CMT') Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      Treasury Bill ('T-Bill') Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      Federal Funds Rate ('Fed Funds Rate'), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      Prime Rate ('Prime Rate') Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      Monthly Treasury Average ('MTA'), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      Cost of Funds Index ('COFI'), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      National Monthly Median Cost of Funds Index ('National Monthly Median COFI'), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      Cost of Savings Index ('COSI'), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      Certificate of Deposit Indices ('CODI'), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      National Average Contract Mortgage Rate ('National Average Contract Mortgage Rate'), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      Federal Home Loan Bank Index ('FHLB Index'), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

    The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

    Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

      the death of the borrower, or the last living of two co-borrowers;

      the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

      the sale of the related Mortgaged Property.

    The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

    As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

    The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

        (1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

        (2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

        (3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

        (4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

        (5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

        (6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

        (7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

        (8) the amortization period;

        (9) the purpose of the Mortgage Loan;

        (10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

        (11) the intended use of the Mortgage Loan;

        (12) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

        (13) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

        (14) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

        (15) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

        (16) the number and range of any prepayment premiums or any other similar fees;

        (17) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

        (18) the level and type of origination documentation provided for the Mortgage Loans; and

        (19) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

    If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Balloon Loans

    A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

    If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

    Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

MULTIFAMILY AND MIXED USE MORTGAGE LOANS

    The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ('Multifamily Mortgage Loans'), and/or mixed residential and commercial property ('Mixed Use Mortgage Loans'), and related property and interests.

    Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

    Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See 'Legal Aspects of Loans -- Leases and Rents.'

    Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

    Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

    Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

    Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

    A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

    There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

      local and regional economic conditions;

      the physical condition of the property;

      the types of services and amenities provided;

      the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

      availability of alternative rental properties;

      changes in the surrounding neighborhood;

      management;

      the level of mortgage interest rates;

      dependence upon government rent subsidies;

      any applicable rent control laws; and

      state and local regulations.

    Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

    The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See 'Legal Aspects of Loans -- Environmental Considerations.' A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

    No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

PRIVATE MORTGAGE-BACKED SECURITIES

    General

    The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

      mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

      collateralized mortgage obligations secured by Loans or Agency
      Certificates.

    The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

        (1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

        (2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

        (3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

    If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

      the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

      the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

      the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

      neither the the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

      if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer's Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

    Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a 'PMBS Agreement'). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the 'PMBS Trustee'). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the 'PMBS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ('HUD') as an FHA mortgagee.

    The issuer of the Private Mortgage-Backed Securities (the 'PMBS Issuer') will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

    Underlying Loans

    The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

      each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

      each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

      each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

      each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

    Credit Support Relating to Private Mortgage-Backed Securities

    Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ('Insurance Policies') required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

    Additional Information

    The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

      the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

      certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

      the interest rate or range of interest rates of the Private
      Mortgage-Backed Securities;

      the weighted average interest rate of the Private Mortgage-Backed Securities;

      the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

      certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

      the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

    If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

GINNIE MAE CERTIFICATES

    General

    The Ginnie Mae certificates will be 'fully modified pass-through' mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the 'Ginnie Mae Servicers') under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

    The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

    Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the 'Guaranty Agreement') between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

    Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

    With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

    The Underlying Mortgage Loans

    Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA ('VA Loans') and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

    All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

    Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

    The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

    Ginnie Mae

    The Government National Mortgage Association ('Ginnie Mae') is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'Housing Act') authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ('FHA') under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ('VA') under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

    Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.' To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

    General

    Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie

Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

    Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

    Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

    The Underlying Mortgage Loans

    Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

      fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ('Conventional Loans');

      fixed-rate level payment FHA Loans or VA Loans;

      adjustable rate mortgage loans;

      GEM Loans, Buy-Down Loans or GPM Loans; and

      mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ('Single Family Property') or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ('Multifamily Properties').

    Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

    Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

    The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

    The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

    Fannie Mae

    Fannie Mae ('Fannie Mae') is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See 'Additional Information' for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

    General

    The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a 'PC Pool') purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's 'Cash Program' or 'Guarantor Program' or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

    The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to 'Scheduled Principal' Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

    Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

      30 days following foreclosure sale;

      30 days following payment of the claim by any mortgage insurer; or

      30 days following the expiration of any right of redemption.

    In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

    Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

    Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

    Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

    Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

    The Underlying Mortgage Loans

    Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

    The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

    Freddie Mac

    The Federal Home Loan Mortgage Corporation ('Freddie Mac') is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the 'Freddie Mac Act'). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

PRE-FUNDING ARRANGEMENTS

    The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ('Subsequent Primary Assets') following the date on which the Securities are issued (a 'Pre-Funding Arrangement'). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a 'Pre-Funding Account') all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

    If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

    Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

REVOLVING PERIOD ARRANGEMENTS

    If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the 'Revolving Account'), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a 'Revolving Period Arrangement'). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ('Revolving Primary Assets'). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

    If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

COLLECTION ACCOUNT, SECURITIES ADMINISTRATION ACCOUNT AND DISTRIBUTION ACCOUNT

    The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See 'Servicing of Loans' and 'The Agreements -- Investment of Funds.' In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See 'Description of the
Securities -- Distributions on the Securities.'

    Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

    If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator, the trustee or the master servicer as additional compensation. See also 'The Agreements -- Securities Administration Account.'

    A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also 'The Agreements -- Distribution Account.'

OTHER FUNDS OR ACCOUNTS

    A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See 'Servicing of Loans -- Collection Procedures; Escrow Accounts' and ' -- Deposits to and Withdrawals from the Collection Account.' If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See 'Servicing of Loans -- Deposits to and Withdrawals from the Collection Account.' Other similar accounts may be established as specified in the prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

    The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

    Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

    The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as 'limited documentation' or 'no documentation' programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

    In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator's underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

    Certain states where the Mortgaged Properties may be located have 'antideficiency' laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See 'Legal Aspects of Loans.'

LOSS EXPERIENCE

    The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See 'Legal Aspects of Loans.'

    No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

    To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See 'Yield, Prepayment and Maturity Considerations.'

REPRESENTATIONS AND WARRANTIES

    Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

        (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

        (2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

        (3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

        (4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

        (5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

        (6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

        (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

        (8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

        (9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

        (10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of insurance;

        (11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

        (12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

        (13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

        (14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

        (15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

        (16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

        (17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with foreclosure); and

        (18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

    If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the 'Condominium Association') are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the 'Condominium Building') (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.'

    With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

    Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under 'The Agreements -- Assignment of Primary Assets.'

    The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

    Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                                  THE SPONSOR

    If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

GENERAL

    Lehman Brothers Holdings Inc., a Delaware corporation ('Lehman Holdings' or the 'Sponsor'), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as 'Lehman Brothers.' Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

    Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

    Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

    Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

    INVESTMENT BANKING

    The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers' corporate and government clients. The segment is organized into global industry groups -- Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology -- that include bankers who deliver industry knowledge and expertise to meet clients' objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

    CAPITAL MARKETS

    The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

    Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the 'Bank'), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers' institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

    INVESTMENT MANAGEMENT

    The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses.

    Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

    Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers' Private Equity business.

SECURITIZATION ACTIVITIES OF THE SPONSOR

    Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

    During fiscal years 2004 and 2003, Lehman Holdings and its affiliates securitized approximately $139.4 billion and $146.1 billion of financial assets, including $120.5 billion and $125.7 billion of residential mortgages, $8.3 billion and $9.7 billion of commercial mortgages and $10.6 billion and $10.7 billion of municipal and other-asset-backed financial instruments, respectively.

    Lehman Holdings and its affiliates, including Aurora and the Bank, originate residential and commercial loans as an extension of Lehman Holdings' securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $65.1 billion of residential mortgage loans in 2004. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

    Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

    In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See 'Loan Underwriting Procedures and Standards -- Representations and Warranties' and The Agreements -- Repurchase and Substitution of Non-Conforming Loans.'

    At November 30, 2004 and 2003, Lehman Holdings and its affiliates had approximately $0.9 and $1.0 billion, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

                                 THE DEPOSITOR

    The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

    The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

    The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

    The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

    After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

      upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under 'The Agreements -- Assignment of Primary Assets;'

      to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee's security interest in or lien on the Primary Assets;

      to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

      to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

      to prepare and file any reports required under the Exchange Act;

      to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

      to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

                            AURORA LOAN SERVICES LLC

GENERAL

    If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

SERVICING

    Aurora's centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

    The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

                                                      AT DECEMBER 31, 2002        AT DECEMBER 31, 2003
                                                    -------------------------   -------------------------
                                                                  PRINCIPAL                   PRINCIPAL
                                                    NUMBER OF      BALANCE      NUMBER OF      BALANCE
                   TYPE OF LOAN                       LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                   ------------                       -----     -------------     -----     -------------
Conventional......................................    29,345       $ 5,111        34,210       $ 5,892
Conventional Alt-A................................    32,347       $11,770        95,422       $29,960
Subprime..........................................     8,358       $   667         8,814       $   725
Government Insured or Guaranteed(1)...............   136,432       $ 7,241       107,562       $ 5,815
Home Express(2)...................................    23,436       $ 3,028        48,284       $ 5,940
SBA Disaster Loans(3).............................    33,381       $   620        53,822       $   938
Home Equity Lines of Credit.......................     --          $     0         --          $     0
                                                     -------       -------       -------       -------
Total Portfolio...................................   263,299       $28,437       348,114       $49,270

                                                      AT DECEMBER 31, 2004        AT DECEMBER 31, 2005
                                                    -------------------------   -------------------------
                                                                  PRINCIPAL                   PRINCIPAL
                                                    NUMBER OF      BALANCE      NUMBER OF      BALANCE
                   TYPE OF LOAN                       LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                   ------------                       -----     -------------     -----     -------------
Conventional......................................    41,391       $ 6,723        61,309       $ 8,881
Conventional Alt-A................................   157,333       $40,795       261,125       $62,067
Subprime..........................................     6,981       $   933         7,443       $ 1,267
Government Insured or Guaranteed(1)...............    85,274       $ 4,580         9,131       $   654
Home Express(2)...................................    31,254       $ 3,490        16,582       $ 1,714
SBA Disaster Loans(3).............................    44,230       $   774        36,737       $   629
Home Equity Lines of Credit.......................     --          $     0           157       $     8
                                                     -------       -------       -------       -------
Total Portfolio...................................   366,463       $57,295       392,484       $75,220

---------

(1) `Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) `Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3) `SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

    Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

    Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora's special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

    Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005, Aurora had outstanding Advances and servicing advances of approximately $70,741,705, $70,369,299, $64,522,671, $81,804,642, respectively.

    Except where applicable law or regulation requires otherwise, Aurora services delinquent mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

    Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. See the related prospectus supplement for more information. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

    All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

    When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

    Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

MASTER SERVICING

    Aurora's centralized real estate master servicing facility is located at 327 Inverness Drive South, Englewood, Colorado 80112. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.

    The following tables set forth certain information regarding Aurora's total public securitization master servicing portfolio.

                                                      AT DECEMBER 31, 2002        AT DECEMBER 31, 2003
                                                    -------------------------   -------------------------
                                                                  PRINCIPAL                   PRINCIPAL
                                                    NUMBER OF      BALANCE      NUMBER OF      BALANCE
                   TYPE OF LOAN                       LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                   ------------                       -----     -------------     -----     -------------
Alt-A.............................................    50,818       $17,012        77,580       $24,884
Subprime..........................................    79,449       $11,022       180,123       $24,229
Government Insured or Guaranteed(1)...............   149,749       $12,161       225,941       $18,855
Home Equity Lines of Credit.......................         0       $     0             0       $     0
                                                     -------       -------       -------       -------
Total Portfolio...................................   280,016       $40,195       483,644       $67,968
                                                     -------       -------       -------       -------
                                                     -------       -------       -------       -------

                                                       AT DECEMBER 31, 2004          AT DECEMBER 31, 2005
                                                    --------------------------    --------------------------
                                                                   PRINCIPAL                     PRINCIPAL
                                                    NUMBER OF       BALANCE       NUMBER OF       BALANCE
                   TYPE OF LOAN                       LOANS      (IN MILLIONS)      LOANS      (IN MILLIONS)
                   ------------                       -----      -------------      -----      -------------
Alt-A.............................................   143,624        $42,469        246,903       $ 72,992
Subprime..........................................   277,640        $36,449        418,984       $ 58,092
Government Insured or Guaranteed(1)...............   206,509        $16,751        171,602       $ 13,198
Home Equity Lines of Credit.......................     3,666        $   167          1,967       $     76
                                                     -------        -------        -------       --------
Total Portfolio...................................   631,439        $95,836        839,456       $144,358
                                                     -------        -------        -------       --------
                                                     -------        -------        -------       --------

---------

(1) `Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community Development Service.

    Aurora's master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

    When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora's analysis includes a review of each servicer's duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the 'Subservicers'). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

THE MASTER SERVICER

    The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

      supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ('Servicing Agreements') with the master servicer;

      collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

      advance funds upon the failure of a servicer to make advances as described below under 'Advances and Other Payments, and Limitations Thereon.'

    The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

    The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

    As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the 'Master Servicing Fee') for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

    To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

      withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

      withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

      requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

THE SERVICERS

    The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers' servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the 'Servicing Fee'), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

    The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

      withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

      withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

    As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts ('Escrow Accounts') in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

    Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the 'Collection Account'). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

    The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may
be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

    The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See 'Fees and Expenses' in the prospectus supplement.

    As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

      all payments on account of principal, including prepayments, on the Loans;

      all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

      all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

      all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

      all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

      all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

      all proceeds of any Loans repurchased pursuant to the related Agreement.

    Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

      to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer's right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

      to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

      to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

      to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

      to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

      to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

      to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

      to clear and terminate the Collection Account pursuant to the related Agreement.

    In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

SERVICING ACCOUNTS

    Each servicer will establish and maintain an account (a 'Servicing Account') that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least 'A-1+' or long-term unsecured debt obligations are rated at least 'AA - ' by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least 'A-2' by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

    As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

      all payments on account of principal, including prepayments, on the Loans;

      all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the

      Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

      all Liquidation Proceeds;

      all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

      all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

      any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

      any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

      any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

      all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

      any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

    Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

    'Buy-Down Loans' are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan ('Buy-Down Amounts') in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the 'Buy-Down Fund'). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

    Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either
(1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the

Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

    If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the 'Buy-Down Period') when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

    The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a 'Subsidy Fund'). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

    If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the 'GPM Fund') complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

    With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

    General

    The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

    Payments in Connection With Prepaid Loans

    In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a 'Due Date'), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See 'Yield, Prepayment and Maturity Considerations.'

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    Standard Hazard Insurance; Flood Insurance

    Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See 'Description of Mortgage and Other Insurance.' Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

    The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

    Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

    Special Hazard Insurance Policy

    To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under 'Credit Support -- Description of Mortgage and Other
Insurance -- Hazard Insurance on the Loans.'

    Primary Mortgage Insurance

    To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a 'Qualified Insurer').

    Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see 'Credit
Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    FHA Insurance and VA Guarantees

    To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See 'Credit Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    Environmental Insurance

    If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ('Environmental Policies') providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

    Pool Insurance Policy

    If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

    The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under 'Credit
Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    Bankruptcy Bond

    If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See 'Description of Mortgage and Other Insurance -- Bankruptcy Bond.'

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

    Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

    The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

    Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

    Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines
(1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

    As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See 'Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security.' This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

    With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable 'due-on-sale' clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable 'due-on-sale' clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

CERTAIN RIGHTS RELATED TO FORECLOSURE

    Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

    As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

    The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's or any servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

    In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

    If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer's remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See 'Yield, Prepayment and Maturity Considerations.'

    The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

EVIDENCE AS TO COMPLIANCE

    The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related Agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

    The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

    In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See 'The Agreements -- Event of Default; Rights upon Events of Default.'

    The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

      is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

      has a net worth of not less than $15,000,000; and

      the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

    No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

    Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

    Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 CREDIT SUPPORT

GENERAL

    Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

      an irrevocable letter of credit;

      the subordination of one or more classes of the Securities of a series;

      allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

      reserve funds;

      a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      a surety bond or financial guaranty insurance policy;

      the use of cross-support features;

      overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

      the creation and application of excess interest from the Primary Assets;

      derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

      third-party guarantees or similar instruments.

    In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

    The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See 'The Agreements -- Event of Default; Rights Upon Event of Default.' Moreover, if a form of credit support covers more than one trust fund (each, a 'Covered Trust'), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

    If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

      the amount payable under the credit support;

      any conditions to payment thereunder not otherwise described in this prospectus;

      the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      the material provisions of any agreement relating to the credit support.

    Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

      a brief description of its principal business activities;

      its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      if applicable, the credit ratings assigned to it by rating agencies; and

      certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

    If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable 'Subordinated Amount' as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the 'Subordination Reserve Fund') and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

    A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

    With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

    Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the

Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

ALLOCATION OF LOSSES

    If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code 'SS'101 et seq., and related rules and regulations promulgated thereunder (the 'Bankruptcy Code'), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

    Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

CROSS-SUPPORT FEATURES

    If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

OVERCOLLATERALIZATION

    If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called 'overcollateralization.' Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under ' -- Excess Interest' below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see ' -- Allocation of Losses' above.

EXCESS INTEREST

    The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This 'excess interest,' if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

INSURANCE

    Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See 'Description of Mortgage and Other Insurance.'

    Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

    The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the 'L/C Percentage'). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See 'Description of the Securities -- Optional Termination' and 'The
Agreements -- Termination.' A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

FINANCIAL GUARANTY INSURANCE POLICY

    Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

    One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

    Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

    Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The Agreements -- Investment of Funds.' The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

    Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

DERIVATIVE INSTRUMENTS

    If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

    For a further description of these derivative instruments, see 'Derivatives' below.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

    The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

    General

    Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

    A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See ' -- Pool Insurance Policy' below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See 'Legal Aspects of Loans.' These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

    To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See
' -- Hazard Insurance on the Loans' below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see 'Maintenance of Insurance Policies and Other Servicing
Procedures -- Environmental Insurance.'

    Primary Mortgage Insurance

    Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the 'Insured Loss') generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

      hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

      amounts expended but not approved by the mortgage insurer;

      claim payments previously made by the mortgage insurer; and

      unpaid premiums.

    Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

      failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

      physical damage to the Mortgaged Property; and

      the related servicer not being approved as a servicer by the mortgage insurer.

    Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

    As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

      advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

      in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

    Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

      no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

      written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

      the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

      the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

      the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

      the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

    The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or
(b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

    FHA Insurance and VA Guaranty

    The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

    Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ('FHA/VA Claim Proceeds') and reductions in FHA/VA Claim Proceeds received.

    FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

    The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

    HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

    On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

    The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

    Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

    VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

    With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

    In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a 'No-Bid'). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

    When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a 'Buydown'). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

    In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

    Pool Insurance Policy

    If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.' Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

    The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

    Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

      the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

      the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

      advances made by the insured as described above less certain payments.

    An 'approved sale' is:

      a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

      a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

      the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

      the acquisition of the Mortgaged Property by the pool insurer.

    As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

    The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See 'Legal Aspects of Loans.' Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See 'Servicing of Loans -- Advances and Other Payments, and Limitations Thereon.'

    Mortgage Insurance with Respect to Manufactured Home Loans

    A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

HAZARD INSURANCE ON THE LOANS

    Standard Hazard Insurance Policies

    The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

    The standard hazard insurance policies covering properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value

(generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

    The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

    Special Hazard Insurance Policy

    Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

    Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    Other Hazard-Related Insurance; Liability Insurance

    With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

BANKRUPTCY BOND

    In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'Legal Aspects of Loans.' If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

    If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

                                  DERIVATIVES

    If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

    An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or 'notional' principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

    The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

    A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

    If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

    Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

    If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

    In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

    Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. ('ISDA'). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

    There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

    If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                                 THE AGREEMENTS

    The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

    Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuing entity.

    As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the 'Agreements.' In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

ASSIGNMENT OF PRIMARY ASSETS

    General

    At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

    Assignment of Private Mortgage-Backed Securities

    The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See 'The Trust Funds -- Private Mortgage-Backed Securities.'

    Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Mortgage Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

        (1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

        (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

        (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

        (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private
    Mortgage-Backed Securities.

    Assignment of Mortgage Loans

    As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

      the mortgage note endorsed without recourse to the order of the trustee or in blank;

      the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

      an assignment of the Mortgage in recordable form.

    The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

    The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

    With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the 'Seller') from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See 'Repurchase and Substitution of Non-Conforming Loans.'

    Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Mortgage Loan Schedule'). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

    Assignment of Manufactured Home Loans

    The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the 'Manufactured Home Loan Schedule') appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

    In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See 'Legal Aspects of Loans -- Manufactured Home Loans.'

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

    Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

    If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

    Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

    Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest

Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

    If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the 'Deleted Loan') and substitute in its place one or more other Loans (each, a 'Qualifying Substitute Mortgage Loan') provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

    Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

    Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

    The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties.' If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

REPORTS TO SECURITYHOLDERS

    As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

        (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

        (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

        (3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

        (4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

        (5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

        (6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

        (7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

        (8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

        (9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

        (10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

        (11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

        (12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

        (13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

        (14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

        (15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

        (16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
    Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

        (17) the amount of the trustee's fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

        (18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

        (19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

        (20) any other information as specified in the related Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing obligations under the related Agreement. See 'Servicing of Loans -- Evidence as to Compliance.'

INVESTMENT OF FUNDS

    The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in 'Eligible Investments' acceptable to each Rating Agency, which may include, without limitation:

      direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      demand and time deposits, certificates of deposit or bankers' acceptances;

      repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

      securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

      commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

      a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

      any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

    Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ('Eligible Reserve Fund Investments').

    Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

    If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See 'Servicing of Loans.'

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Trust Agreement

    As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

      any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

      any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

      certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

    So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

    In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

    During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

    No holder of a series of Certificates, solely by virtue of that holder's status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

    Indenture

    As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

      a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

      failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

      any other event of default provided with respect to Notes of that series.

    If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

    If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

      the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

      the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

      the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

    As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

    Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

    The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

    The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see ' -- Event of Default; Rights Upon Event of Default' above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

    The trustee may also be removed at any time:

      if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

      if the trustee becomes insolvent; or

      by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

    Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DISTRIBUTION ACCOUNT

    The trustee will establish a separate account (the 'Distribution Account') in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

    Unless otherwise specified in the prospectus supplement, 'Business Day' means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

THE SECURITIES ADMINISTRATOR

    If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

DUTIES OF THE SECURITIES ADMINISTRATOR

    The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

    The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see '--Event of Default; Rights Upon Event of Default' above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF SECURITIES ADMINISTRATOR

    The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

    The securities administrator may also be removed at any time:

      if the securities administrator becomes bankrupt or insolvent;

      if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

      by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

    Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

SECURITIES ADMINISTRATION ACCOUNT

    The securities administrator will establish a separate account (the 'Securities Administration Account') in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

EXPENSE RESERVE FUND

    If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the 'Expense Reserve Fund') cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

    Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

      to cure any ambiguity;

      to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

      to add any other provisions with respect to matters or questions arising under the Agreement; or

      to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

    As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

      reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

      reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

    The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC ADMINISTRATOR

    For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

ADMINISTRATION AGREEMENT

    If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

PERIODIC REPORTS

    The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

    To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

TERMINATION

    Trust Agreement

    The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

      the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
      (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ('REO Property'); and

      the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

    As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

      100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

      100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

      the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

    The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See 'Description of the Securities -- Optional Termination.'

    Indenture

    The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

    In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

    The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

    If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

    The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    The form of mortgage or deed of trust used by many institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a 'future advance' clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a 'credit limit' amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

    The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVE LOANS

    If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    Cooperative Loans are not secured by liens on real estate. The 'owner' of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

    A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

    If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See '--Realizing
Upon Cooperative Loan Security' below.

    There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the 'sponsor' (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

    Tax Aspects of Cooperative Ownership

    In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

    The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the

Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

    In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See '--Anti-Deficiency Legislation and Other Limitations on Lenders' below.

    In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

    Cooperative Loans

    Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    Leases and Rents

    Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

    Federal Bankruptcy and Other Laws Affecting Creditors' Rights

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the 'Servicemembers Civil Relief Act'), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

    In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

    Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

    Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

    Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

    Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

    Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SERVICEMEMBERS CIVIL RELIEF ACT

    Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

      are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

      may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

      may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

    However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

    As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

    In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

ENVIRONMENTAL CONSIDERATIONS

    Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

    Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

    Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of 'owner' or 'operator;' consequently, such laws often specifically exclude such a secured lender from the definitions of 'owner' or 'operator', provided that the lender does not participate in the management of the facility.

    Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the 'Asset Conservation Act,' a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have 'participated in the management of the facility.' The Asset Conservation Act also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

    It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of 'hazardous substances.' The definition of 'hazardous substances' under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ('RCRA'). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

    Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

    If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see '--Anti-Deficiency Legislation and Other Limitations on Lenders' above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

    Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

      originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

      originated by lenders other than national banks, federal savings institutions and federal credit unions.

    Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT CHARGES, LATE PAYMENT FEES AND DEBT-ACCELERATION CLAUSES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

    Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a 'debt-acceleration' clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

MULTIFAMILY AND MIXED USE LOANS

    The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

    In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

    In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

    For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

LEASES AND RENTS

    Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a 'lease') and rents of one or more lessees (each, a 'lessee'), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

    Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to
(x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

    Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

    Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the 'ADA'), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent 'readily achievable.' In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The 'readily achievable' standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the 'readily achievable' standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

PERSONAL PROPERTY

    The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

    Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

ADJUSTABLE INTEREST RATE LOANS

    ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ('Title VIII').
Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate 'alternative mortgage instruments' (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

    The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

    Security Interests in the Manufactured Homes

    Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

    As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

    Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

    In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

    Relocation of a Manufactured Home

    In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

    A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

    In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

    Intervening Liens

    Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

    Enforcement of Security Interests in Manufactured Homes

    So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See '--Anti-Deficiency Legislation and Other Limitations on Lenders' above.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See '--Anti-Deficiency Legislation and Other Limitations on
Lenders -- Federal Bankruptcy and Other Laws Affecting Creditors' Rights' and '--Equitable Limitations on Remedies' above.

    Consumer Protection Laws

    The so-called 'Holder-In-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

    Transfers of Manufactured Homes; Enforceability of 'Due-on-Sale' Clauses

    Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

    In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. See '--Due-On-Sale Clauses in Mortgage Loans' above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in 'Due-On-Sale Clauses in Mortgage Loans' above. FHA Loans and VA Loans are not permitted to contain 'due-on-sale' clauses, and so are freely assumable.

    Applicability of Usury Laws

    Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See '--Applicability of Usury Laws' above.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

    With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

    With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See 'Servicing of Loans -- Advances and Other Payments, and Limitations Thereon.'

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

    A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

    If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

CERTAIN DERIVATIVE INSTRUMENTS

    In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

    In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the

Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See 'Derivatives.'

FINAL SCHEDULED DISTRIBUTION DATE

    The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

    The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below.

    CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

    The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    Type of Loan

    Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

    In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

    To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

    In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

    If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

    A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

    In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

    Foreclosures and Payment Plans

    The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

    Due on Sale Clauses

    The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include 'due-on-sale' clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any 'due-on-sale' clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain 'due-on-sale' clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not 'due-on-sale' and could have been assumed by new buyers.

    Optional Termination

    If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See 'Description of the Securities -- Optional Termination.'

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

    This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as 'capital assets' within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

    In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

    In this discussion, when we use the term:

      'Security Owner,' we mean any person holding a beneficial ownership interest in securities;

      'Code,' we mean the Internal Revenue Code of 1986, as amended;

      'IRS,' we mean the Internal Revenue Service;

      'AFR,' we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

      'Foreign Person,' we mean any person other than a U.S. Person; and

      'U.S. Person,' we mean (i) a citizen or resident of the United States;
      (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

    This discussion addresses the following four types of securities:

      REMIC certificates;

      notes issued by a trust, including a trust for which an election to treat such entity as a 'real estate investment trust' within the meaning of
      Section 856(a) of the Code (a 'REIT') has been made;

      trust certificates issued by trusts for which a REMIC election is not made; and

      securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract ('Stapled Securities').

    The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under '--Special Tax Attributes,' '--Backup Withholding' and '--Reportable Transactions' below address all types of securities.

    REMIC Certificates Generally

    With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP ('Company Counsel') will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more 'REMICs' within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be 'regular interests' or 'residual interests' in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

    A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a 'REMIC regular certificate.' REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under '--Taxation of Securities Treated as Debt Instruments' below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

    In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a 'REMIC residual certificate' and the owner of a beneficial interest in a REMIC residual certificate as a 'Residual Owner.' The tax treatment of REMIC residual certificates is discussed under '--REMIC Residual Certificates' below.

    A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a 'prohibited transaction' means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects 'net income from foreclosure property' to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

    If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under '--Special Tax Attributes' below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

    Stapled Securities

    As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

    With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an 'outside reserve fund'). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

    Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

    Issuance of Notes Generally

    For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under '--Taxation of Securities Treated as Debt Instruments' below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under '--Taxation of Securities Treated as Debt Instruments.'

    With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

    Classification of Trust Certificates Generally

    With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a 'Grantor Trust' and to the certificates issued by the trust as 'Grantor Trust Certificates'); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as 'Partner Certificates'). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see '--Grantor Trust Certificates' below, and for a discussion of the tax treatment of Partner Certificates, see '--Partner Certificates' below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

    When we refer to 'Debt Securities' in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the 'OID Regulations') and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

    Interest Income and OID

    Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ('OID'). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

    For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

    The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ('Qualified Stated Interest'). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an 'accrual class'), or a class the interest on which is substantially disproportionate to its principal amount (a 'super-premium class').

    To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

    If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

    The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the 'PAC Method'). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

    The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

    For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

    Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

    Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

    Variable Rate Securities

    Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under '--Interest Income and OID' above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.

It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

    Acquisition Premium

    If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an 'acquisition premium' as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

    Market Discount

    If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a 'market discount bond'). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See ' -- Interest Income and OID' above.

    Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

    Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

    The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

    If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

    Amortizable Bond Premium

    A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

    Non-Pro Rata Securities

    A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a 'non-pro rata security'). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the 'pro rata prepayment' rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

    Election to Treat All Interest as OID

    The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a 'constant yield election'). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

    Treatment of Losses

    Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

    Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

    Sale or Other Disposition

    If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

    Foreign Persons

    Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the 'withholding agent') with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

    Information Reporting

    Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under '--Market Discount' above.

    Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

    If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under '--Basis Rules and Distributions' below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be 'portfolio income' for purposes of Section 469 of the Code governing passive loss limitations.

    Taxable Income or Net Loss of the REMIC

    Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, '--Pass Through of Certain Expenses' below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

    Pass Through of Certain Expenses

    A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See '--Grantor Trust Certificates -- Trust Expenses' below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

    Excess Inclusions

    Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

    For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

    Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

    Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

    Taxable Income May Exceed Distributions

    In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

    Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under '--Excess Inclusions' above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

    Basis Rules and Distributions

    A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

    A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See '--Sales of REMIC Residual Certificates' below.

    A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

    The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See '--Sales of REMIC Residual Certificates.'

    Sales of REMIC Residual Certificates

    If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

    Inducement Fees

    The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ('inducement fees'). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

    Disqualified Organizations

    If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

    The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see '--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,' for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

    In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a 'pass through entity' means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any 'electing large partnership,' within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

    Noneconomic REMIC Residual Certificates

    A transfer of a 'noneconomic' REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

    A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See '--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,' for a discussion concerning prepayment assumptions.

    All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

    Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

    Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

      the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

      the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

      the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

    Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

    Restrictions on Transfers of Residual Certificates to Foreign Persons

    Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

    Foreign Persons

    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as 'portfolio interest,' subject to the conditions described in '--Taxation of Securities Treated as Debt Instruments -- Foreign Persons' above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in 'registered form' within the meaning of Section 163(f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an 'excess inclusion.' See '--Excess Inclusions' above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID. See '--Restrictions on Transfers of

Residual Certificates to Foreign Persons' above concerning the disregard of certain transfers having 'tax avoidance potential.' Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

    Administrative Provisions

    The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as 'tax matters person,' as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

    Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

    The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see '--Pass Through of Certain Expenses' above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under '--Special Tax Attributes -- REMIC Certificates' below.

    Mark-to-Market Rules

    Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

    For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: 'Standard Certificates' and 'Stripped Certificates.' Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

    Classification of Stripped Certificates

    There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

    Taxation of Stripped Certificates

    Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the 'Stripped Bond Rules'). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning 'stripped bonds' to the extent of its share of principal payments and 'stripped coupons' to the extent of its share of interest payments.

    Generally, if a taxpayer acquires an interest in 'stripped coupons' or 'stripped bonds,' the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under ' -- Taxation of Securities Treated as Debt Instruments' above.

    Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under '--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,' and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under '--Taxation of Securities Treated as Debt Instruments -- Information Reporting.' Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

    For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

    A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under '--Taxation of Standard Certificates' below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

    In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under '--Trust Expenses' below, subject to the limitation described therein.

    Purchase of More Than One Class of Stripped Certificates

    When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    Taxation of Standard Certificates

    For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under '--Taxation of Securities Treated as Debt Instruments -- Treatment of Losses' above.

    For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

    Trust Expenses

    Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

    Sales of Grantor Trust Certificates

    If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See '--Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition.' Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

    Trust Reporting

    Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

    Foreign Persons

    The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under '--Taxation of Securities Treated as Debt Instruments -- Foreign Persons.'

PARTNER CERTIFICATES

    If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term 'trust' to refer either to a trust or to a portion thereof, as the context would indicate.

    Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

    Security Owner's Distributive Share

    The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

    A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under '--Grantor Trust Certificates -- Trust Expenses' above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

    Distributions

    A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

    A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

    If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

    Sale or Exchange of a Partner Certificate

    If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

    Section 708 Terminations

    Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

    Section 754 Election

    If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

    The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a 'substantial built-in loss' immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a 'securitization partnership.' The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

    Foreign Persons

    Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

    Information Reporting

    Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

    Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

    Administrative Matters

    Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

    In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

    REMIC Certificates

    REMIC certificates held by a domestic building and loan association will constitute 'regular or residual interests in a REMIC' within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in
Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

    In addition, REMIC certificates held by a REIT will constitute 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of 'real estate assets,' then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

    REMIC regular certificates also will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

    The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the 'SBJPA of 1996') repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of 'qualifying real property loans' in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must 'recapture' a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in 'residential loans' under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

    The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of
Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

    For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ('Tiered REMICs') for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

    As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See '--Types of Securities -- REMIC Certificates Generally' above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

    Non-REMIC Debt Securities

    Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered 'loans secured by an interest in real property' or 'qualifying real property loans.' Moreover, such Debt Securities owned by a REIT will not be treated as 'real estate assets' nor will interest on the Debt Securities be considered 'interest on obligations secured by mortgages on real property.' In addition, such Debt Securities will not be 'qualified mortgages' for REMICs.

    Grantor Trust Certificates

    Standard Certificates held by a domestic building and loan association will constitute 'loans secured by interests in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

    Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

    Partner Certificates

    For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

    Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

    Recent legislation imposes a penalty on a taxpayer that fails to disclose a 'reportable transaction.' The IRS has issued guidance defining the term 'reportable transaction' for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

      a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

      a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or any other characteristic described by the IRS.

    A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

    For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ('Plans') and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

    ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ('Parties in Interest') who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

    A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ('DOL') has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the 'DOL Regulations') which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by 'benefit plan investors' (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not 'significant,' both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be 'significant' on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

    Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a 'fiduciary' of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

    The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ('PTE') 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the 'Exemption') that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that
(1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

    For purposes of this Section 'ERISA Considerations,' the term 'underwriter' will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

    Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

        (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), Moody's Investors Service, Inc. ('Moody's') or Fitch Ratings ('Fitch') (each, a 'Rating Agency');

        (3) In the case of a transaction described in the Exemption as a designated transaction (a 'Designated Transaction'), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

        (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

        (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

        (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

        (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

        (8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

    The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ('PTCE') 95-60.

    The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a 'Swap' or 'Swap Agreement') is a permitted trust fund asset if it:

        (1) is an 'eligible Swap;'

        (2) is with an 'eligible counterparty;'

        (3) is purchased by a 'qualified plan investor;'

        (4) meets certain additional specific conditions which depend on whether the Swap is a 'ratings dependent Swap' or a 'non-ratings dependent Swap;' and

        (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

    An 'eligible Swap' is one which:

        a. is denominated in U.S. dollars;

        b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ('Allowable Interest Rate');

        c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets ('Allowable Notional Amount');

        d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ('Leveraged');

        e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

        f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

    An 'eligible counterparty' means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

    A 'qualified plan investor' is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

        a. a 'qualified professional asset manager' ('QPAM') under PTCE 84-14;

        b. an 'in-house asset manager' under PTCE 96-23; or

        c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

    In 'ratings dependent Swaps' (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

        a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

        b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

    In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

    'Non-ratings dependent Swaps' (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

        a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

        b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

        c. terminate the Swap Agreement in accordance with its terms.

    An 'eligible yield supplement agreement' is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ('EYS Agreement'). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

        a. it is denominated in U.S. dollars;

        b. it pays an Allowable Interest Rate;

        c. it is not Leveraged;

        d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

        e. it is entered into between the trust fund and an eligible counterparty; and

        f. it has an Allowable Notional Amount.

    The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ('DOL Pre-Funding Period') instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a 'party in interest' with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

    The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An 'Excluded Plan' is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

    However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

    Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a 'qualified professional asset manager,' PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain 'in-house' asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

    The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

    Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

    Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

    The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

    The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ('SMMEA'). Classes of Securities that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

    SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 'SS'24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a 'mortgage related security').

    All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a 'mortgage related security' should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the 'Policy Statement'), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities' that are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, 'high-risk mortgage securities' include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security,' and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not 'interest bearing' or 'income paying.'

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under 'Underwriters' in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

    Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the 'Underwriters'); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

    The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

    The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

    The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

    In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

    If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                            STATIC POOL INFORMATION

    Static pool information with respect to the Sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

      payment delinquencies of the mortgage loans;

      cumulative losses with respect to the mortgage loans; and

      prepayments of the mortgage loans,

in each case presented in periodic increments.

    In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

    Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

    Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

                             ADDITIONAL INFORMATION

    The depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

    Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at 'http://www.sec.gov' at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ('EDGAR') system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

    Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016

((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

    Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See 'The Agreements -- Reports to Securityholders.'

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                            PAGE
------------                            ----
1986 Act..............................  136
Accretion Directed Securities.........   37
accrual class.........................  137
Accrual Securities....................   37
ADA...................................  126
Adjustable Rate Mortgages.............   46
AFR...................................  134
Agency Certificates...................   43
Aggregate Asset Principal Balance.....   41
Agreements............................   99
Allowable Interest Rate...............  158
Allowable Notional Amount.............  158
Appraised Value.......................   46
ARMs..................................   46
Asset Conservation Act................  121
Asset Group...........................   38
Asset Principal Balance...............   41
Assistance Loans......................   43
Bank..................................   66
bankruptcy bond.......................   97
Bankruptcy Code.......................   87
basis risk shortfalls.................   38
Beneficial Owner......................   42
Bi-Weekly Loans.......................   44
Book-Entry Securities.................   38
Business Day..........................  108
Buydown...............................   94
Buy-Down Amounts......................   76
Buy-Down Fund.........................   76
Buy-Down Loans........................   76
Buy-Down Period.......................   77
Cash Program..........................   58
CERCLA................................   52
Certificates..........................   37
Clearstream...........................   41
CMT...................................   47
Code..................................  134
CODI..................................   47
COFI..................................   47
Collection Account....................   73
Commission............................  164
Company Counsel.......................  135
Component Securities..................   37
Compound Value........................   40
Condominium...........................   45
Condominium Association...............   65
Condominium Building..................   65
Condominium Loans.....................   45
Condominium Unit......................   45
constant yield election...............  140
Conventional Loans....................   57
Cooperative Dwellings.................   45
Cooperative Loans.....................   44
Cooperatives..........................   44
COSI..................................   47
Covered Trust.........................   85
CPR...................................  131
Cut-off Date..........................   42
Debt Securities.......................  136
debt-acceleration.....................  123
Deferred Interest.....................   47
Definitive Securities.................   38
Deleted Loan..........................  102
Designated Transaction................  157
Distribution Account..................  108
DOL...................................  156
DOL Pre-Funding Period................  160
DOL Regulations.......................  156
DTC...................................   41
Due Date..............................   78
EDGAR.................................  164
Eligible Investments..................  104
Eligible Reserve Fund Investments.....  104
Environmental Policies................   80
ERISA.................................  156
Escrow Accounts.......................   73
EURIBOR...............................   47
Euroclear.............................   41
Exchange Act..........................  165
Excluded Plan.........................  160
Exemption.............................  157
Expense Reserve Fund..................  109
EYS Agreement.........................  160
Fannie Mae............................   58
Fed Funds Rate........................   47
FHA...................................   56
FHA Loans.............................   43
FHA/VA Claim Proceeds.................   92
FHLB Index............................   48
Fitch.................................  157
Fixed Rate Securities.................   37
Floating Rate Securities..............   37
Foreign Person........................  134
Freddie Mac...........................   60
Freddie Mac Act.......................   60
Garn-St. Germain Act..................  122
GBP LIBOR.............................   47
GEM Loans.............................   44
Ginnie Mae............................   56
Ginnie Mae Servicers..................   55
GPM Fund..............................   77
GPM Loans.............................   44
Grantor Trust.........................  136
Grantor Trust Certificates............  136

DEFINED TERM                            PAGE
------------                            ----
Guarantor Program.....................   58
Guaranty Agreement....................   55
hazardous substances..................  121
Home Equity Loans.....................   45
Housing Act...........................   56
HUD...................................   53
Index.................................   47
Insurance Policies....................   54
Insured Loss..........................   99
Interest Only Securities..............   37
Interest Rate.........................   38
Interest Weighted Securities..........   37
IRS...................................  134
ISDA..................................   98
L/C Bank..............................   88
L/C Percentage........................   88
lease.................................  124
Lehman Brothers.......................   65
Lehman Holdings.......................   65
lessee................................  124
Leveraged.............................  159
LIBOR.................................   47
LIBORSWAP.............................   47
Lifetime Mortgage Rate Cap............   46
Liquidation Proceeds..................   74
Loans.................................   43
Loan-to-Value Ratio...................   46
Manufactured Home Loan Schedule.......  101
market discount bond..................  139
Master Servicing Fee..................   72
Maximum Mortgage Rate Adjustment......   46
Minimum Mortgage Rate.................   46
Minimum Principal Distribution
Amount................................   40
Mixed Use Mortgage Loans..............   50
Moody's...............................  157
Mortgage Certificate Schedule.........   99
Mortgage Loan Schedule................  100
Mortgage Loans........................   43
Mortgage Rates........................   44
Mortgaged Property....................   45
MTA...................................   47
Multi-Class Series....................   40
Multifamily Mortgage Loans............   50
Multifamily Properties................   57
National Average Contract Mortgage
Rate..................................   48
National Monthly Median COFI..........   47
NCUA..................................  162
Negatively Amortizing ARMs............   46
No-Bid................................   93
non-pro rata security.................  140
Notes.................................   37
Offered Securities....................   38
OID...................................  137
OID Regulations.......................  136
outside reserve fund..................  136
PAC Method............................  138
PACs..................................   37
Parties in Interest...................  156
Partner Certificates..................  136
PC Pool...............................   58
Percentage Interest...................   39
Planned Amortization Certificates.....   37
Planned Balance.......................   37
Plans.................................  156
PMBS Agreement........................   53
PMBS Issuer...........................   53
PMBS Servicer.........................   53
PMBS Trustee..........................   53
Policy Statement......................  162
Pre-Funding Account...................   60
Pre-Funding Arrangement...............   60
Primary Assets........................   43
Prime Rate............................   47
Principal Distribution Amount.........   40
Principal Only Securities.............   37
Principal Weighted Securities.........   37
Private Mortgage-Backed Securities....   43
PTCE..................................  158
PTE...................................  157
QPAM..................................  159
Qualified Insurer.....................   80
Qualified Stated Interest.............  137
Qualifying Substitute Mortgage Loan...  102
Rating Agency.........................   40
RCRA..................................  121
REIT..................................  134
REMIC regular certificate.............  135
REMIC residual certificate............  135
REMICs................................  135
REO Property..........................  111
Residual Owner........................  135
Retained Interest.....................   42
Reverse Mortgage Loans................   44
Revolving Account.....................   60
Revolving Period Arrangement..........   60
Revolving Primary Assets..............   61
S&P...................................  157
SBJPA of 1996.........................  154
Scheduled Balance.....................   37
Scheduled Payment.....................   44
Scheduled Principal...................   58
Scheduled Securities..................   37
Securities............................   37
Securities Act........................  164
Securities Administration Account.....  109
Security Owner........................  134
Seller................................  100
Senior Securities.....................   40

DEFINED TERM                            PAGE
------------                            ----
Servicemembers Civil Relief Act.......  118
Servicing Account.....................   75
Servicing Agreements..................   72
Servicing Fee.........................   73
SIBOR.................................   47
Single Family Property................   57
SMMEA.................................  161
SPA...................................  131
Sponsor...............................   65
Standard Certificates.................  149
Stapled Securities....................  134
Stripped Bond Rules...................  149
Stripped Certificates.................  149
Subordinate Securities................   37
Subordinated Amount...................   86
Subordination Reserve Fund............   86
Subsequent Primary Assets.............   60
Subservicers..........................   72
Subsidy Fund..........................   77
super-premium class...................  137
Swap..................................  158
Swap Agreement........................  158
TACs..................................   37
Targeted Amortization Certificates....   37
Targeted Balance......................   37
T-Bill................................   47
Tiered REMICs.........................  154
Title V...............................  123
Title VIII............................  126
U.S. Person...........................  134
UCC...................................  117
Underwriters..........................  163
VA....................................   56
VA Loans..............................   56
withholding agent.....................  142

                                    ANNEX A

                             BOOK-ENTRY PROCEDURES

    GENERAL

    If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ('Participants') of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

    THE CLEARING EXCHANGES

    The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

    Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, 'CSSF.' Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

    Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative Corporation'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

    The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

    Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the 'Relevant Depositary' and collectively, the 'European Depositaries'). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

    DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

    BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

    Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only 'securityholder' of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be 'Certificateholders' or 'Noteholders' as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

    The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

    Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

    Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see 'Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons,'
' -- REMIC Residual Certificates -- Foreign Persons,' ' -- Grantor Trust Certificates -- Foreign Persons' and ' -- Partner Certificates -- Foreign Persons' in the prospectus and, if the Book-Entry Securities are globally offered ('Global Securities'), see 'Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements' in Annex B to the prospectus.

    Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

    Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt
Instruments -- Foreign Persons,' ' -- REMIC

Residual Certificates -- Administrative Provisions,' ' -- Grantor Trust Certificates -- Trust Reporting' and ' -- Partner Certificates -- Information Reporting' in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

    Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

    Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

    None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

    DEFINITIVE SECURITIES

    Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                                    ANNEX B

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

    Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

    Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

    A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

    TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

    I. the Trustee or the U.S. withholding agent receives a statement --

        (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that --

           (i) is signed by the certificateholder under penalties of perjury,

           (ii) certifies that such owner is not a United States person, and

           (iii) provides the name and address of the certificateholder, or

        (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that --

           (i) is signed under penalties of perjury by an authorized representative of the financial institution,

           (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

           (iii) provides the name and address of the certificateholder, and

           (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

    II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

    III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

    IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.

Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

    A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

    In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

    I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

    II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

    III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

    This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

    The term 'United States' person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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                                  $577,470,000
                                 (Approximate)


                    STRUCTURED ASSET SECURITIES CORPORATION


                      Mortgage Pass-Through Certificates,
                                 Series 2006-S2


                           [Aurora Loan Services LOGO]


                            Aurora Loan Services LLC
                                Master Servicer


                         Lehman Brothers Holdings Inc.
                               Sponsor and Seller


                    Structured Asset Securities Corporation
                                   Depositor


                    Structured Asset Securities Corporation
                          Mortgage Loan Trust 2006-S2
                                 Issuing Entity


                           ---------------------------
                             PROSPECTUS SUPPLEMENT
                                  May 24, 2006
                           ---------------------------

                                Lehman Brothers



                          STATEMENT OF DIFFERENCES

The section symbol shall be expressed as............................   'SS'
The less-than-or-equal-to sign shall be expressed as................     <=
The Euro sign shall be expressed as.................................    'E'